UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PROTEXT MOBILITY, INC.

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

1381
(Primary Standard Industrial Classification Code Number)

11-3621755
(I.R.S. Employer Identification No.)

6800 Jericho Turnpike – Suite 208E
Syosset, NY 11791
(516) 802-0223
(Address and telephone number of principal executive offices)

6800 Jericho Turnpike – Suite 208E
Syosset, NY 11791
 (Address of principal place of business or intended principal place of business)

Copy to:

Hank Gracin, Esq.
Leslie Marlow, Esq.
Gracin & Marlow, LLP
The Chrysler Building
405 Lexington Avenue, 26th Floor
New York, New York 10174
(212) 907-6457
(Name, address and telephone number of agent for service)

Approximate Date of Proposed Sale to the Public: From time to time after the date this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 424, check the following box. ☐

 Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (1)	Amount of registration fee (3)
Common Stock, $.0001 par value per share	35,000,000	$.03	$$1,050,000	$121.90

(1) In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2) Estimated in accordance with Rule 457(c) of the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee based on the recent sales of unregistered securities on October 20, 2011.

(3) Calculated under Section 6(b) of the Securities Act of 1933 as .00011610 of the aggregate offering price.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED OCTOBER 21, 2011

PRELIMINARY PROSPECTUS

PROTEXT MOBILITY, INC.

35,000,000 Shares of Common Stock

This prospectus relates to the offer and resale of up to 35,000,000 shares of our common stock, par value $0.0001 per share, by the selling stockholder, Eclipse Advisors, LLC (“Eclipse”).  Of such shares, 32,298,993 represent shares that Eclipse has agreed to purchase if put to it by us pursuant to the terms of the Equity Credit Agreement we entered into with Eclipse on August 24, 2011, subject to volume limitations and other limitations in the Equity Credit Agreement.  Pursuant to the terms of the Equity Credit Agreement we agreed to pay Eclipse a commitment fee of $100,000, of which: (i) on the execution date of the Equity Credit Agreement, we issued 1,034,340 shares of common stock, having a value equal to $50,000 based upon a deemed valuation equal to the average closing bid prices of our common stock on the 5 trading days preceding such execution; and (ii) on the date of the filing with the Securities and Exchange Commission of the registration statement of which this prospectus forms a part, we will issue a number of shares of common stock having a value equal to $50,000 based upon a deemed valuation equal to the average closing bid prices of our stock on the 5 trading days preceding such filing.  Subject to the terms and conditions of the Equity Credit Agreement, which we refer to in this prospectus as the “Equity Credit Agreement,” we have the right to “put,” or sell, up to $7,500,000 worth of shares of our common stock to Eclipse.  This arrangement is sometimes referred to as an “Equity Line.”

For more information on the selling stockholder, please see the section of this prospectus entitled “Selling Security Holder” beginning on page 41.

We will not receive any proceeds from the resale of these shares of common stock offered by Eclipse.  We will, however, receive proceeds from the sale of shares directly to Eclipse pursuant to the Equity Line.  When we put an amount of shares to Eclipse, the per share purchase price that Eclipse will pay to us in respect of such put will be determined in accordance with a formula set forth in the Equity Credit Agreement.  There will be no underwriter’s discounts or commissions so we will receive all of the proceeds of our sale to Eclipse.  The purchase price to be paid by Eclipse will be 93% of the market price of our common stock on the date the purchase price is calculated.  We will be entitled to put to Eclipse on each put date such number of shares of common stock as equals the lesser of: (i) $250,000; or (ii) 375% of the average of the product of: (a) the closing bid price; and (b) the volume of the principal trading exchange for our common stock for the 15 trading days preceding the put date;  provided that the number of shares to be purchased by Eclipse shall not exceed the number of such shares that, when added to the number of shares of our common stock then beneficially owned by Eclipse, would exceed 4.99% of the number of shares of our common stock outstanding.

Eclipse will sell any shares offered under this prospectus at prevailing market prices or privately negotiated prices.  Eclipse is an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), in connection with the resale of our common stock under the Equity Line.  For more information, please see the section of this prospectus titled “Plan of Distribution” beginning on page 16.

Our common stock became eligible for trading on the OTC Bulletin Board on August 14, 2003.  Our common stock is quoted on the OTC Bulletin Board under the symbol “TXTM”. The closing price of our stock on October 20, 2011 was $.03.

You should understand the risks associated with investing in our common stock. Before making an investment, read the “Risk Factors,” which begin on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October __, 2011.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. This prospectus may be used only where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of securities.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus; it does not contain all of the information you should consider before investing in our common stock. You should read the entire prospectus before making an investment decision.

Throughout this prospectus, the terms the “Company,” “Protext Mobility,”“we,” “us,” “our,” and “our company” refer to ProText Mobility, Inc., a Delaware corporation.

Company Overview

ProText Mobility Inc. (formerly known as EchoMetrix Inc. and SearchHelp, Inc.) was incorporated in the State of Delaware on September 5, 2001 and completed its initial public offering on July 23, 2003. During the fiscal year ended December 31, 2008, the Company acquired 100% of the stock of EchoMetrix, Inc., a wholly owned subsidiary, and in May of 2009 the Company filed a Certificate of Ownership and Merger with the Secretary of State of Delaware pursuant to which EchoMetrix, Inc. was merged into the Company, and the Company's corporate name was changed from SearchHelp, Inc. to EchoMetrix, Inc.  In December of 2010, the Company formed a new subsidiary, ProText Mobility, Inc., and filed a Certificate of Ownership and Merger with the Secretary of State of Delaware pursuant to which ProText Mobility, Inc. was merged into the Company, and the Company’s name changed from EchoMetrix, Inc. to ProText Mobility, Inc.

Our Business

Protext Mobility develops, markets and sells software products and solutions for the internet and mobile communications markets aimed at protecting children from danger on the internet and in mobile communication. The Company has expanded its business plan from developing software solely for personal computers (“PCs”) to developing software for products designed for the mobile industry. We offer three products, one for PCs and two for mobile communications devices.  Although we continue to derive substantially all of our revenue from our first PC-based technology, namely FamilySafe Parental Controls, we anticipate deriving a substantial portion of our future revenues from products designed for the mobile industry. Our lead mobile product, SafeText, is a service for mobile devices that provides parents a tool to help manage their children’s mobile communication activities.

We have generated minimal revenue from operations, have negative working capital and have experienced operating losses over the past two years resulting in an accumulated deficit of approximating $44,916,911, a stockholders’ deficit of approximately $1,551,768 and a working capital deficiency of $1,504,196 for the six months ended June 30, 2011.  For the six months ended June 30, 2011, we generated revenue of $12,691 and incurred net losses of   approximately $1,955,885.  We generated revenue of approximately $30,853 and $31,428 for the years ended December 31, 2010 and 2009, respectively, and incurred net losses of approximately $5,679,000 and $4,481,000 for the years ended December 31, 2010 and 2009, respectively.

We have not made all of the required payments under several notes that matured during 2007 and 2008 in the aggregate principal amount of $114,034.   In addition, we have not made required payments under seven notes that matured between February 2011 and September 2011 in the aggregate principal amount of $225,000.  Two notes in the aggregate principal amount of $470,125 are due in November 2011 and four notes in the aggregate principal amount of $51,000 are due in December 2011. Should the holders of any of these notes demand payment and we are unable to renegotiate the terms of the notes or raise funds at the time of any such demand to repay amounts owed, the note holders could declare the notes in default and take legal action against us.  Our ability to continue to operate is dependent upon our ability to raise additional funds to repay the notes secured by our assets and/or secure forbearance agreements from these lenders.

The opinion of our independent auditors for the fiscal years ended December 31, 2010 and December 31, 2009 is qualified subject to substantial doubt as to our ability as a going concern. If we are in fact unable to continue as a going concern, you may lose your entire investment.

Our principal executive offices are located at 6800 Jericho Turnpike, Suite 208E, Syosset, New York 11791 and our telephone number is (516) 802-0223.

The Offering

Common stock that may be offered by selling stockholder	35,000,000 shares

Common stock currently outstanding	169,514,906 shares

Total proceeds raised by offering
We will not receive any proceeds from the resale or other disposition of the shares covered by this prospectus by the selling shareholder. We will receive proceeds from the sale of shares to Eclipse. Eclipse has committed to purchase up to $7,500,000 worth of shares of our common stock over a period of time terminating on the earlier of: (i) 24 months from the effective date of the registration statement filed in connection with the Equity Credit Agreement; or (ii) the date on which Eclipse has purchased shares of our common stock pursuant to the Equity Credit Agreement (the “Equity Line”) for an aggregate maximum purchase price of $7,500,000.  The purchase price to be paid by Eclipse will be 93% of the market price of our common stock on the date the purchase price is calculated.  The Company will be entitled to put to Eclipse on each put date such number of shares of common stock as equals the lesser of: (i) $250,000; or (ii) 375% of the average of the product of: (a) the closing bid price; and (b) the volume of the principal trading exchange for our common stock for the 15 trading days preceding the put date;  provided that the number of shares to be purchased by Eclipse may not exceed the number of shares that, when added to the number of shares of our common stock then beneficially owned by Eclipse, would exceed 4.99% of our shares of common stock outstanding.

Risk Factors	There are significant risks involved in investing in our company. For a discussion of risk factors you should consider before buying our common stock, see “Risk Factors” beginning on page 3.

RISK FACTORS

Investing in our common stock involves a high degree of risk, and you should be able to bear the complete loss of your investment. You should carefully consider the risks described below, the other information in this prospectus when evaluating our company and our business. If any of the following risks actually occur, our business could be harmed. In such case, the trading price of our common stock could decline and investors could lose all or a part of the money paid to buy our common stock.

RISKS RELATED TO OUR BUSINESS

If we continue our history of losses, we may be unable to continue our operations.

We cannot be certain whether we will ever make a profit, or, if we do, that we will be able to continue making a profit or earn a significant amount of revenues.  If we continue to lose money, our stock price could decline or we may be forced to discontinue our operations, either of which may result in you losing a portion or all of your investment.  For the six months ended June 30, 2011, we generated revenue of $12,691 and incurred net losses of approximately $1,955,885.  We generated revenue of approximately $30,853 and $31,428 for the years ended December 31, 2010 and 2009, respectively, and incurred net losses of approximately $5,679,000 and $4,481,000 for the years ended December 31, 2010 and 2009, respectively. At June 30, 2011 we had an accumulated deficit of approximating $44,916,911, a stockholders’ deficit of approximately $1,551,768 and a working capital deficiency of $1,504,196.   At December 31, 2010, we had an accumulated deficit of approximately $42,727,234, a stockholders’ deficit of approximately $1,786,000 and a working capital deficiency of approximately $1,916,000.

We may not be able to continue our business as a going concern.

If we are unable to continue as a going concern, you may lose your entire investment.  The report of our independent auditors for the fiscal years ended December 31, 2010 and December 31, 2009 is qualified subject to substantial doubt as to our ability as a going concern. As discussed in Note 1 to our financial statements for the fiscal year December 31, 2010, we have experienced operating losses over the past two years resulting in an accumulated deficit. Our independent auditors believe, based on our financial results as of December 31, 2010, that such results raised substantial doubts about our ability to continue as a going concern. If we are unable to continue as a going concern, you may lose your entire investment.

If we are unable to secure additional financing, our business may fail or our operating results and our stock price may be materially adversely affected.

If we are not able to raise enough funds through the Equity Line or other sources, we may not be able to successfully develop and market our products and our business may fail. The Company's cash on hand at June 30, 2011 totaled approximately $2,397 and at December 31, 2010 totaled approximately $60,000. To date, the Company received proceeds from sale of the Company’s Series B Preferred Stock totaling $4,650,000, proceeds from the sale of the Company’s Series A Preferred Stock totaling $2,050,000, proceeds from the sale of common stock and exercise of warrants and options in the aggregate of approximately $5,500,000, and approximately $7,900,000 from the issuance of debt. However, we have generated minimal revenue from operations. We do not have any commitments for financing other than the Equity Line, and we will need additional financing to meet our obligations and to continue our business. Although we plan to raise funds through the Equity Line, due to the conditions of the Equity Line we cannot guarantee that we will be able to raise money through the use of the Equity Line or that we will be able to utilize the full Equity Line.

As we raise additional capital, shareholders' percentage ownership interest will likely be reduced.

The raising of additional financing would in all likelihood result in dilution or reduction in the value of our securities. Our ability to operate is dependent upon obtaining sufficient capital. In September of 2009, we entered into a Stock Purchase Agreement for sales of our Series B Preferred Stock and to date we have issued 511,551 shares of preferred stock.  Each share of preferred stock converts to 100 shares of common stock at the option of the holder.  Preferred stock has a priority to the common stock, and will reduce common shareholders' percentage of ownership. In addition, we have also issued warrants which are exercisable for shares of common stock.  Upon conversion of the preferred stock and exercise of the warrants, common shareholders' ownership interest will be further reduced. If we issue additional stock in accordance with the Amended Stock Purchase Agreement, common shareholders' ownership interest will be further reduced. We have recently raised money from the sale of convertible notes that contain a conversion feature with a discount to market.  Such a discount will have a dilutive effect on our current shareholders as well.

We are a development stage company with a limited operating history, making it difficult for you to evaluate our business and your investment.

We are in the development stage and our operations and the development of our products are subject to all of the risks inherent in the establishment of a new business enterprise, including but not limited to:

•	the absence of an operating history;
•	the lack of commercialized products;
•	insufficient capital;
•	expected substantial and continual losses for the foreseeable future;
•	limited experience in dealing with regulatory issues;
•	an expected reliance on third parties for the development and commercialization of our proposed products;
•	a competitive environment characterized by numerous, well-established and well capitalized competitors; and
•	reliance on key personnel.

Because we are subject to these risks, you may have a difficult time evaluating our business and your investment in our company.

We are currently in default under several of our notes.

We have not made all of the required payments under several notes that matured during 2007 and 2008 in the aggregate principal amount of $114,034.  In addition, we have not made required payments under seven notes that matured between February 2011 and September 2011 in the aggregate principal amount of $225,000.  Two notes in the aggregate principal amount of $470,125 are due in November 2011 and four notes in the aggregate principal amount of $51,000 are due in December 2011. Should the holders of any of these notes demand payment and we are unable to renegotiate the terms of the note or raise funds at the time of any such demand to repay amounts owed, the note holders could declare the notes in default and take legal action against us.  Our ability to continue to operate is dependent upon our ability to raise additional funds to repay the notes secured by our assets and/or negotiate forbearance agreements.

We have several notes that are due in 2011 and we will need additional capital to repay these loans when due and may not be able to obtain it.

As of September 30, 2011 we had notes in the aggregate principal amount of $977,659 outstanding, of which two notes in the principal amount of $470,125 are due in November 2011 and four notes in the principal amount of $51,000 are due in December 2011.  To date, none of these notes have been repaid and we have loans in the aggregate principal amount of $379,034 now in default and we do not have the funds to repay any of these loans.  We will need to raise additional funds in order to repay these loans.   In addition we will need to raise additional funds to support further expansion, meet competitive pressures, and respond to unanticipated requirements. We cannot assure you that additional financing will be available to us as needed or on terms favorable to us. We currently do not have any commitments for additional funding other than the Equity Line, which is dependent upon stock sales volume and our stock price over which we have no control.

If we do not have sufficient funds to pay our secured notes when they become due, the note holders have the right to foreclose upon our assets, which could force us to suspend all operations.

Our secured convertible notes in the aggregate principal amount of $150,000 were not paid upon their maturity in June 2011 and August 2011 and the holders could declare the notes in default and take action to seize our assets, which would force us to suspend all operations. We currently have senior convertible notes in the principal amount of $175,000 outstanding which are secured by our assets and intellectual property, all of which are past due. We currently do not have the funds necessary to pay the accrued interest or the principal amount outstanding. There can be no assurance note holders will forbear on exercising their rights against us.

Certain of our notes contain features that could have a dilutive effect to our investors.

If the price that we issue any shares of our stock in a put is lower than the conversion price of our three notes in the principal amounts of $40,000, $42,500 and $35,000, respectively, these lenders will be entitled to reduce the price at which they convert their notes to shares of our common stock and therefore will be entitled to receive more shares than anticipated. On each of May 31, 2011, July 27, 2011 and September 22, 2011, we entered into a Securities Purchase Agreement with an accredited investor for the sale of a convertible promissory note in the principal amount of $40,000, $42,500 and $35,500, respectively (the “Notes”). Each Note is convertible into shares of our common stock beginning 180 days from the date of the Note at a conversion price of 60% of the average of the lowest three trading prices of our common stock during the 10 trading days on the OTC Bulletin Board (the “OTC-BB”) preceeding the conversion date. However, a reduction in the conversion price as set forth above will result in us issuing a greater number of shares of common stock than anticipated, which will have the effect of diluting the shares of common stock of our investors.

The holder of our Series B Preferred Stock controls the right to vote our common stock as well as our right to effectuate certain actions.

The holder of our Series B Preferred Stock has the right to control the vote of 51% of our outstanding common stock with regard to an increase in our authorized shares and has the right to 51,155,100 votes based on their ownership of the Series B Preferred Stock.  As a result, the holder of our Series B Preferred Stock may be able to effectively control the management and affairs and all matters requiring stockholder approval, including the election of directors and approval of significant corporate actions. In addition, we are required to obtain the approval of holders of 66% of the Series B Preferred Stock with respect to certain actions, including an increase or decrease in the board size or any committee, an amendment to or waiver of provisions of our organizational documents, the sale of any equity or debt security other than certain exempted transaction, declaration or payment of a dividend, redemption of stock, sale of a substantial portion of our debt or equity or the engagement in a transaction with an affiliate, officer or director. This concentration of control may delay or prevent a change of control and may adversely affect the market value of our common stock.

We will need to increase our number of shares of authorized common stock prior to initiating puts for a substantial number of shares of common stock.

We currently are authorized to issue 400,000,000 shares of common stock and have 169,514,906 shares of common stock outstanding and have reserved an additional 213,610,751 shares of common stock for issuance upon exercise of convertible securities that are currently outstanding.  Based upon our current market price, the remaining 16,874,343 shares will not be enough to allow us to raise substantial funds under the Equity Line and therefore we will need to increase our authorized stock in order to raise a substantial amount of funding under the Equity Line.  There can be no assurance that we will be able to obtain the necessary shareholder approval for such an increase.

We have no independent audit committee nor do we have an audit committee financial expert at this time. Our full board of directors functions as our audit committee. This may hinder our board of directors’ effectiveness in fulfilling the functions of the audit committee.

Currently, we have no independent audit committee nor do we have an audit committee financial expert at this time. Our full board of directors functions as our audit committee and is comprised of four directors, two of whom are not considered to be "independent" in accordance with the requirements of Rule 10A-3 under the Exchange Act. An independent audit committee plays a crucial role in the corporate governance process, assessing our company's processes relating to our risks and control environment, overseeing financial reporting, and evaluating internal and independent audit processes. The lack of an independent audit committee may prevent the board of directors from being independent from management in its judgments and decisions and its ability to pursue the committee's responsibilities without undue influence. We may have difficulty attracting and retaining directors with the requisite qualifications. If we are unable to attract and retain qualified, independent directors, the management of our business could be compromised. In addition, the director on our board of directors is not considered to be a “financial expert” in that he does not have the education or experience of being a chief financial officer.

Our inability to retain and attract key personnel could seriously harm our business and adversely affect our ability to develop our products.

We believe that our future success will depend on the abilities and continued service of our senior management and executive officers, particularly Peter Charles, our Interim Chief Executive Officer, and those persons involved in the research and development of our products. If we are unable to attract additional qualified employees, researchers and consultants, we may be unable to successfully finalize and market our products and other future products being developed.

Our software technology and strategy may not be successful.

Our success will depend almost entirely upon the acceptance of our products and services by parents with children under the age of 17, elementary and middle schools, media companies and households. Market acceptance will depend upon several factors, particularly the determination by parents that they need and want to monitor and protect their children while on the Internet and mobile devices. A number of factors may inhibit acceptance, including the existence of competing products, our inability to convince families that they need to pay for the products and services that we will offer, or failure by households and service companies to use our products. If our products are not accepted by the ultimate end user, we may have to curtail our business operations, which could have a material negative effect on operating results and most likely result in a lower stock price.

The commercialization of our new technology and strategy may not be successful.

Our success will depend upon the acceptance of our products and services by consumers and companies within the computer and mobile industry. Market acceptance will depend upon several factors, particularly the determination by consumers and companies that they need and want a premium service for their computer or mobile devices that provide parents a solution to help manage their children’s communications activities. A number of factors may inhibit acceptance, including our inability to convince consumers and businesses that they need to pay for the products and services that we will offer. If our products are not accepted by the market, we may have to curtail our business operations, which could have a material negative effect on operating results and most likely result in a lower stock price.

We may not be able to compete successfully against current and future competitors.

We will compete, in our current and proposed businesses, with other companies, some of which have far greater marketing and financial resources and experience than we do. We cannot guarantee that we will be able to penetrate our primary market and be able to compete at a profit. In addition to established competitors, there is ease of market entry for other companies that choose to compete with us. Effective competition could result in price reductions, reduced margins or have other negative implications, any of which could adversely affect our business and chances for success. Competition is likely to increase significantly as new companies enter the market and current competitors expand their services. Many of these potential competitors are likely to enjoy substantial competitive advantages, including larger technical staffs, greater name recognition, larger customer bases and substantially greater financial, marketing, technical and other resources. To be competitive, we must respond promptly and effectively to the challenges of technological change, evolving standards and competitors’ innovations by continuing to enhance our services and sales and marketing channels. Any pricing pressures, reduced margins or loss of market share resulting from increased competition, or our failure to compete effectively, could seriously damage our business and chances for success.

We may not be able to manage our growth effectively.

We must continually implement and improve our products and/or services, operations, operating procedures and quality controls on a timely basis, as well as expand, train, motivate and manage our work force in order to accommodate anticipated growth and compete effectively in our market segment. Successful implementation of our strategy also requires that we establish and manage a competent, dedicated work force and employ additional key employees in corporate management, product design, client service and sales. We can give no assurance that our personnel, systems, procedures and controls will be adequate to support our existing and future operations. If we fail to implement and improve these operations, there could be a material, adverse effect on our business, operating results and financial condition.

If we do not continually update our products, they may become obsolete and we may not be able to compete with other companies.

Mobile technology, software applications and related infrastructure are rapidly evolving. Our ability to compete depends on the continuing development of our technologies and products. We cannot assure you that we will be able to keep pace with technological advances or that our products will not become obsolete. We cannot assure you that competitors will not develop related or similar products and bring them to market before we do, or do so more successfully, or that they will not develop technologies and products more effective than any that we have developed or are developing. If that happens, our business, prospects, results of operations and financial condition will be materially adversely affected.

Our business also depends on providing applications that wireless subscribers want to buy. We must continue to invest significant resources in research and development to enhance our offering of wireless applications and introduce new applications. Our operating results would suffer if our applications are not responsive to the preferences of our customers or are not effectively brought to market.

The planned timing or introduction of new applications is subject to risks and uncertainties. Unexpected technical, operational, deployment, distribution or other problems could delay or prevent the introduction of new applications, which could result in a loss of, or delay in, revenues or damage to our reputation and brand. If any of our applications is introduced with defects, errors or failures, we could experience decreased sales, loss of customers and damage to our reputation and brand. In addition, new applications may not achieve sufficient market acceptance to offset the costs of development. Our success depends, in part, on unpredictable and volatile factors beyond our control, including customer preferences and competing applications. A shift in mobile phone usage or the interest in parental control products could cause a decline in our applications' popularity that could materially reduce our revenues and harm our business.

We must make product development decisions and commit significant resources well in advance of the anticipated introduction of a new mobile phone model. New mobile phone models for which we are developing applications may be delayed, may not be commercially successful, may have a shorter life cycle than anticipated or may not be adequately promoted by wireless carriers or the mobile phone manufacturer. If the mobile phone models for which we are developing applications are not released when expected or do not achieve broad market penetration, our potential revenues will be limited and our business will suffer.

Wireless carriers generally control the price charged for our applications either by approving the price of our applications or by establishing the price charged to their wireless subscribers. The carriers' control over the pricing of our applications could adversely affect market acceptance of our applications and our revenues.

We must obtain approval from our wireless carriers for the pricing of the applications that we propose to offer to their subscribers. These approvals may not be granted in a timely manner or at all. Some of our carrier agreements may also restrict our ability to change prices. In addition, our carriers generally have the ability to set the price charged to their wireless subscribers. Failure to obtain, or a delay in obtaining, these approvals, or the price the carriers charge for our applications could adversely affect market acceptance of our applications.

If we are unsuccessful in establishing and increasing awareness of our brand and recognition of our applications, or if we incur excessive expenses promoting and maintaining our brand, our business could be harmed.

We believe that establishing and maintaining our brand is critical to retaining and expanding our customer base. Promotion of our brand will depend on our success in providing high-quality wireless applications. However, such success will depend, in part, on the services and efforts of third parties, over which we have little or no control. For instance, if our wireless carriers fail to provide quality service, our customers' ability to access our applications may be interrupted, which may adversely affect our brand. If our customers and carriers do not perceive our existing products and services as high quality, or if we introduce new applications that are not favorably received by our customers and carriers, then we may be unsuccessful in building brand recognition and brand loyalty in the marketplace. In addition, globalizing and extending our brand may be costly. It will also involve extensive management time to execute successfully. Further, the markets in which we operate are highly competitive and many of our competitors, such as NetNanny and S-Mobile, already have substantially more brand recognition than we do. If we fail to successfully increase brand awareness and consumer recognition of our applications, our potential revenues could be limited, our costs could increase and our business could suffer.

Credit market volatility and illiquidity may affect our ability to raise capital to finance our operations, planned expansion and growth.

The credit markets have experienced extreme volatility in recent years, and worldwide credit markets have remained unstable despite injections of capital by the federal government and foreign governments. Banks and other lenders, such as equipment leasing companies, have significantly increased credit requirements and reduced the amounts available to borrowers. Companies with low credit ratings may not have access to the debt markets until the liquidity improves, if at all. If we do not meet the conditions necessary for use of the Equity Line, we will be forced to seek other funding.  If current credit market conditions do not improve, we may not be able to access debt or leasing markets to finance our expansion plans.

We may not be able to successfully recruit and retain skilled employees, particularly scientific, technical and management professionals.

We believe that our future success will depend in large part on our ability to attract and retain highly skilled technical, managerial and marketing personnel who are familiar with our technology. Industry demand for such employees, however, exceeds the number of personnel available, and the competition for attracting and retaining these employees is intense. We compete in the market for personnel against numerous companies, including larger, more established competitors who have significantly greater financial resources than we do and may be in a better financial position to offer higher compensation packages to attract and retain human capital. We cannot be certain that we will be successful in attracting and retaining the skilled personnel necessary to operate our business effectively in the future. Because of the highly technical nature of our products, the loss of any significant number of our personnel could have a material adverse effect on our business and operating results.

Our business is concentrated, making our operations sensitive to economic fluctuations.

Because of our limited financial resources, it is unlikely that we will be able to further diversify our operations. Therefore, we will be subject to economic fluctuations within our industry. If our business does not succeed, you could lose all or part of your investment.

If we do not succeed in our expansion strategy, we may not achieve the results we project.

Our business strategy is designed to expand the sales of our products and services. Our ability to implement our plan will depend primarily on the ability to attract customers and the availability of qualified and cost-effective sales personnel. There are no firm agreements for employment of additional marketing personnel, and we can give you no assurance that any of our expansion plans will be successful or that we will be able to establish additional favorable relationships for the marketing and sales of our products and services. We also cannot be certain when, if ever, we will be able to hire the appropriate marketing personnel and to establish additional merchandising relationships.

Our officers and directors have limited liability against lawsuits.

ProText Mobility is a Delaware corporation. Delaware law permits the indemnification of officers and directors against expenses incurred in successfully defending against a claim. Delaware law also authorizes Delaware corporations to indemnify their officers and directors against expenses and liabilities incurred because of their being or having been an officer or director. Our organizational documents provide for this indemnification to the fullest extent permitted by law.

Our company is a party to various litigations.

We have been engaged in various litigations (See “Legal Proceedings” below).  A negative outcome in these actions could adversely affect our business.  We could be subject to future litigations that could materially affect our ability to operate our business, which would negatively impact our results of operations and financial condition.

RISKS RELATED TO OUR SECURITIES

Issuance of preferred stock could hurt holders of common stock.

Our board of directors is authorized by our charter to create and issue preferred stock. The rights of holders of preferred stock take precedence over the rights of holders of common stock. Between February 2007 and December 31, 2007, we authorized a class of 1,526,718 Series A 7% of cumulative preferred stock and 28,968 Series A shares remain outstanding as of the date hereof.  Our board of directors authorized a class of Series “B” preferred stock, with 1,000,000 shares designated, and since that date, we have sold 511,551 shares.  We may issue additional shares of Series A or Series B stock in addition to other preferred stock. As future tranches of capital are received by the Company, additional preferred stock may be issued. The rights of future preferred stockholders could delay, defer or prevent a change of control, even if the holders of common stock are in favor of that change of control, as well as enjoy preferential treatment on matters like distributions, liquidation preferences and voting.

Our stock price has been volatile.

Our stock price fluctuated between $0.04 and $0.16 for the nine months ended September 30, 2011, $0.05 and $0.23 for the year ended December 31, 2010 and between $0.05 and $0.28 for the year ended December 31, 2009. The price of our shares may fluctuate significantly despite the absence of any apparent reason. In addition, our stock is thinly traded, leading to even greater volatility. You should expect this volatility to continue. The price of our common stock may be subject to considerable fluctuations as a result of various factors, including but not limited to:

•	Technological innovations or commercialization of new products by our competitors;
•	The release of research reports by securities analysts;
•	Disputes concerning patents or proprietary rights;
•	Financial results of other firms, particularly those in our industry; and
•	Economic and other external factors.

A limited trading market currently exists for our securities and we cannot assure you that an active market will ever develop, or if developed, will be sustained.

There is currently a limited trading market for our securities on the OTC-BB. We cannot assure you when and if an active-trading market in our shares will be established, or whether any such market will be sustained or sufficiently liquid to enable holders of shares of our common stock to liquidate their investment in our company.  If an active public market should develop in the future, the sale of unregistered and restricted securities by current shareholders may have a substantial impact on any such market.

Accordingly, an investment in our securities should only be considered by those investors who do not require liquidity and can afford to suffer a total loss of their investment. An investor should consider consulting with professional advisers before making such an investment.

There will be a significant number of shares of common stock eligible for future sale and this may hurt the market price of the shares.

The market price of our shares could decline as a result of sales, or the perception that sales could occur, of a large number of shares available in the public market. Such sales also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. At September 30, 2011, we had a total of approximately 169,514,906 shares of common stock outstanding, but there were also approximately 213,610,751 shares that could be acquired upon the conversion or exercise of outstanding preferred stock, notes, options and warrants. Upon the conversion or exercise of these securities, holders of our common stock will see their interest as a percentage of the total number of our common stock diluted.

We have never paid any cash dividends.

We have never paid any cash dividends on our shares of common stock and there are presently no plans being considered that would result in the payment of cash dividends.

FINRA sales practice requirements may also limit a stockholder's ability to buy and sell our stock.

 In addition to the “penny stock” rules described below, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Because our common stock is deemed a low-priced “penny stock,” it will  be cumbersome for brokers and dealers to trade in our common stock, making the market for our common stock less liquid and negatively affect the price of our stock.

We will be subject to certain provisions of the Securities Exchange Act of 1934 (the “Exchange Act”), commonly referred to as the “penny stock” rules as defined in Rule 3a51-1.  A penny stock is generally defined to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. Since our stock is deemed to be a penny stock, trading is subject to additional sales practice requirements of broker-dealers.  These require a broker-dealer to:

▪	Deliver to the customer, and obtain a written receipt for, a disclosure document;

▪	Disclose certain price information about the stock;

▪	Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;

▪	Send monthly statements to customers with market and price information about the penny stock; and

▪	In some circumstances, approve the purchaser’s account under certain standards and deliver written statements to the customer with information specified in the rules.

Consequently, penny stock rules may restrict the ability or willingness of broker-dealers to trade and/or maintain a market in our common stock.  Also, prospective investors may not want to get involved with the additional administrative requirements, which may have a material adverse effect on the trading of our shares.

Risks Related to Intellectual Property

 We may be involved in lawsuits to protect or enforce our patents, which could be expensive and time consuming.

Competitors or others may infringe our future patents. To counter infringement or unauthorized use, we may be required to file patent infringement claims, which can be expensive and time-consuming. In addition, in an infringement proceeding, a court may decide that a patent of ours is not valid or is unenforceable, or may refuse to stop the other party from using the technology at issue on the grounds that our patents do not cover that technology. An adverse determination of any litigation or defense proceedings could put one or more of our patents at risk of being invalidated or interpreted narrowly and could put our patent applications at risk of not issuing.

Interference proceedings brought by the United States Patent and Trademark Office may be necessary to determine the priority of inventions with respect to our patent applications. Litigation or interference proceedings may fail and, even if successful, may result in substantial costs and be a distraction to our management. We may not be able to prevent misappropriation of our proprietary rights, particularly in countries where the laws may not protect such rights as fully as in the United States.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure. In addition, during the course of this litigation, there could be public announcements of the results of hearings, motions or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of our common stock.

We may not prevail in any litigation or interference proceeding in which we are involved. Even if we do prevail, these proceedings can be expensive and distract our management.

Our patent applications may not result in issued patents, which may have a material adverse effect on our ability to prevent others from commercially exploiting products similar to ours.

Patent applications in the United States are maintained in secrecy until the patents are published or are issued. Since publication of discoveries in the scientific or patent literature tends to lag behind actual discoveries by several months, we cannot be certain that we are the first creator of inventions covered by pending patent applications or the first to file patent applications for these inventions. We also cannot be certain that our future patent applications will result in issued patents or that any of our issued patents will afford protection against a competitor. In addition, patent applications filed in foreign countries are subject to laws, rules and procedures that differ from those of the United States, and thus we cannot be certain that foreign patent applications related to issued U.S. patents will be issued. Furthermore, if these patent applications issue, some foreign countries provide significantly less effective patent enforcement than in the United States.

The status of patents involves complex legal and factual questions and the breadth of claims allowed is uncertain. Accordingly, we cannot be certain that the patent applications that we file will result in patents being issued, or that our patents and any patents that may be issued to us in the near future will afford protection against competitors with similar technology. In addition, patents issued to us may be infringed upon or designed around by others and others may obtain patents that we need to license or design around, either of which would increase costs and may adversely affect our operations.

Our patents and other protective measures may not adequately protect our proprietary intellectual property.

We regard our intellectual property as critical to our success. In addition, we generally enter into confidentiality and invention agreements with our employees and consultants. Such patents and agreements and various other measures we take to protect our intellectual property from use by others may not be effective for various reasons, including the following:

•	our patent applications may not be granted for various reasons, including the existence of conflicting patents or defects in our applications;

•	the patents we are granted may be challenged, invalidated or circumvented because of the pre-existence of similar patented or unpatented intellectual property rights or for other reasons;

•	parties to the confidentiality and invention agreements may have such agreements declared unenforceable or, even if the agreements are enforceable, may breach such agreements;

•	the costs associated with enforcing patents, confidentiality and invention agreements or other intellectual property rights may make aggressive enforcement prohibitive;

•	even if we enforce our rights aggressively, injunctions, fines and other penalties may be insufficient to deter violations of our intellectual property rights; and

•
other persons may independently develop proprietary information and techniques that are functionally equivalent or superior to our intellectual proprietary information and techniques but do not breach our patented or unpatented proprietary rights.

We may be unable to adequately prevent disclosure of trade secrets and other proprietary information.

We rely on trade secrets to protect our proprietary technologies, especially where we do not believe patent protection is appropriate or obtainable. However, trade secrets are difficult to protect. We rely in part on confidentiality agreements with our employees, former employees, contractors, consultants, outside scientific collaborators and other advisors to protect our trade secrets and other proprietary information. These agreements may not effectively prevent disclosure of confidential information and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. In addition, others may independently discover our trade secrets or independently develop processes or products that are similar or identical to our trade secrets, and courts outside the United States may be less willing to protect trade secrets. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection could adversely affect our competitive business position.

RISKS RELATING TO THE OFFERING

Future issuances of common shares may be adversely affected by the Equity Line.

The market price of our common stock could decline as a result of issuances and sales by us, including pursuant to the Equity Credit Agreement, or sales by our existing shareholders, of common stock, or the perception that these issuances and sales could occur. Sales by our shareholders might also make it more difficult for us to issue and sell common stock at a time and price that we deem appropriate. It is likely that the sale of shares by Eclipse will depress the market price of our common stock.

Draw downs under the Equity Line may cause dilution to existing shareholders.

Eclipse has committed to purchase up to $7,500,000 worth of shares of our common stock. From time to time during the term of the Equity Line, and at our sole discretion, we may present Eclipse with a put notice requiring Eclipse to purchase shares of our common stock. The purchase price to be paid by Eclipse will be 93% of the market price of our common stock on the date the purchase price is calculated.   The Company will be entitled to put to Eclipse on each put date such number of shares of common stock as equals the lesser of: (i) $250,000; or (ii) 375% of the average of the product of: (a) the closing bid price; and (b) the volume of the principal trading exchange for our common stock for the 15 trading days preceding the put date;  provided that the number of shares to be purchased by Eclipse shall not exceed the number of such shares that, when added to the number of shares of our common stock then beneficially owned by Eclipse would exceed 4.99% of the number of shares of our common stock outstanding.   As a result, our existing shareholders will experience immediate dilution upon the purchase of any of the shares by Eclipse. The issue and sale of the shares under the Equity Credit Agreement may also have an adverse effect on the market price of the common shares. Eclipse may resell some, if not all, of the shares that we issue to it under the Equity Credit Agreement and such sales could cause the market price of the common stock to decline significantly. To the extent of any such decline, any subsequent puts would require us to issue and sell a greater number of shares to Eclipse in exchange for each dollar of the put amount. Under these circumstances, the existing shareholders of our company will experience greater dilution. The effect of this dilution may, in turn, cause the price of our common stock to decrease further, both because of the downward pressure on the stock price that would be caused by a large number of sales of our shares into the public market by Eclipse, and because our existing stockholders may disagree with a decision to sell shares to Eclipse at a time when our stock price is low, and may in response decide to sell additional shares, further decreasing our stock price.  If we draw down amounts under the Equity Line when our share price is decreasing, we will need to issue more shares to raise the same amount of funding.

There is no guarantee that we will satisfy the conditions to the Equity Credit Agreement.

Although the Equity Credit Agreement provides that we can require Eclipse to purchase, at our discretion, up to $7,500,000 worth of shares of our common stock in the aggregate, there can be no assurances that we will be able to satisfy the closing conditions applicable for each put. Further, there are limitations on the number of shares in that each draw down amount is limited to the lesser of: (i) $250,000; or (ii) 375% of the average of the product of: (a) the closing bid price; and (b) the volume of the principal trading exchange for our common stock for the 15 trading days preceding the put date; provided that the number of shares to be purchased by Eclipse shall not exceed the number of such shares that, when added to the number of shares of our common stock then beneficially owned by Eclipse would exceed 4.99% of the number of shares of our common stock outstanding. If we fail to satisfy the applicable closing conditions, we will not be able to sell the put shares to Eclipse.

There is no guarantee that we will be able to fully utilize the Equity Line.

There are limitations on the number of put shares that may be sold in each put. The number of put shares that Eclipse shall be obligated to purchase in a given put shall not exceed a share volume limitation equal to the lesser of: (i) $250,000; or (ii) 375% of the average of the product of: (a) the closing bid price; and (b) the volume of the principal trading exchange for our common stock for the 15 trading days preceding the put date; provided that the number of shares to be purchased by Eclipse shall not exceed the number of such shares that, when added to the number of shares of our common stock then beneficially owned by Eclipse would exceed 4.99% of the number of shares of our common stock outstanding.   Thus, our ability to access the bulk of the funds available under the Equity Line depends in part on Eclipse’s resale of stock purchased from us in prior puts. If with regard to a particular put, the share volume limitation is reached, we will not be able to sell the proposed put shares to Eclipse. Accordingly, the Equity Line may not be available at any given time to satisfy our funding needs.

Sales of put shares under the Equity Credit Agreement could result in the possibility of short sales.

Eclipse may enter into short sales or other similar hedging arrangements it deems appropriate with respect to put shares after it receives a put notice under the Equity Credit Agreement so long as such sales or arrangements do not involve more than the number of put shares specified in the applicable put notice. If the market price of our common stock decreases during the put period it will reduce the amount paid by Eclipse for the put shares. In a short sale, a prospective seller borrows common shares from a shareholder or broker and sells the borrowed common shares. The prospective seller hopes that the common share market price will decline, at which time the seller can purchase common shares at a lower price for delivery back to the lender. The seller profits when the common share market price declines because it is purchasing common shares at a price lower than the sale price of the borrowed common shares. Such sales could place downward pressure on the market price of the common stock by increasing the number of common shares being sold, which could further contribute to any decline of the market price of the common shares.

There is uncertainty as to number of subscription shares and the amount Eclipse will pay for the put shares.

The actual number of shares we will issue in any particular put or in total under the Equity Credit Agreement is uncertain. Subject to certain limitations in the Equity Credit Agreement, we have the discretion to give a put notice at any time throughout the term. The number of shares we must issue after giving a put notice will fluctuate based on the market price of the common shares during the put pricing period. Eclipse will receive more shares if the Market Price of our common stock declines. Since the price per share of each put share will fluctuate based on the market price of our common stock during the put pricing period, the actual amount Eclipse will pay for the put shares included in any particular put will decrease if the market price of our common stock declines.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock by the selling security holder pursuant to this prospectus. All proceeds from the sale of the shares will be for the account of the selling security holder.

We have agreed to bear the expenses relating to the registration of the shares for the selling security holder. We anticipate receiving proceeds from any “puts” tendered to Eclipse under the Equity Line.  Such proceeds from the Equity Line are intended to be used approximately as follows: to fund our research and development, marketing and advertising, distribution efforts, technology development, product line expansion  and enhancement and working capital needs.

DETERMINATION OF OFFERING PRICE

The offering price for the shares sold to Eclipse under the put will equal 93% of the market price of our common stock on the date the purchase price is calculated.  To the extent that the disparity between the offering price and market price of the common stock is material, such disparity was determined by our company to be fair in consideration of Eclipse establishing a line of credit to facilitate our ongoing operations.

Equity Credit Agreement

We entered into the Equity Credit Agreement with Eclipse on August 24, 2011.  Pursuant to the Equity Credit Agreement, Eclipse committed to purchase up to $7,500,000 worth of our common stock, over a period of time terminating on the earlier of: (i) 24 months from the effective date of a registration statement to be filed in connection therewith; or (ii) the date on which Eclipse has purchase shares of our common stock pursuant to the Equity Credit Agreement for an aggregate maximum purchase price of $7,500,000; such commitment is subject to certain conditions, including limitations based on the trading volume of our common stock. The aggregate number of shares issuable by us and purchasable by Eclipse pursuant to the Equity Credit Agreement is $7,500,000 worth of stock, which was determined by our board of directors.

We may draw on the facility from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Equity Credit Agreement. The purchase price to be paid by Eclipse will be 93% of the market price of our common stock on the date the purchase price is calculated.  The maximum amount that we are entitled to put in any one notice is such number of shares of common stock as equals the lesser of: (i) $250,000; and (ii) 375% of the average of the product of: (a) the closing bid price; and (b) the volume on the principal trading exchange for our common stock for the 15 trading days preceding the put date; provided that the number of put shares to be purchased by Eclipse shall not exceed the number of shares that, when added to the number of shares of our common stock then beneficially owned by Eclipse would exceed 4.99% of the number of shares of our common stock outstanding.  The Equity Credit Agreement provides for payment by us of liquidated damages if we do not issue shares of our common stock to Eclipse within five days of the closing date of a put.

There are put restrictions applied on days between the put notice date and the closing date with respect to that particular put.  During such time, we are not entitled to deliver another put notice.

There are circumstances under which we will not be entitled to put shares to Eclipse, including the following:

●
we will not be entitled to put shares to Eclipse unless there is an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), to cover the resale of the shares by Eclipse;

●	we will not be entitled to put shares to Eclipse unless our common stock continues to be quoted on the OTC-BB and has not been suspended from trading;

●
we will not be entitled to put shares to Eclipse  if an injunction shall have been issued and remain in force against us, or action commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or the issuance of the shares to Eclipse;

●
we will not be entitled to put shares to Eclipse if we have not complied with our obligations and are otherwise in breach of or in default under, the Equity Credit Agreement, our registration rights agreement with Eclipse (the “Registration Rights Agreement”) or any other agreement executed in connection therewith with Eclipse; and

●	we will not be entitled to put shares to Eclipse to the extent that such shares would cause Eclipse’s beneficial ownership to exceed 4.99% of our outstanding shares.

The Equity Credit Agreement further provides that Eclipse is entitled to customary indemnification from us for any losses or liabilities it suffers as a result of any material misrepresentation, breach of warranty or nonfulfillment of or a failure to perform any material covenant or agreement contained in the Equity Credit Agreement.

The Equity Credit Agreement also contains representations and warranties of each of the parties. The assertions embodied in those representations and warranties were made for purposes of the Equity Credit Agreement and are subject to qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Equity Credit Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what a stockholder or investor might view as material, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts.

Pursuant to the terms of the Equity Credit Agreement we agreed to pay Eclipse a commitment fee of $100,000, of which: (i) on the execution date of the Equity Credit Agreement, we issued 1,034,340 shares of common stock, having a value equal to $50,000 based upon a deemed valuation equal to the average closing bid prices of our common stock on the 5 trading days preceding such execution; and (ii) on the date of the filing with the Securities and Exchange Commission of this registration statement, we will issue a number of shares of common stock having a value equal to $50,000 based upon a deemed valuation equal to the average closing bid prices of our stock on the 5 trading days preceding such filing.

Dilutive Effects

Under the Equity Credit Agreement, the purchase price of the shares to be sold to Eclipse will be at a price equal to 93% of the market price of our common stock. The table below illustrates an issuance of shares of common stock to Eclipse under the Equity Credit Agreement for a hypothetical draw down amount of $50,000 at an assumed market price of $0.16.

		Number of
Draw Down	Price to be Paid by	Shares
Amount	Eclipse	to be Issued
$50,000	$.1488	336,022

By comparison, if the market price of our common stock was $0.04, the number of shares that we would be required to issue in order to have the same draw down amount of $50,000 would be greater, as shown by the following table:

Draw Down	Price to be Paid by	Number of Shares
Amount	Eclipse	to be Issued
$50,000	$.0372	1,344,086

Accordingly, there would be dilution of an additional 1,008,064 shares issued due to the lower stock price of $.04 per share. In effect, if we are interested in receiving a fixed funding amount, a lower price per share of our common stock means a higher number of shares to be issued to Eclipse in order to receive that fixed funding amount, which equates to greater dilution of existing stockholders. The effect of this dilution may, in turn, cause the price of our common stock to decrease further, both because of the downward pressure on the stock price that would be caused by a large number of sales of our shares into the public market by Eclipse, and because our existing stockholders may disagree with a decision to sell shares to Eclipse at a time when our stock price is low, and may in response decide to sell additional numbers of shares, further decreasing our stock price.

The actual number of shares that will be issued to Eclipse under the Equity Line will depend upon the market price of our common stock at the time of our puts to Eclipse.

Likelihood of Accessing the Full Amount of the Equity Line

Notwithstanding that the Equity Line is in an amount of $7,500,000, the likelihood that we would access the full $7,500,000 is low. This is due to several factors including the fact that the Equity Line’s share volume limitations will limit our use of the Equity Line and the market price may increase and thus fewer shares will need to be issued.

We determined to register in this registration statement a total of 35,000,000 shares, which represent less than one-third of our public float (after subtracting the holdings of insiders and controlling shareholders).

BUSINESS

Company Overview

ProText Mobility Inc. (formerly known as EchoMetrix Inc. and SearchHelp, Inc.) was incorporated in the State of Delaware on September 5, 2001 and completed its initial public offering on July 23, 2003. During the fiscal year ended December 31, 2008, the Company acquired 100% of the stock of EchoMetrix, Inc, a wholly owned subsidiary, and in May of 2009 the Company filed a Certificate of Ownership and Merger with the Secretary of State of Delaware pursuant to which EchoMetrix, Inc. was merged into the Company, and the Company's corporate name was changed from SearchHelp, Inc. to EchoMetrix, Inc. In December of 2010, the Company formed a new subsidiary, ProText Mobility, Inc., and filed a Certificate of Ownership and Merger with the Secretary of State of Delaware pursuant to which ProText Mobility, Inc. was merged into the Company, and the Company’s name changed from Echo Metrix, Inc. to ProText Mobility, Inc.

Business Summary

Protext Mobility develops, markets and sells software products and solutions for the internet and mobile communications markets aimed at protecting children from danger on the internet and in mobile communication.  The Company has expanded from developing software solely for personal computers (“PCs”) to developing software for products designed for the mobile industry. We currently have three products, one for PCs and two for the mobile communications devices.  Although we continue to derive a substantial portion of our revenue from our PC-based first technology, namely FamilySafe Parental Controls, we anticipate deriving a substantial portion of our future revenue from products designed for the mobile industry. Our lead mobile product, SafeText, is a service for mobile devices that provides parents a solution to help manage their children’s mobile communication activities.

Business Strategy and Products

The mobile phone handset market returned from the economic downturn and grew strongly in 2010. A particularly strong sector of the handset market in 2010, were “smartphones.” According to the TomiAhonen Almanac 2011, an industry summary eBook which includes updated data on the mobile telecom industry, mobile phone sales increased from 1.24 billion in 2009 to 1.38 billion in 2010, an 11% increase. Smartphones alone sold close to 300 million units in 2010. A press release issued in February 2011 by Gartner, Inc., an information technology research and advisory company, stated that worldwide smartphone sales will reach 468 million units in 2011, a 57.7% increase from 2010.  Specific to mobile messaging, the TomiAhonen Almanac 2011 reports that the industry generated $172 billion in 2010, with text messages representing $153 billion and the other messaging types, instant messaging (IM) and email, adding the remaining $19 billion.  Furthermore, mobile telecommunication service revenues grew from $865 billion in 2009 to $928 billion in 2010, a 7% growth rate, and consumer applications specifically grew from $1 billion in 2009 to $3 billion in 2010, a 300% increase. According to Gartner, Inc., worldwide PC unit growth is on pace to total 364 million units in 2011, a 3.8% increase from 2010. PC shipments are forecast to see better growth by the end of 2012, when units are expected to reach 404 million units, a 10.9% increase from 2011. However, according to Gartner, Inc., these numbers have been reduced from previous projections due to sharply downgraded forecasts for Western Europe and the United States and the increased usage of media tablets over more traditional PCs. We must constantly evolve our products in order to keep up with the changes in the economy and the online and mobile markets.

Our Products

In July 2011, Hart Research Associates, a survey research firm, conducted a research project on behalf of the Family Online Safety Institute in order to better understand parents’ knowledge and attitudes toward online safety, and their self-reported use of parental control technologies or other tools for monitoring children’s online activity across various platforms. Out of the 702 parents surveyed, more than half reported using parental control technologies to monitor their child’s online activities, which include the internet and mobile devices. We currently have three products aimed at protecting children from dangerous situations that arise on the internet and mobile communication devices.  Our SafeText and DriveAlert parental management products are for use with mobile communications devices, and our Family Safe Parental Controls product is for use on the internet.

SafeText

Our lead offering – AmberWatch® SafeText (“SafeText”), is a subscription service for parents, which is marketed direct-to-consumer through our exclusive branding with the AmberWatch Foundation. While our primary channel of distribution is through our mobile carrier partners, our direct-to-consumer service makes our solutions instantly available to parents so they are able to protect their children immediately.

The application empowers parents to keep their children safe by providing effective and comprehensive safeguards against text and social-based communications, such as “cyber-bullying” and “sexting.”  SafeText provides parents with a robust toolset which allows them to reliably monitor their children’s mobile phone activities including texts, photos, location, speed, mobile web history, call logs, and apps. It is a premium service that consists of a thin mobile application that is downloaded to the child’s smartphone, and a hosted webpage serving as the parent’s “control center.”  Once installed in the mobile device, the application instantly sends information from the child’s device to the SafeText hosted service for analysis to allow parents to monitor the mobile device and receive alerts of potentially dangerous activity.

SafeText has a proprietary database including an extensive library of words, phrases and slang that allows for a complete auto-analysis of text conversations Parents can see full text message history and message content within the guidelines of current privacy laws.

SafeText is offered in two configurations:  a network-based and a device-based solution.

Core features of SafeText are proprietary and patent-pending technology that we consider to be competitively advantageous.

Network-based

We believe the SafeText network-based parental management solution is the first carrier-grade, safe-texting solution for the mobile marketplace. Protext Mobility has formed an alliance with Acision, a world leader in mobile data, to deploy the SafeText parental management solution through integration with Acision’s Message Plus platform. Message Plus provides a set of enhancements across multiple mobile messaging technologies such as Short Message Service (“SMS”), MultiMedia Messaging Service (“MMS”), email and Session Integration Protocol (“SIP”), allowing mobile operators to offer services to their subscribers that have the same look and feel regardless of the communication channel of choice.

Device-based

The SafeText device-based parental management solution is designed to operate on multiple mobile platforms. The current configuration is fully compatible with the ANDROID operating system; other mobile offerings are currently in development.

Drive Alert

In August 2011 we launched the DriveAlert mobile application (“DriveAlert”) to combat the serious issue of distracted driving. DriveAlert automatically detects when a smartphone user is driving and sets the phone into ‘DriveAlert’ mode. Once the service is activated, it blocks access to text messages, e-mails, phone calls and applications while the car is in motion and sends an auto-reply to incoming text messages, helping drivers keep their attention on the road. DriveAlert not only blocks text message, e-mail and phone call activities, but also all applications a driver may be distracted by, such as Twitter, Facebook, Instant Messaging and web browsing while the phone is in motion. The solution features an override button allowing access to all phone functions in an emergency situation or if the user is a passenger. Parents can choose to be notified by text and/or email when an override occurs.  DriveAlert is targeted for parents seeking to ensure family members are driving safely and responsibly by restricting phone use while they are behind the wheel. DriveAlert is fully compatible with the ANDROID operating system.

FamilySafe Parental Controls

Through our FamilySafe Parental Controls product (“FamilySafe”) we offer software products designed to provide a comprehensive and an effective solution in protecting children using PCs from dangers on the Internet. Our products have been specially engineered to monitor, block and alert parents the moment a child encounters inappropriate material from any Internet related source.  FamilySafe allows parents to have complete control over their children’s instant messages by enabling them to control the messages they use and monitor all incoming and outgoing messages from a PC.  It also instantly blocks inappropriate websites on installation and complete browser applications on the PC.  In the event a child violates an online policy setting, parents receive instant alerts on their cell phones or emails.  FamilySafe also allows parents to control the time users can log onto the computer either by number of hours or by access times.  If a child tries to log in or reaches his or her time limit on the computer, he or she will be immediately logged off of the computer.

Marketing

SafeText and DriveAlert

Our marketing strategy for the SafeText and Drive Alert products is to provide products primarily directly to consumer. We are also leveraging mobile carrier platforms for solution sponsorship. Our products are offered directly to consumers on the ANDROID marketplace, through our association with the AmberWatch Foundation at www.amberwatchsafetext.com, at the Amazon App Store, GetJar and Blackberry App World.  SafeText is also offered to consumers by distribution through the AT&T App Center.

FamilySafe Parental Control

FamilySafe parental control programs are available online through a number of web sites and landing pages.  These web sites primarily point back to our FamilySafe division’s main site, www.sentryparentalcontrols.com.

Competition

Our competition for the SafeText and DriveAlert products are other developers of applications available in the marketplaces within a subscriber carrier including  NetNanny, a provider of internet filter software, and SMobile Systems Inc, which provides parental controls for smartphones. The FamilySafe division competes for business with other companies that have child-monitoring software, including the following companies: NetNanny (ContentWatch, Inc.), Cybersitter (Solid Oak Software, Inc. (US)), CyberPatrol (SurfControl), McAfee Parental Controls (Networks Associates Technology, Inc.), Norton Parental Controls (Symantec Corporation), FilterPak (S4F, Inc.), Cyber Sentinel (Security Software Systems, Inc.) and Cyber Snoop (Pearl Software, Inc.).

We respond to the challenges of technological change, evolving standards and our competitors' innovations by continuing to enhance our products and services, as well as our work bolster our sales and marketing channels.   We have made regular updates to our platforms and products.  Since February 2011, when SafeText was first launched for Android, we launched the Blackberry-based SafeText application in April 2011 and the mobile parent control center in May 2011. Also in April 2011, we introduced a new payment option via carrier billing that allows customers to subscribe to SafeText by entering their mobile phone number and charging the payment directly to their mobile phone bill.  In June 2011, we launched an upgraded SafeText, whose new features include speed detection, mobile web browsing, voice call log and image archiving.  In August 2011 we launched DriveAlert, a “safe driving” solution in response to increased incidences of distracted driving.

Economic Dependency

Since 2009 we have sold our products primarily on-line.   There was no single customer that accounted for more than 10% of the sales for the fiscal year ended December 31, 2010 or the nine months ended September 30, 2011.

Intellectual Property

We have filed patent protection for our SafeText solution and seek to file additional protection measures. To date, we have filed provisional patents for our Smart Message Analyzer and various other proprietary processes and concepts and look to file additional protection measures, such as trademark, trade name and copyright protection.  We also rely on trade secret laws and confidentiality provisions in our agreements to prevent the unauthorized disclosure and use of our intellectual property.

Employees

As of October 1, 2011, the Company has five full time employees.

Property

Our principal executive offices are located at 6800 Jericho Turnpike, Suite 208E, Syosset, New York 11791.  Our lease for such premises expired in July 2011; however we continue to rent such space on a month to month basis for a monthly rent of $4,981.85.

Legal Proceedings

Almut Von Biedermann

On May 10, 2010, we were served with an action from Ms. Von Biederman for breach of contract seeking damages in excess of $75,000. We believe the action to be frivolous and intend to vigorously defend our position. We have accrued $20,000 of prior consulting fees due to Ms. Von Biedermann.

MARKET PRICE OF COMMON STOCK AND OTHER STOCKHOLDER MATTERS

Our common stock is currently quoted on the OTC-BB, which is sponsored by FINRA. The OTC-BB is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current “bids” and “asks,” as well as volume information. Our shares are quoted on the OTC-BB under the symbol “TXTM.”

The following table sets forth the range of high and low bid quotations for our common stock for each of the periods indicated as reported by the OTC-BB. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Quarter Ended	High $	Low $
September 30, 2011	$0.16	$0.04
June 30, 2011	$0.13	$0.06
March 31, 2011	$0.16	$0.10

Fiscal Year Ending December 31, 2010
Quarter Ended	High $	Low $
December 31, 2010	$.16	$.05
September 30, 2010	$.16	$.06
June 30, 2010	$.23	$.06
March 31, 2010	$.15	$.05

Fiscal Year Ending December 31, 2009
Quarter Ended	High $	Low $
December 31, 2009	.19	.03
September 30, 2009	.29	.08
June 30, 2009	.14	.06
March 31, 2009	.14	.03

The high and low bid prices for shares of our common stock on October 20, 2011 was $.034 and $.031 per share, respectively, based upon bids that represent prices quoted by broker-dealers on the OTC-BB.

Penny Stock

Our stock is considered to be a penny stock.  The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a market price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statement showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement as to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity for our common stock. Therefore, stockholders may have difficulty selling our securities.

Holders

As of October 20, 2011, the Company had approximately 1,500 holders, of which 190 are record holders of the Company's common stock.

Dividends

Since its organization, the Company has not paid any cash dividends on its common stock, nor does it plan to do so in the foreseeable future.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides information regarding the status of our existing equity compensation plans at December 31, 2010.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans

Equity compensation plans approved by security holders	230,000	$0.33	26,186,668

Equity compensation plans not approved by security holders	32,243,422	$0.11	0

Total	32,473,422	$0.11	26,186,668

The number of securities remaining available for future issuance under equity compensation plans approved by security holders totaled 26,186,668 shares at December 31, 2010.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the financial statements and the notes to those statements included elsewhere in this prospectus. This discussion includes forward-looking statements that involve risks and uncertainties. As a result of many factors, such as those set forth under “Risk Factors” and elsewhere in this prospectus, our actual results may differ materially from those anticipated in these forward-looking statements.

Certain statements contained herein, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to our future operating performance and other statements contained herein regarding matters that are not historical facts, are “forward-looking” statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

This Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) section discusses our results of operations, liquidity and financial condition, and certain factors that may affect our future results. You should read this MD&A in conjunction with our audited financial statements and accompanying notes included herein. This plan of operation contains forward-looking statements that involve risks, uncertainties, and assumptions. The actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those presented under “Risk Factors” or elsewhere in this Report.

Comparison of the Results for the Six Months Ended June 30, 2011 and June 30, 2010

Revenue for the six months ended June 30, 2011 and 2010 was approximately $12,700 and $16,400, respectively, a slight decrease of approximately $3,700. Gross loss decreased to approximately $31,000 from $51,000 due to the decreased amortization of software costs in the current period ended June 30, 2011 compared to the same period in the prior year.

Selling costs decreased to approximately $15,000 from approximately $27,000 for the six months ended June 30, 2011 and 2010, respectively, as a result of a decrease in travel expenses.

Website costs decreased slightly by approximately $11,000 for the six months ended June 30, 2011 compared to the same period in the prior year.

General and administrative expenses decreased to approximately $1,243,000 from approximately $1,941,000 for the six months ended June 30, 2011and 2010, respectively.  The decrease of approximately $698,000 and 36% consists of the following changes:

•
Compensation costs (which includes stock compensation, salaries, taxes and benefits) decreased  approximately $371,000 for the current period ended June 30, 2011 compared to the prior comparable period due to a decrease in salaries, employee benefits and related taxes.

•
Professional fees (which includes accounting/auditing, consulting and legal fees) decreased approximately $316,000 for the six months ended June 30, 2011 compared to the same period in 2010.  This is primarily a result of a significant decrease in consulting expense of approximately $223,000 and a decrease of approximately $93,000 in legal and other professional services.

Interest expense for the six months ended June 30, 2011 and 2010 was approximately $50,000 and $120,000 respectively, a decrease of approximately $70,000. The decrease in interest expense is due to the fact that the outstanding balance of convertible notes was lower as of June 30, 2011 compared to the same period in the prior year.

Gain on extinguishments of liabilities totaled approximately $24,000 for the six months ended June 30, 2011 and was due to settlements of outstanding  liabilities and a due to shareholder balance. The Company issued 2,295,754 shares of common stock, and recorded a net gain which is included in the accompanying consolidated statement of operations.

Amortization expense from deferred note discounts for the six months ended June 30, 2011 and 2010 was approximately $535,000 and $188,000, respectively. Although the principal amount of notes payable is lower in the current period, the Company recorded the amortization from notes when the debtors extended the notes in the second quarter of the fiscal year ended December 31, 2010.

Results of Operations for the three months ended June 30, 2011 and 2010

Revenue for the three months ended June 30, 2011 and 2010 was approximately $7,000 and $8,800, respectively, a slight decrease of approximately $1,800. Gross loss decreased to approximately $15,900 from $26,200 due to the decreased amortization of software costs in the current period ended June 30, 2011 compared to the same period in the prior year.

Selling costs increased to approximately $9,000 from approximately $2,000 for the three months ended June 30, 2011 and 2010, respectively, as a result of an increase in travel and advertising expenses.

Website costs decreased slightly by approximately $8,000 for the three months ended June 30, 2011 compared to the same period in the prior year.

General and administrative expenses decreased to approximately $491,000 from approximately $1,088,000 for the three months ended June 30, 2011and 2010, respectively.  The decrease of approximately $597,000 and 55% consists of the following changes:

•
Compensation costs (which includes stock compensation, salaries, taxes and benefits) decreased  approximately $508,000 for the current period ended June 30, 2011 compared to the prior comparable period due to a decrease in salaries, employee benefits and related taxes.

•
Professional fees (which includes accounting/auditing, consulting and legal fees) decreased approximately $83,000 for the three months ended June 30, 2011 compared to the same period in 2010.  This is primarily a result of a significant decrease in consulting expense of approximately $59,000 and a decrease of approximately $24,000 in legal and other professional services.

Interest expense for the three months ended June 30, 2011 and 2010 was approximately $19,000 and $57,000, respectively, a decrease of approximately $38,000. The decrease in interest expense is due to the fact that the outstanding balance of convertible notes was lower as of June 30, 2011 compared to the prior comparable period.

Loss on extinguishments of liabilities totaled approximately $11,000 for the three months ended June 30, 2011 and was due to settlements of outstanding liabilities. The Company issued 655,754 shares of common stock, and recorded a net gain which is included in the accompanying consolidated statement of operations.

Amortization expense from deferred note discounts for the three months ended June 30, 2011 and 2010 was approximately $0 and $73,000, respectively.  This is primarily due to most notes being fully amortized during the first quarter of the current fiscal year.

Results of Operations for the Years Ended December 31, 2010 and 2009

Revenue for the years ended December 31, 2010 and 2009 was approximately $31,000. The static sales reflect steady online sales of the parental controls product.

Cost of sales for the years ended December 31, 2010 and 2009 was approximately $262,000 and $83,000, respectively for direct costs of software sales and software amortization.  This resulted in negative gross margins of approximately $231,000 and $52,000 for the fiscal years 2010 and 2009, respectively.  The increase in cost of sales relates to the increase in software amortization costs of approximately $46,000, as well as a $130,000 write off of capitalized software relating to software products no longer in use.

Selling costs increased to approximately $200,000 from approximately $57,000 for the fiscal years ended December 31, 2010 and 2009, respectively.  This is primarily attributable to the current year advertising expense of $110,000 to produce a campaign for TV to sell the AmberWatch SafeText product.

Website costs increased by approximately $14,000 for the year ended December 31, 2010 from the prior year primarily as a result of the Company’s additional resources needed to host our servers and related websites.

General and administrative expenses increased to approximately $3,900,000 from approximately $3,700,000 for the years ended December 31, 2010 and 2009, respectively.  The increase of approximately $200,000 consists of the following changes:

•
Compensation costs (which includes stock compensation, salaries, taxes and benefits) decreased approximately $229,000 for the fiscal year ended December 31, 2010 compared to the prior year ended December 31, 2009.  The prior year included $180,000 payment as a bonus to a consultant under his contract.

•
Professional fees (which includes accounting/auditing, consulting and legal fees) increased approximately$414,000 for the fiscal year ended December 31, 2010.  This is primarily a result of increase legal fees of approximately $407,000, increase in consulting of approximately $93,000, increase in accounting of approximately $13,000 and a one time customer service expense of approximately $18,000. The increases are offset by a decrease in computer maintenance and public relations totaling approximating $117,000. Legal fees included costs to litigate and defend matters described in the legal section, as well as a $100,000 settlement fee, and approximately $112,000 in stock compensation settlements.

Interest expense for the years ended December 31, 2010 and 2009 was approximately $227,000 and $397,000 respectively, a decrease of approximately $170,000. The decrease in interest expense is due to the fact that the outstanding balance of convertible notes was lower for the fiscal year ended December 31, 2010 compared to the fiscal year ended December 31, 2009.

Gain on extinguishments of liabilities totaled approximately $492,000 for the year ended December 31, 2009 and was due to settlements of outstanding notes and liabilities. Specifically, the Company paid $150,000 to settle the principal balance of a $300,000 10% note payable, recording a $150,000 gain. The Company also settled with the former Chief Operating Officer and recorded a gain approximating $220,000 for the year ended December 31, 2009.   In addition, the Company settled with three vendors and recorded gains totaling approximately $122,000. The current year gain of approximately $3,500 is due to stock issued amounting to approximately $14,000 in value for a debt of approximately $17,000.

Debt conversion expense approximating $273,000 for the fiscal year ended December 31, 2010 was recorded as a result of debt and interest that was exchanged for non-defaulted notes and for conversion of principal and accrued interest into shares of common stock of the Company.

Amortization expense from deferred note discounts for the years ended December 31, 2010 and 2009 was approximately $684,000 and $650,000, respectively. Although the principal amount of notes payable is lower in the current fiscal year, the Company recorded additional debt discounts and related amortization expense when the debtors extended the notes in the second quarter of the fiscal year ended December 31, 2010.

Liquidity and Capital Resources

The financial statements have been prepared on a going concern basis which assumes our company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  We have a working capital deficit, and have incurred losses since inception, and further losses are anticipated in the development of our business raising substantial doubt about our company’s ability to continue as a going concern.  The ability to continue as a going concern is dependent upon our company generating profitable operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or private placement of securities and/or the Equity Line.

The Company's liquidity and capital needs relate primarily to working capital and other general corporate requirements.  To date, the Company has funded its operations with stockholder loans and by issuing notes and by the sale of common and preferred stock.  Since inception, the Company has not generated any significant cash flows from operations.  At June 30, 2011 our cash on hand totaled approximately $2,397 and we had a working capital deficiency of approximately $1,504,196.   At December 31, 2010, the Company had cash and cash equivalents of approximately $60,000 and a working capital deficiency of approximately $1,916,000.  If the Company does not generate sufficient revenues from the sales of its products in an amount necessary to meet its cash needs, the Company would need additional financing to continue to operate. As the Company increases sales from its products and services, the Company expects to increase cash flows from operations although these cash flows may not be enough to support the Company’s operations.

We entered into the Equity Credit Agreement with Eclipse on August 24, 2011.  Pursuant to the Equity Credit Agreement, Eclipse committed to purchase up to $7,500,000 of our common stock, over a period of time terminating on the earlier of: (i) 24 months from the effective date of the registration statement of which this prospectus forms a part; or (ii) the date on which Eclipse has purchased shares of our common stock pursuant to the Equity Credit Agreement for an aggregate maximum purchase price of $7,500,000; such commitment is subject to certain conditions, including limitations based upon the trading volume of our common stock. The purchase price to be paid by Eclipse will be 93% of the market price of our common stock on the date the purchase price is calculated.

We may draw on the facility from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Equity Credit Agreement.  The maximum amount that we are entitled to put in any one notice is such number of shares of common stock as equals the lesser of: (i) Two Hundred Fifty Thousand Dollars ($250,000); and (ii) three hundred seventy-five percent (375%) of the average of the product of the: (a) closing bid price; and (b) the volume on the principal trading exchange for our common stock for the 15 trading days preceding the put date; provided that the number of put shares to be purchased by Eclipse shall not exceed the number of such shares that, when aggregated with all other shares and securities of the Company then owned by Eclipse beneficially or deemed beneficially owned by Eclipse, would result in Eclipse owning more than 4.99% of all of the Company’s common stock as would be outstanding on such closing date.  The Equity Credit Agreement provides for the payment by us of liquidated damages if we do not issue shares of our common stock to Eclipse within five days of the closing date of a put.

There are put restrictions applied on days between the put notice date and the closing date with respect to that particular put.  During such time, we are not entitled to deliver another put notice.

There are circumstances under which we will not be entitled to put shares to Eclipse, including the following:

●	we will not be entitled to put shares to Eclipse unless there is an effective registration statement under the Securities Act to cover the resale of the shares by Eclipse;

●	we will not be entitled to put shares to Eclipse unless our common stock continues to be quoted on the OTC-BB and has not been suspended from trading;

●
we will not be entitled to put shares to Eclipse if an injunction shall have been issued and remain in force against us, or action commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or the issuance of the shares to Eclipse;

●
we will not be entitled to put shares to Eclipse if we have not complied with our obligations and are otherwise in breach of or in default under, the Equity Credit Agreement, the Registration Rights Agreement or any other agreement executed in connection therewith with Eclipse; and

●	we will not be entitled to put shares to Eclipse to the extent that such shares would cause Eclipse’s beneficial ownership to exceed 4.99% of our outstanding shares.

Pursuant to the terms of the Equity Credit Agreement we agreed to pay to Eclipse a commitment fee of One Hundred Thousand Dollars ($100,000), half of  which was paid  on the execution date of the Equity Credit Agreement through the issuance of 1,034,340 shares of our common stock, having a value equal to Fifty Thousand Dollars ($50,000) based upon a deemed valuation equal to the average closing bid prices of our stock on the five trading days preceding such execution, and the balance is due on the date of the filing with the Securities and Exchange Commission of this registration statement and such balance is expected to be paid in shares of stock having a value based upon a deemed valuation equal to the average closing bid prices of our stock on the five trading days preceding such filing.   Despite our recent financings, we have insufficient cash to operate our business at the current level for the next twelve months and insufficient cash to achieve our business goals. The success of our business plan is contingent upon us obtaining additional financing. We intend to fund operations through debt and/or equity financing arrangements such as the Equity Line; however there can be no assurance that we will meet the conditions necessary to be able to use the Equity Line. Other than the Equity Line, we do not have any formal commitments or arrangements for the sales of stock or the advancement or loan of funds at this time. There can be no assurance that any additional financing will be available to us on acceptable terms, or at all.

Net cash used in operating activities for the six months ended June 30, 2011 and 2010 was approximately $428,000 and $1,104,000, respectively.   The net cash used in operating activities for the six months ended June 30, 2011 relates to the net loss of approximately $1,956,000 offset by adjustments totaling approximately $1,528,000, which primarily relates to approximately $550,000 of non cash stock compensation expense, and $595,000 of depreciation and amortization. The prior comparative period’s net cash used in operating was due to a net loss of approximately $2,621,000 offset by adjustments totaling approximately $1,516,000, which primarily relates to $865,000 of non cash stock compensation expense, debt modification expense of $160,000 and depreciation and amortization of $293,000.

Net cash used in investing activities for the six months ended June 30, 2011 and 2010 was approximately $128,000 and $89,000, respectively, and is attributable to the additions of capitalizable software costs.

Net cash provided by financing activities was approximately $498,000 and $1,205,000 for the six months ended June 30, 2011 and 2010, respectively. The decrease was a result of the proceeds from the sale of the Company’s Preferred B Stock totaling $1,300,000 in the prior period compared to net proceeds totaling approximately $508,000 from sales of restricted common stock and bridge note holders in the current period.

Net cash used in operating activities for the year ended December 31, 2010 was approximately $2,390,000 compared to approximately $2,165,000 for the prior comparable year ended December 31, 2009. This increase in operating expenditures of approximately $225,000 relates to approximately $124,000 change in assets and liabilities (primarily payments for accounts payable and due to stockholder). In addition, the variance in the gain on extinguishment of liabilities compared to the debt conversion expense and write off of software approximated a $90,000 change.

Net cash used in investing activities for the years ended December 31, 2010 and 2009 was approximately $183,000 and $292,000, respectively.  The prior fiscal year additions to software costs of $247,000 were higher as the Company was working on multiple products. The current year software additions totaling approximately $168,000 related to the SafeText product.  The new website was launched at the end of the fiscal quarter ended March 31, 2010, therefore the capitalization of $15,000 was lower than the prior year additions of approximately $45,000.

Net cash provided from financing activities was approximately $2,596,000 and $2,470,000 for the years ended December 31, 2010 and 2009, respectively, a slight increase of approximately $126,000. Although proceeds from noteholders and the sale of the Company’s Series B Preferred shares in the fiscal year ended December 31, 2009 totaling approximately $3,160,000, was higher than proceeds in the fiscal year ended December 31, 2010 by approximately $300,000, the Company’s payments to note holders and debtors was lower by approximately $423,000.

Outstanding Indebtedness

Set forth below is a chart of our outstanding debt obligations as   of September 30, 2011:

Amount	Date of Investment	Maturity Date	Features
25,000	5/27/2010	2/27/2011
Interest -10% per annum
Convertible at $.14 per share
Mandatory principal repayment of 50% of net funds when company receives cash from option or warrant exercises and 50% of net positive cash flow when company has positive cash flow in any one quarter in excess of $1,000,000
Senior in payment of dividends and distributions to all debt and Series B Preferred Stock

50,000	5/27/2010	2/27/2011	Interest -10% per annum Convertible at $.14 per share

445,125	12/29/2010	10/1/2011	Interest -12.5% per annum Convertible at $.07 per share

100,000	3/15/2011	6/15/2011	Interest -10% per annum Convertible at $.14 per share Secured by company assets and intellectual property

40,000	5/31//2011	3/5/2012	Interest-8% per annum Convertible at a 40% discount rate 180 days after issuance

12,500	7/1/2011	8/31/2011	Interest -10% per annum Convertible at $.07 per share Secured by company assets and intellectual property

25,000	7/8/2011	8/8/2011	Interest -10% per annum Convertible at $.07 per share Secured by company assets and intellectual property

12,500	7/8/2011	8/8/2011	Interest -10% per annum Convertible at $.07 per share Secured by company assets and intellectual property

42,500	7/25/2011	4/27/2012	Interest-8% per annum Convertible at a 40% discount rate 180 days after issuance

25,000	8/5/2011	2/5/2012	Interest -0% per annum Convertible at 70% of the 5 day VWAP with a maximum conversion of $.12

5,000	9/1/2011	3/1/2012	Interest -0% per annum Convertible at 70% of the 5 day VWAP with a maximum conversion of $.12

15,000	9/6/2011	3/6/2012	Interest -0% per annum Convertible at 70% of the 5 day VWAP with a maximum conversion of $.12

25,000	9/13/2011	12/13/2011	Interest -10% per annum Convertible at $.07 per share Secured by company assets and intellectual property

6,000	9/23/11	3/23/12	Interest -0% per annum Convertible at 70% of the 5 day VWAP with a maximum conversion of $.12

35,000	9/22/2011	6/26/2012	Interest-8% per annum Convertible at a 40% discount rate 180 days after issuance

114,034	9/1/05 through 9/25/06	9/2/07 through 9/25/08	Interest -12% per annum Convertible at $.40 per share

Total: 977,659

The Company has outstanding 12% convertible notes payable of approximately $114,034 as of September 30, 2011 which are in default for non-payment by maturity date.  In addition, the Company has approximately $863,625 of short term bridge notes outstanding as of September 30, 2011 of which approximately an aggregate principal amount of $225,000 is in default due to non payment by maturity date.  Two notes in the aggregate principal amount of $470,125 are due in November 2011, four notes in the aggregate principal amount of $51,000 are due in December 2011 and three notes in the aggregate principal amount of $117,500 are due in 2012.

On each of May 31, 2011, July 25, 2011 and September 22 2011 we issued convertible promissory notes in the principal amount of $40,000, $42,500, and $35,000, respectively.  Each note bears interest at the rate of 8% per annum and the notes mature on March 5, 2012, April 27, 2012 and June 26, 2012, respectively.  Each note is convertible into shares of our common stock beginning 180 days from the date of the note at a conversion price of 60% of the average of the lowest three trading prices of our common stock during the 10 trading days on the OTC-BB proceeding the conversion date. The number of shares issuable upon conversion shall be proportionally adjusted to reflect any stock dividend, split or similar event. We are only entitled to prepay the notes from the date of the notes until 90 days thereafter at 150% of the outstanding principal balance, accrued and unpaid interest, default interest, and other amounts required under the notes, so long as the holder of the notes has not elected to convert the notes into our common stock.  We are only entitled to prepay the notes 91 days from the date of the notes up to 180 days from the date of the notes at 175% of the outstanding principal balance, accrued and unpaid interest, default interest, and other amounts required under the notes. We have no right to prepay the notes after 180 days from the date of the notes. Unless waived in writing by the holder of the notes, we are prohibited from effecting the conversion of the notes to the extent that as a result of such conversion the holder thereof would beneficially own more than 4.99% in the aggregate of our issued and outstanding common stock immediately after giving effect to the issuance of common stock upon conversion. While the notes are outstanding, the holder is entitled to a reduction in the conversion price if we issue any securities for a per share price less than the conversion price in effect available to the holder. Under the Securities Purchase Agreement in connection with the issuance of the notes, the holder is entitled to a right of first refusal on any subsequent equity offerings (or debt offerings with an equity component) that we may engage in for a period of one year. For so long as we have any obligation under the notes, we agreed to certain restrictions on our ability to declare dividends, repurchase our capital stock, borrow money, sell our assets, or advance loans to others.  The notes contain events of default which, if triggered, will result in the requirement to pay a default amount as specified in the notes.  The default amount depends on the particular event of default.  In some cases, the amount we would owe the holder could be two times the sum of the outstanding principal balance of the notes, accrued and unpaid interest, default interest (at 22% per annum), and other amounts required under the notes.  In other cases, the amount we would owe the holder would be 150% of the sum of the outstanding principal balance of the notes, accrued and unpaid interest, default interest, and other amounts required under the note.  Other cases elicit other default amounts as provided under the notes.  The notes also provide for an option for the holder to take the default amount in shares of our common stock under a formula provided in the notes in lieu of a cash payout.

While we have raised capital from equity and debt transactions totaling approximately $721,000 for the nine months ended September 30, 2011 and approximately $3,300,000 for the year ended December 31, 2010, we are dependent on improved operating results and raising additional funds over the next twelve month period. There are no assurances that we will be able to raise additional funding through use of the Equity Line or from other sources. If we do not meet the conditions of the Equity Line, we may be unable to raise funds through that financing source.  In the event that we are unable to generate sufficient cash flow or receive proceeds from offerings of debt or equity securities, we may be forced to curtail or cease our activities.

Research and Development

Research and development costs are generally expensed as incurred. In accordance with the provisions of FASB Codification Topic ACS 985-20, "Costs of Software to be Sold, Leased, or Marketed,” software development costs are subject to capitalization beginning when a product's technological feasibility has been established and ending when a product is available for release to customers. For the years ended December 31, 2010, and 2009, the Company capitalized approximately $183,000 and $292,000 of software and website development costs, respectively.  The software and website costs are amortized on a straight line basis over the estimated useful life of three years. Amortization expense for the years ended December 31, 2010 and 2009 was approximately $145,000 and $87,000, respectively.

In accordance with FASB Codification Topic ASC 360-10-15, Impairment or Disposal of Long-Lived Assets, we review long-lived assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recovered.  In such circumstances, we will estimate the future cash flows expected to result from the use of the asset and its eventual disposition.  Future cash flows are the future cash inflows expected to be generated by an asset less the future outflows expected to be necessary to obtain those inflows.  If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, we will recognize an impairment loss to adjust to the fair value of the asset.  In the fourth quarter of the fiscal year ended December 31, 2010, the Company determined there was an impairment to the software capitalization related to the PULSE product and recorded a write off of approximately $130,000 which is included in the accompanying consolidated statement of operations. There was no impairment for the fiscal year ended December 31, 2009.

The Company continually strives to enhance and improve the functionality of its software products.  As such all new programming must be tested, even if it is only a small component of a larger existing element of the software, before being released to the public. Testing is an ongoing process and generally occurs in three areas. First, upgrades and enhancements are done on a continual basis to prolong the lifecycle of the products and as new enhancements and upgrades are completed, each item must be tested for performance and function. Testing is also performed to assure that new components do not adversely affect existing software. Finally, as with all software, testing must assure compatibility with all third party software, new operating systems and new hardware platforms.

Recent Accounting Pronouncements Affecting the Company:

In January 2010, the FASB issued Accounting Standards Update No. 2010-06, "Fair Value Measurements and Disclosures (Topic 820) - Improving Disclosures about Fair Value Measurements." This Update requires new disclosures regarding the amount of transfers in or out of Levels 1 and 2 along with the reason for such transfers and also requires a greater level of disaggregation when disclosing valuation techniques and inputs used in estimating Level 2 and Level 3 fair value measurements. This Update also includes conforming amendments to the guidance on employers' disclosures about postretirement benefit plan assets. The disclosures will be required for reporting beginning in the first quarter 2010. Also, beginning with the first quarter 2011, the Standard requires additional categorization of items included in the rollforward of activity for Level 3 inputs on a gross basis. Adoption of this standard will not have a material effect on the financial statements.

Accounting Standards Update (“ASU”) ASU No. 2009-05 (ASC Topic 820), which amends Fair Value Measurements and Disclosures – Overall, ASU No. 2009-13 (ASC Topic 605), Multiple-Deliverable Revenue Arrangements, ASU No. 2009-14 (ASC Topic 985), Certain Revenue Arrangements that include Software Elements, and various other ASU’s No. 2009-2 through ASU No. 2011-01 which contain technical corrections to existing guidance or affect guidance to specialized industries or entities were recently issued.  These updates have no current applicability to the Company or their effect on the financial statements would not have been significant.

In March 2010, the FASB ratified the final consensus that offers an alternative method of revenue recognition for milestone payments. The guidance states that an entity can make an accounting policy election to recognize a payment that is contingent upon the achievement of a substantive milestone in its entirety in the period in which the milestone is achieved. The guidance will be effective for fiscal years, and interim periods within those years, beginning on or after June 15, 2010 with early adoption permitted, provided that the revised guidance is applied retrospectively to the beginning of the year of adoption. We have determined that the adoption of this guidance will not have a material effect on our consolidated financial statements.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption.

 DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive Officers

The following table contains information with respect to our current executive officers and directors.

Name	Age	Office(s) Held and Date of Appointment

Peter Charles	42	Director, Interim Chief Executive Officer, Chief Operating Officer	2009

Erica Zalbert	37	Chief Financial Officer	2008

Frank Chester	62	Director	2009

David Lewis	42	Director	2009

Tyler Olbres	35	Director	2010

Peter Charles – Chief Operating Officer and Interim Chief Executive Officer, Member of the Board

Mr. Charles joined the Company in October 2009 as Vice President, Director of Corporate Affairs and has been a director of the Company since November 2009. Currently, Mr. Charles holds the position of Chief Operating Officer and Interim Chief Executive Officer. As part of his day-to-day operational and managerial duties, Mr. Charles oversees corporate and technology development, strategic planning and corporate communications. Prior to joining Protext Mobility, from 2006 to 2009, Mr. Charles was with Thorium Power, now Lightbridge Corporation (NASDAQ: LTBR), a developer of novel nuclear fuels, where his primary responsibilities were to carry out various treasury duties and he played an instrumental role in the company attaining a NASDAQ listing. While at Lightbridge, Mr. Charles was an industry expert for the Nuclear Energy Institute, promoting the use and development of nuclear energy. Prior to joining Thorium Power in 2006, from 2001 to 2006 Mr. Charles was with Oppenheimer & Co., a full service investment firm. At Oppenheimer, Mr. Charles was registered as a General Securities Professional and was licensed for Sales Supervision and Management. Mr. Charles has over 18 years of experience in financial markets, working with various levels of investors including middle-market institutional investors. As a focus, Mr. Charles specialized in Control and Restricted Stock where he is well versed in SEC and NASD rules and the associated filing procedures. Mr. Charles is also well versed in global macroeconomics and regularly studies financial and economic history. Mr. Charles's financial and economic knowledge and experience led to the conclusion he should serve on the Company's board of directors given the Company's business and structure. His business experience provides him with a broad understanding of the operational, financial and strategic issues facing public companies.  Through his services as the Company’s Chief Operating Officer and interim Co-Chief Executive Officer, he developed extensive knowledge of the Company’s business.

Erica Zalbert - Chief Financial Officer

Since 2008, Ms. Zalbert has been responsible for the Company’s finances and regulatory reporting to the Securities and Exchange Commission. In addition, Ms. Zalbert maintains a close working relationship with the board of directors playing a crucial supportive role with regard to financial and operational initiatives. Ms. Zalbert resigned as Interim Co-Chief Executive Officer on October 11, 2011.  Before Ms. Zalbert joined the Company, from 2006 to 2008, she served as Controller to Cambridge Who's Who, a privately held company where she established and lead the accounting department, and oversaw internal accounting and mergers consolidation and financial reporting. Prior thereto, from 2003 to 2006, Ms. Zalbert held the position of Vice President of Financial Reporting for Newtek Business Services (NASDAQ: NEWT) where she was trusted to re-engineer the accounting department responsible for consolidating financials of the company’s 60+ subsidiaries and SEC and audit compliance. Ms. Zalbert started her career in finance and accounting at PricewaterhouseCoopers as an Associate in 1998, leaving in 2003.

Members of the Board

David M. Lewis - Senior Strategic Advisor, Member of the Board

Mr. Lewis has served on the Board since September 2009 and currently serves as a senior strategic advisor. He is a founding partner of Rock Island Capital, a partnership established to invest in and acquire a controlling interest in a single public company, Protext Mobility. The Rock Island team and investment group is comprised of seasoned business professionals with decades of operational experience. The group seeks to invest in companies with compelling value and exceptional growth potential. At Rock Island, Mr. Lewis is responsible for developing corporate client relationships leading to investment opportunities as well as managing various aspects of public and private market transactions. Mr. Lewis began his investment career in 1994 and has had affiliations with leading investment banking firms including Alex Brown & Sons, Prudential Securities, and Oppenheimer & Co. Prior to forming Rock Island, Mr. Lewis specialized in public market transactions including initial & secondary public offerings, P.I.P.E. transactions, and institutional trading. In addition to private banking services, Mr. Lewis’s background also includes in depth asset management and asset allocation. Over the past several years, Mr. Lewis has advised numerous companies in various industries including software, mobile, energy, nuclear power, and consumer products. Mr. Lewis’s past experiences and knowledge led to the conclusion he should serve on the Company’s board of directors given the Company’s business and structure. Mr. Lewis brings to the board of directors significant strategic, business and financial experience related to our business and our efforts to raise financing.

Tyler M. Olbres

Mr. Olbres is a Founder and Chairman of Interex Inc., a privately-held marketing communications company founded in September 1993.  The company’s primary operating focus is in tradeshow and event marketing.  Interex, under Mr. Olbres' leadership, has built award-winning marketing programs for leading global consumer brands including Lacoste, The Rockport Company, Liz Claiborne, Deckers Outdoor Corp., Saucony and Houghton-Mifflin Harcourt. Mr. Olbres is also the General Partner of Lantern Rock Limited Partnership, a private equity investment company that invests in consumer, energy, internet and technology companies.  Of note, Mr. Olbres is an original investor in Energy Brands Inc., dba Glacéau, the maker of vitaminwater and smartwater, which was acquired in 2007 by The Coca-Cola Company for $4.1 billion.  Mr. Olbres also presides over Three Palms of Delaware, LLC, a private investment company, and Three Dunes LLC, a private real estate development company. Mr. Olbres boasts a depth of professional experience and knowledge including visionary executive leadership, organizational restructuring, and public and media relations.  Mr. Olbres's marketing knowledge and experience led to the conclusion he should serve on the Company's board of directors, given the Company's business and structure. Mr. Olbres brings a strong business background to us and experience in overseeing the management of companies, having served in several management positions

Frank Chester

Prior to joining the board in 2009, Mr. Chester was self-employed. With more than 40 years in the finance industry and on the New York Stock Exchange, Mr. Chester is a much requested guest-expert on financial news television and broadcast programs such as CNBC, Fox Business, and Bloomberg radio. Mr. Chester is a former member of the New York Stock Exchange with 24 years of experience. During his time as a New York Stock Exchange member, he owned a seat for 15 years until the exchange became a public entity. Mr. Chester serves as advisor to brokerage firms on becoming active members on the floor.  Mr. Chester's financial knowledge and experience led to the conclusion he should serve on the Company's board of directors, given the Company's business and structure. Mr. Chester is uniquely qualified to bring strategic insight to the board in its financing efforts.

Each director holds office until the next annual stockholders meeting or until a successor is duly elected or appointed.  Officers are appointed to their positions, and continue in such positions, at the discretion of the directors.

No directors of the Company are directors of other companies with securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such act or any company registered under the Investment Company Act of 1940.

Committees of the Board

Our company has a compensation committee consisting of Msrs, Chester, Lewis and Olbres. This committee performs several functions, including reviewing all forms of compensation provided to our executive officers, directors, consultants and employees, including stock compensation.

Our company currently does not have a nominating or audit committee or committees performing similar functions, nor does our company have a written nominating or audit committee charter. Our directors believe that it is not necessary to have such committees at this time, because the functions of such committees can be adequately performed by the board of directors. We do not have an audit committee financial expert at this time. Our full board of directors functions as our audit committee and is comprised of four directors, only two of whom are considered to be "independent" in accordance with the requirements of Rule 10A-3 under the Exchange Act.

Our company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for directors. The board of directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our company does not currently have any specific or minimum criteria for the election of nominees to the board of directors and we do not have any specific process or procedure for evaluating such nominees. The board of directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our board of directors may do so by directing a written request addressed to our CEO and director, Peter Charles, at the address appearing on the first page of this prospectus.

EXECUTIVE COMPENSATION

Each of our named executive officers has entered into a three year employment agreement with ProText Mobility.   Pursuant to the respective employment agreements, each executive officer receives an annual base salary, a non-ISO option grant, paid health insurance and between three to four weeks of vacation annually.  The employment agreements require the named executive officers to maintain the confidentiality of ProText Mobility information and subject them to non-competition and non-solicitation restrictions during their employment.

The following table shows the compensation earned by each of the named executive officers for the years ended December 31, 2010 and 2009.

SUMMARY COMPENSATION TABLE
Name and Principal		Salary (1)		Bonuses	Option Grants (2)		All Other Compensation	Total
Position	Year	($)		($)	($)		($)	($)
(a)	(b)	(c)		(d)	(e)		(f)	(g)

Peter Charles, Chief Operating	2010	$135,000		-	$600,000		-	$735,000
Officer, Interim Chief
Executive Officer	2009	$29,596	(3)	-	$65,000		-	$94,596

Erica Zalbert, Chief Financial	2010	$132,885	(4)	-	$100,000		-	$232,885
Officer
	2009	$146,538		-	$105,000		-	$251,538

Jeffrey Greene, Former Chief	2010	$237,692		-	$-		$-	$237,692
Executive Officer (5)	2009	$229,846		-	$450,000		$26,000	$705,846

William J. Bozsnyak, Former	2010	$-		-	$-		$-	$-
Chairman and Chief Executive (6)	2009	$150,000		-	$3,549,395	(6)	$100,000	$250,000

(1)    Salary represents base salary earned in 2010 and 2009.

(2)    Represents the amount recognized by ProText Mobility for financial statement reporting purposes in accordance with the recognition and measurement provisions of Share Based Compensation as defined in FASB Codification, topic 718, which requires compensation costs related to share-based payment transactions, including employee stock options, to be recognized in the financial statements.

(3)    Mr. Charles entered into an employment agreement in October of 2009. His compensation amount reflects compensation for the period from inception of his employment agreement through December 31, 2009.

(4)    Ms. Zalbert’s compensation reflects her pro-rata salary for less than full time employment for the years ending December 31, 2010 and 2009.

(5)    Mr. Greene entered into an employment agreement with the Company effective February 10, 2009.  Other compensation represents amounts owed prior to the effective date of his employment. Salary for 2010 includes compensation through his departure as Chief Executive Officer in September of 2010.

(6)    On February 10, 2009 (the “Separation Agreement Effective Date”), in connection with Mr. Bozsnyak’s resignation as Chief Executive Officer and Chairman of the Company, the Company entered into a separation agreement with Mr. Bozsnyak (the “Separation Agreement”).  Mr. Bozsnyak’s agreement while employed consisted of salary of $150,000 and $100,000 paid quarterly in options to purchase our common stock.  In exchange for salaries owed for 2009 and as part of the Separation Agreement, the Company granted Mr. Bozsnyak 4,000,000 options at an exercise price of $0.11 on a cashless or non cashless basis.  Pursuant to the Separation Agreement, Mr. Bozsnyak will retain 3,395,556 vested options for a period of three years from the Separation Agreement Effective Date; all other unvested options were cancelled.

 The following table shows outstanding option awards held by each of the named executive officers as of December 31, 2010.

	OUTSTANDING OPTION AWARDS (1)
Name	Total Outstanding Option Award (#)	Number of Securities Underlying Exercisable but Unexercised Options (#)	Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
(a)			(b)	(c)	(d)

Peter Charles, Chief	1,000,000	500,000	500,000	$0.17	10/1/14
Operating Officer, Interim	2,500,000	2,500,000	-	$0.10	5/27/15
Chief Executive Officer	1,750,000	1,750,000	-	$0.01	12/29/15

Erica Zalbert (1), Chief
Financial Officer	1,389,000	1,389,000	-	$0.08	06/01/14
	1,000,000	1,000,000	-	$0.01	12/31/15

(1)	Options exercised according to Ms. Zalbert’s 10b5-1 plan as filed with the Securities and Exchange Commission on June 21, 2010.

Stock Plans

The Company’s 2004 Stock Plan, which is shareholder approved, permits the grant of up to 1,500,000 shares of common stock.  The Company’s 2009 Incentive Stock Plan, (the “2009 Plan”), which is board of director approved, permits the grant of share options and shares to  directors, executives and selected employees and consultants for up to 25,000,000 shares of common stock as stock compensation.   The Company filed the 2009 Incentive Stock Plan with the Securities and Exchange Commission on October 19, 2010.

Employment and Consulting Agreements

We entered into an employment agreement with Erica Zalbert effective as of June 1, 2009 for a term of three years to serve as our Chief Financial Officer. The agreement provides that Ms. Zalbert will receive an annual base salary of One Hundred Fifty Thousand Dollars ($150,000), which is to be increased to $175,000 upon the raise of $3,000,000 in equity/debt or a combination thereof and $200,000 upon the raise of $4,000,000 within the first twelve months of the agreement. Ms. Zalbert receives a salary that is pro rated for the numbers of days that she works based upon an annual salary of $175,000 per year and is entitled to a minimum 10% raise each year. Ms. Zalbert was issued 250,000 options upon signing the agreement which vested immediately and contained a cashless feature. Ms. Zalbert was also issued 1,500,000 options, 500,000 of which vested on the one year anniversary of the agreement and each subsequent one year anniversary. She also receives certain other benefits such as health insurance.  Our company has the right to terminate the agreement for Good Cause as defined in the agreement. If the agreement is terminated by us during the initial term, she is entitled to one month’s salary during year one, two months’ salary during year two and three months’ salary during year three. If Ms. Zalbert terminates the agreement due to a Company Material Breach as defined in the agreement, she is entitled to receive her full salary and benefits for three months after termination. If Ms. Zalbert terminates the agreement within 180 days of any warrant, option or bonus grant not for Good Cause she will forfeit such warrant, option or bonus received within the 180 day period. If we terminate the agreement for Cause as defined in the agreement, Ms. Zalbert will be entitled to receive accrued salary only through the termination date and if she is terminated for any other reason, she is entitled to receive severance equal to one year’s salary. Upon her death or disability she is not entitled to receive any base salary and upon a change of control she is entitled to receive her base salary and benefits specified in the agreement.  The agreement also contains non-competition and non-disclosure provisions.

We entered into an employment agreement with Peter Charles effective as of October 1, 2009 for a term of three years to serve as our Vice President and Director of Corporate Affairs. The agreement provides that Mr. Charles will receive an annual base salary of One Hundred Thirty Five Thousand Dollars ($135,000), subject to a minimum 10% raise each year.  Mr. Charles was issued 1,500,000 options upon signing the agreement, 500,000 of  which vested immediately and 500,000 of which vested on the one year anniversary of the agreement and 500,000 of which vested on the second anniversary, October 1, 2011. Mr. Charles was also eligible to receive and did receive 2,500,000 performance based options.  He also receives certain other benefits such as health insurance.  Our company has the right to terminate the agreement for Good Cause as defined in the agreement. If the agreement is terminated for Good Cause he has no right to any further base salary but if we terminate for any other reason during the initial term, he is entitled to one month’s salary during year one, two months’ salary during year two and three months’ salary during year three. If Mr. Charles terminates the agreement due to a Company Material Breach as defined in the agreement, he is entitled to receive his full salary and benefits for three months after termination. If Mr. Charles terminates the agreement within 180 days of any warrant, option or bonus grant not for Good Cause he will forfeit such warrant, option or bonus received within the 180 day period.   If we terminate the agreement for Cause as defined in the agreement, Mr. Charles will be entitled to receive accrued salary only through the termination date and if he is terminated for any other reason, he is entitled to receive severance equal to one year’s salary. Upon his death or disability he is not entitled to receive any base salary and upon a change of control he is entitled to receive his base salary and benefits specified in the agreement.  The agreement also contains non-competition and non-disclosure provisions.

We entered into a consulting agreement with Dmidnights, Inc., a company owned by one of our board members, David Lewis, effective as of October 2010 for a twelve-month term with automatic twelve month renewal periods unless terminated by either party in writing with 90 days advance notice.   The agreement provides that Mr. Lewis will receive a monthly consulting fee of Fifteen Thousand Dollars ($15,000) or 2,000,000 shares annualized, commencing upon the effective date of the agreement, and payable in  equivalent value in either equity options, and/or company stock.  The amount of shares are to be calculated by dividing the dollar amount of compensation by the thirty day volume weighted average for the same month of service.  Dmidnights, Inc. is also entitled to an equity bonus at year end at the discretion of our board of directors.  The agreement also contains non-disclosure provisions.

Director Compensation

Directors who are employees of the Company do not receive any fees for their service on the Board. We use equity-based incentive compensation to attract and retain qualified candidates to serve on our Board. Our non-employee directors receive quarterly equity compensation in the form of restricted stock and stock options to purchase shares of the Company's common stock.

DIRECTOR COMPENSATION TABLE
Name		Fees Earned or Paid in Cash ($)(1)	Stock and Option Awards ($)		Total ($)

David Lewis (2)	2010	$-	$86,872	(4)	$86,872
	2009	$-	$6,073	(5)	$6,073
Frank Chester (2)	2010	$-	$46,872	(4)	$46,872
	2009	$-	$6,073	(5)	$6,073
Tyler Olbres (3)	2010	$-	$8,261	(4)	$8,261

(1)	No options were exercised in 2010 by any directors.
(2)	Mr. Chester and Mr. Lewis joined the Board in 2009.
(3)	Mr. Olbres joined the Board in 2010.
(4)
Represents amounts recognized by ProText Mobility for financial statement reporting purposes of:  a) Mr. Lewis’ options to purchase common stock totaling 4,074,867(of which 4,000,000 was granted pursuant to a consulting agreement) and 429,310 restricted shares of common stock; b) Mr. Chester’s options to purchase common stock totaling 74,867 and 429,310 restricted shares of common stock; and c) Mr. Olbres’ 97,362 shares of restricted common stock.

(5)	Represents amounts recognized by ProText Mobility for financial statement reporting purposes of 71,948 options to purchase common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of October 18, 2011, with respect to the beneficial ownership of our common stock by: (i) each holder of more than five percent (5%) of the outstanding shares of our Common Stock; (ii) our executive officers and directors; and (iii) all our executive officers and directors as a group.  The Company's issued and outstanding voting securities at the close of business on October 18, 2011, consisted of 169,514,906 shares of common stock.

Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law.  Unless otherwise indicated below, each entity or person listed below maintains an address of c/o ProText Mobility, Inc., 6800 Jericho Turnpike, Suite 208E, Syosset, New York 11791.

The number of shares beneficially owned by each stockholder is determined under rules promulgated by the Securities and Exchange Commission.  The information is not necessarily indicative of beneficial ownership for any other purpose.  Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days after October 18, 2011 through the exercise of any stock option, warrant or other right.  The inclusion in the following table of those shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner.

	Beneficially	Percentage
Name	Owned	Beneficially
Rock Island Capital, LLC (1)	131,532,472	43.83%
David Lewis (2)	26,172,502	14.54%
Tyler Olbres(3)	33,381,365	17.38%
Frank Chester(4)	8,483,509	4.98%
Peter Charles(5)	5,250,000	3.00%
Erica Zalbert(5)	2,166,181	1.26%
All directors and executive officers as a group (5 persons)	75,453,557	35.72%

(1)
Rock Island Capital, LLC, with an address of 1234 South Dixie Hwy, #342, Coral Gables, FL 33146, has six members, of which two non-managing members serve on our board of directors, David Lewis and Tyler Olbres (a company that Mr. Olbres has 100% control over is the invested member in Rock Island, however Mr. Olbres represents himself on the board). The amounts beneficially owned by Rock Island include Mr. Lewis’ and Mr. Olbres' ownership.  Mr. Safier and Mr. Grossfeld are the managing members of Rock Island and as such have voting and disposition control over the shares owned by Rock Island. Neither Mr. Lewis nor Mr. Olbres have voting or disposition control over the shares owned by Rock Island; Mr. Olbres has control over a 60.622% ownership interest in Rock Island and Mr. Lewis has a 6.155 % ownership interest in Rock Island.

Included in the total beneficial ownership of Rock Island are:

(i)
511,551 shares of Series B Preferred Stock which convert to common stock at a ratio of 100 to 1, of which 77,100 are owned directly by Rock Island and the balance have been assigned to the members of Rock Island.

(ii)
43,927,670 shares of common stock, of which 158,260 are owned directly by Rock Island and the balance are owned by the members of Rock Island of which 12,622,500 shares owned by Mr Richard Grossfeld; 13,810,500 shares are owned by Mr. David Lewis ; 13,810,500 are owned by Mr. Jamie Safier and 1,188,000 are owned by Mr. Tyler Olbres.

(iii)
Warrants exercisable for 35,510,888 shares of common stock, of which 28,314,222 are owned by Mr. Jamie Safier and 7,196,666 are owned by Mr. Richard Grossfeld. Excluding 21,312,000 warrants which are owned by Mr. Tyler Olbres and 32,814,223 warrants owed by Mr. David Lewis which are not exercisable within the next 60 days.

Mr Safier owns: (i) directly (a) 14,221,879 shares of common stock, (b) warrants exercisable for 28,314,222 shares of common stock, (c) 46,052 shares of Series B Preferred Stock that convert to common stock  on a 100:1 basis; and (ii)  indirectly as the managing member  of Rock Island: (a) 158,260 shares of common stock owned directly by Rock Island (of which Mr Safier will receive 51,152 shares of common stock upon liquidation of Rock Island), and (b) 77,100  shares of Series B Preferred Stock owned by Rock Island that convert to common stock on a 100:1 basis (of which Mr Safier will receive 22,896 shares upon liquidation of Rock Island).

Mr Grossfeld owns: (i) directly (a) 13,033,879 shares of common stock, (b) warrants exercisable for 7,196,666 shares of common stock, (c) 46,052 shares of Series B Preferred Stock that convert to common stock  on a 100:1 basis; and (ii)  indirectly as the managing member  of Rock Island (a) 158,260 shares of common stock owned directly by Rock Island (of which Mr Grossfeld  will receive 51,152 shares of common stock upon liquidation of Rock Island) and (b) 77,100  shares of Series B Preferred Stock owned by Rock Island that convert to common stock on a 100:1 basis (of which Mr. Grossfeld will receive 22,896 shares upon liquidation of Rock Island).

(2)
Included in the share ownership of Mr. Lewis are: (i) 46,052 shares of Series B preferred stock that convert to common stock on a 100:1 basis; (ii) 22,896 shares of Series B Preferred stock owned by Rock Island which represent a portion of the shares owned that would be attributed to him based upon his ownership percentage of Rock Island; (iii) options exercisable for 4,074,867 shares of common stock that are currently exercisable for Mr. Lewis’s services as a board of director and as a consultant; (iv) 929,744 shares of common stock for Mr. Lewis’s service as a board of director; (v) 14,221,879 shares of common stock owned directly by Mr. Lewis, and 51,152 shares of common stock owned by Rock Island which represent a portion of the shares owned that would be attributed to him based upon his ownership percentage of Rock Island. Excluded in the share ownership are warrants exercisable for 32,814,223 shares of common stock which are not exercisable within the next 60 days.

(3)
Included in the share ownership of Mr. Olbres are; (i) 225,514 shares of Series B preferred stock that convert to common stock  on a 100:1 basis that are owned by Rock Island and indirectly owned by Mr. Olbres due to his ownership interest in Rock Island which represent a portion of the shares owned that would be attributed to him based upon his ownership percentage of Rock Island; (ii) 503,810 shares of common stock; (iii) 488,339 shares of common stock issued to him as compensation for services as a director; (iv) 8,649,816 shares of common stock directly owned by Mr. Olbres purchased before his affiliation with Rock Island; and (v) 1,188,000 shares of common stock directly owned by Mr. Olbres. Excluded in the share ownership are warrants exercisable for 21,312,000 shares of common stock which are not exercisable within the next 60 days.

(4)
Included in Mr Chester’s share ownership are; (i) options exercisable for 146,815 shares of common stock that are currently exercisable; and (ii) warrants exercisable for 810,000 shares that are currently exercisable.

(5)	All of the securities beneficially owned by Mr. Charles and Ms. Zalbert are options exercisable for common stock, all of which are currently exercisable.

TRADING MARKET

There is currently a limited trading market for our common stock on the OTC-BB.  The shares will be sold at the prevailing market price at the time of sale or privately negotiated prices.

 SELLING SECURITY HOLDER

The shares to be offered by the selling security holder were issued in private placement transactions by us, each of which was exempt from the registration requirements of the Securities Act. The shares offered hereby are “restricted” securities under applicable federal and state securities laws and are being registered under the Securities Act, to give the selling security holder the opportunity to publicly sell these shares. This prospectus is part of a registration statement on Form S-1 filed by us with the Securities and Exchange Commission under the Securities Act covering the resale of such shares of our common stock from time to time by the selling security holder. No estimate can be given as to the amount or percentage of our common stock that will be held by the selling security holder after any sales made pursuant to this prospectus because the selling security holder is not required to sell any of the shares being registered under this prospectus. The following table assumes that the selling security holder will sell all of the shares listed in this prospectus.

The following table sets forth the name of each person who is offering for resale shares of common stock covered by this prospectus, the beneficial ownership of each selling security holder, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each will own after the offering, assuming they sell all of the shares offered. The term “selling security holder” includes the stockholder listed below and its transferees, assignees, pledges, donees or other successors. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. There are no shares of common stock subject to options, warrants and convertible securities.

Shareholder and Name of Person Controlling	Amount of Shares owned before Offering	Number of shares offered	Amount of shares owned after Offering	Percent of shares held after Offering

Eclipse Advisors, LLC (1)	2,701,007	35,000,000	0	0	*

Total	2,701,007	35,000,000	0	0	*

*	less than 1%

(1) Barry Paterson, the manager of Eclipse Advisors, LLC, has voting and investment control of Eclipse Advisors, LLC.

RELATIONSHIP BETWEEN THE ISSUER AND THE SELLING SECURITY HOLDER

The selling security holder has not  at any time during the past three years acted as one of our employees, officers or directors or had a material relationship with us.

PLAN OF DISTRIBUTION

The selling security holder of our common stock and any of its transferees, pledgees, assignees, donees, and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling security holder may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling security holder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling security holder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling security holder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

The selling security holder and any broker-dealers or agents that are involved in selling the shares of common stock are deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them is deemed to be underwriting commissions or discounts under the Securities Act. Because selling security holder is deemed to be an underwriter within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of common stock will be paid by the selling security holder and/or the purchasers. The selling security holder has represented and warranted to our company that it acquired the securities subject to this registration statement in the ordinary course of such selling security holder’s business and, at the time of its purchase of such securities such selling security holder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling security holder. We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling security holder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The selling security holder may from time to time pledge or grant a security interest in some or all of the shares owned by it, and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling security holders to include the pledgee, transferee or other successors-in-interest as selling security holders under this prospectus. Upon our company being notified in writing by the selling security holder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing: (i) the name of each such selling security holder and of the participating broker-dealer(s); (ii) the number of shares involved; (iii) the price at which such the shares of common stock were sold; (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable; (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and (vi) other facts material to the transaction.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling security holders or any other person. We will make copies of this prospectus available to the selling security holders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

At December 31, 2010 and 2009, the Company was indebted to its former CEO, William Bozsnyak, in the amounts of approximately $29,000 and $44,000, respectively, for working capital advances made to the Company.  In accordance with Mr. Bozsnyak’s separation agreement dated February 2009, in the fiscal year ended December 31, 2009, the Company repaid approximately $15,000 of the loan previously made for working capital advances. For the years ended December 31, 2010 and 2009, interest expense was charged in the amounts of $0 and approximately $1,000, respectively.  The interest rate used in this calculation is 5.5% at December 31, 2009 and was the same interest rate paid to the Company’s short term lender under the revolving line of credit. At December 31, 2010 and 2009, approximately $164,000 in accrued interest was due to Mr. Bozsnyak, respectively.

At December 31, 2010 and 2009, approximately $3,000 and $100,000, respectively, was owed for unpaid salaries and accrued vacation to Mr. Bozsnyak. During the year ended December 31, 2009, the Company repaid approximately $97,000 of unpaid salaries to Mr. Bozsnyak, which was repaid in accordance with his February 2009 separation agreement.

The Company is indebted to a company owned by Tyler Olbres, a board member, for approximately $445,000 of principal plus accrued interest of approximately $34,000.   The note evidencing the debt was issued to Mr. Olbres’s company  on December 29, 2010, bears interest at a rate of 12.5% per annum, converts into common stock at a conversion price of $0.07 per share and matures on November 9, 2011.  In July and September 2011, a company owned by Tyler Olbres made two loans to us each in the principal amount of $25,000. The two $25,000 loans bear interest at a rate of 10% per annum, are secured by all of our assets and convert to shares of our common stock at a price of $.07 per share.

The Company is also indebted to another board member, David Lewis, for approximately $25,000.  Mr. Lewis was issued two notes each in the principal amount of $12,500, each bear interest at a rate of 10% per annum, each is convertible into common stock at a conversion price of $.07 per share and one note matures on August 8, 2011 and the other August 31, 2011. The notes issued to Mr. Lewis are secured by all of our assets.

We entered into a consulting agreement with Dmidnights, Inc., a company owned by one of our board members, David Lewis, effective as of October 2010 for a twelve-month term with automatic twelve month renewal periods unless terminated by either party in writing with 90 days advance notice.   The agreement provides that Mr. Lewis will receive a monthly consulting fee of Fifteen Thousand Dollars ($15,000) or 2,000,000 shares annualized, commencing upon the effective date of the agreement, and payable in  equivalent value in either equity options, and/or company stock. The amount of shares are to be calculated by dividing the dollar amount of compensation by the thirty day volume weighted average for the same month of service.  Dmidnights, Inc. is also entitled to an equity bonus at year end at the discretion of our board of directors.  The agreement also contains non-disclosure provisions.

Subsequent to December 31, 2010, the Company settled all outstanding liabilities with Mr. Bozsnyak in exchange for 1,200,000 common shares.

DESCRIPTION OF SECURITIES

Authorized Capital and Outstanding Shares

The Company is authorized to issue up to 400,000,000 shares of common stock of which 169,514,906 shares are outstanding.  The Company is authorized to issue up to 25,000,000 shares of preferred stock. Currently, we have designated 1,526,718 shares of Series A 7% Cumulative Convertible Preferred Stock, or Series A Preferred Stock, and 1,000,000 shares of Series B Preferred Stock.  We currently have 28,968 shares of Series A Preferred Stock issued and outstanding and 511,551 shares of Series B Preferred Stock issued and outstanding.

Common Stock

The holders of our common stock have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our board of directors.  Holders of common stock are also entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs.

All shares of common stock now outstanding are fully paid and non-assessable.

The holders of shares of common stock do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose and in such event, the holders of the remaining shares will not be able to elect any of our directors.  The holders of 50% percent of the outstanding common stock constitute a quorum at any meeting of shareholders, and the vote by the holders of a majority of the outstanding shares are required to effect certain fundamental corporate changes, such as liquidation, merger or amendment of our articles of incorporation.

Preferred Stock

The holders of outstanding shares of Series A Preferred Stock are entitled to receive, in any fiscal year, when, if and as declared by the board of directors, out of any assets at the time legally available, dividends on a pro rata basis in cash at the rate of 7% per annum on the stated value of $2.62 per share. Each holder of shares of Series A Preferred Stock also have the right, at any time and from time to time, to convert some or all such shares into fully paid and non-assessable shares of common stock at the rate of ten shares of common stock for every one share of Series A Preferred Stock. The holders of Series A Preferred Stock are not entitled to vote such shares.  The Series A Preferred Stock has a priority on distributions in liquidation to all junior stock to receive the stated value per share and all accrued and unpaid dividends.

 The holders of Series B Preferred Stock are entitled to special cash dividends in the aggregate amount of $3,375,000, subject to the Company meeting the following performance thresholds:  If we generate revenues of more than $2,000,000 per fiscal quarter for at least two fiscal quarters during any 12 month period, and during the same 12 month period, have a cash flow from operations of more than $500,000 per fiscal quarter, then the holders of Series B Preferred Stock are entitled to receive one dividend per fiscal quarter, pro rata based on the number of shares of Series B Preferred Stock held, equal to: (i) 10% of the special dividend amount for each immediately preceding fiscal quarter that the Company had a positive cash flow of more than $500,000 (regardless of its revenues for such quarter); (ii) 20% of the special dividend amount for each immediately preceding fiscal quarter that the Company had a positive cash flow of more than $1,000,000 (regardless of its revenues for such fiscal quarter); or (iii) if less than the portion of the special dividend amount required to be paid under (i) or (ii) remains after previous dividends have been paid pursuant to this paragraph, then such remaining amount. In addition, the holders of Series B Preferred Stock are entitled to cumulative dividends at a rate of 10% per annum, compounded annually and payable in cash upon conversion of the Series B Preferred Stock into shares of common stock or upon such other date as determined by our board of directors. Shares of Series B Preferred Stock are convertible into shares of common stock at an initial ratio of 1 to 100, subject to adjustment in the event of stock splits, stock dividends, and similar transactions.    The Series B Preferred Stock holders have the right to designate one member for service on our board of directors.   The holders of Series B Preferred Stock are entitled to such number of votes equal to 51% of the outstanding common stock on an-converted basis, only with respect to a proposal to increase the authorized number of shares of capital stock.  We are required to obtain the approval of holders of 66% of the Series B Preferred Stock with respect to certain actions, including an increase or decrease in the board size or any committee, an amendment to or waiver of provisions of our organizational documents, the sale of any equity or debt security other than certain exempted transaction, declaration or payment of a dividend, redemption of stock, sale of a substantial portion of our debt or equity or the engagement in a transaction with an affiliate, officer or director.

Outstanding Warrants and Options

We have options exercisable for  30,504,900 shares of common stock outstanding on the date hereof. The options are exercisable at prices ranging from $0.01 to $0.28 and expire on dates ranging from  December 2011 through July 2017.

We have warrants exercisable for  104,910,404 shares of common stock outstanding on the date hereof. The warrants are exercisable at prices ranging from $0.01 to $0.35 and expire on dates ranging from  October 2011 through March 2015.

Outstanding Notes

Set forth below is a chart of our outstanding debt obligations as  of September 30 2011:

Amount	Date of Investment	Maturity Date	Features
25,000	5/27/2010	2/27/2011
Interest -10% per annum
Convertible at $.14 per share
Mandatory principal repayment of 50% of net funds when company receives cash from option or warrant exercises and 50% of net positive cash flow when company has positive cash flow in any one quarter in excess of $1,000,000
Senior in payment of dividends and distributions to all debt and Series B Preferred Stock

50,000	5/27/2010	2/27/2011	Interest -10% per annum Convertible at $.14 per share

445,125	12/29/2010	11/9/2011	Interest -12.5% per annum Convertible at $.07 per share

100,000	3/15/2011	6/15/2011	Interest -10% per annum Convertible at $.14 per share Secured by company assets and intellectual property

40,000	5/31//2011	3/5/2012	Interest-8% per annum Convertible at a 40% discount rate 180 days after issuance

12,500	7/1/2011	8/31/2011	Interest -10% per annum Convertible at $.07 per share Secured by company assets and intellectual property

25,000	7/8/2011	8/8/2011	Interest -10% per annum Convertible at $.07 per share Secured by company assets and intellectual property

12,500	7/8/2011	8/8/2011	Interest -10% per annum Convertible at $.07 per share Secured by company assets and intellectual property

42,500	7/25/2011	4/27/2012	Interest-8% per annum Convertible at a 40% discount rate 180 days after issuance

25,000	8/5/2011	2/5/2012	Interest -0% per annum Convertible at 70% of the 5 day VWAP with a maximum conversion of $.12

5,000	9/1/2011	3/1/2012	Interest -0% per annum Convertible at 70% of the 5 day VWAP with a maximum conversion of $.12

15,000	9/6/2011	3/6/2012	Interest -0% per annum Convertible at 70% of the 5 day VWAP with a maximum conversion of $.12

25,000	9/13/2011	3/13/2012	Interest -10% per annum Convertible at $.07 per share Secured by company assets and intellectual property

6,000	9/23/2011	3/23/2012	Interest -0% per annum Convertible at $.07 per share Secured by company assets and intellectual property

35,000	9/22/2011	6/26/2012	Interest-8% per annum Convertible at a 40% discount rate 180 days after issuance

114,034	2/1/06 through 9/25/06	9/2/07 through 9/25/08	Interest -12% per annum Convertible at $.40 per share

Total: 977,659

The Company has outstanding 12% convertible notes payable of approximately $114,034 as of September 30, 2011 which are in default for non-payment by maturity date.  In addition, the Company has approximately $863,625 of short term bridge notes outstanding as of September 30, 2011, of which approximately an aggregate principal amount of $225,000 is in default due to non payment by maturity date.  Two notes in the aggregate principal amount of $470,125 are due in November 2011, four notes in the aggregate principal amount of $51,000 are due in December 2011 and three notes in the aggregate principal amount of $117,500 are due in 2012.

On November 7, 2007 the Company began a private placement which was terminated in December of 2007, and the Company received gross proceeds of $300,000. These notes are payable the earlier of August 15, 2008 or when the Company raises $1,000,000 in its next qualified financing as defined. The notes bear interest at a rate of 10% per annum, payable at the end of the term. The principal amounts of the notes are convertible into the Company’s common stock by the holder, at any time prior to the repayment of the principal, at the rate of $0.15 per share. In October of 2009, the Company repaid approximately $20,000 towards the principal balance of these notes. As of September 30, 2011 all the remaining principal and accrued interest from this private placement were converted to common stock.

During 2008, the Company issued 10% short term promissory notes to accredited investors. These notes have maturity dates ranging from a period of three months to twelve months, bear interest at a rate of 10% per annum, payable at the end of the term. The Company raised a total of $905,000 from these promissory notes for the year ended December 31, 2008 and issued 1,715,000 restricted shares of the Company’s common stock to the note holders. The principal amounts of the notes are convertible into the Company’s common stock by the holder, at any time prior to the repayment of the principal, at rates ranging from $0.14 to $0.20 per share. These shares were valued at the fair market value on the date of each note. As of September 30, 2011, all principal and accrued interest from these note issuances were converted to common stock.

During 2009 and 2010, the Company issued 10% short term promissory notes to accredited investors. These notes have maturity dates ranging from a period of nine months to eighteen months, bear interest at a rate of 10% per annum, payable at the end of the term. The Company raised a total of $1,300,000 from these promissory notes for the year ended December 31, 2009 and issued 2,530,000 restricted shares of the Company’s common stock to the note holders. The principal amounts of the notes are convertible into the Company’s common stock by the holder, at any time prior to the repayment of the principal, at rates ranging from $0.14 to $0.15 per share. In July 2009, the Company issued 1,071,429 shares of restricted common stock for converting $150,000 of principal at $0.14. In 2009, the Company repaid approximately $92,000 of the principal portion of these notes. As of September 30, 2011, the total of approximately $75,000, of principal and accrued interest of approximately $7,600 is outstanding and past due.

On October 4, 2007, the Company issued a short term promissory note in the principal amount of $150,000. This note was payable on September 30, 2008 and bears an interest rate equal to the prime rate plus three percent, 6.25% per annum and is payable at the end of the term.  During the year ended December 31, 2009, the Company repaid approximately $25,000 of this note. In March of 2011, the entire principal balance of the note and accrued interest was converted into common stock of the Company.

On each of May 31, 2011, July 27, 2011 and September 22, 2011 we issued  convertible promissory notes in the principal amounts of $40,000, $42,500 and $35,000, respectively.  Each note bears interest at the rate of 8% per annum and matures on March 5, 2012, April 30, 2012 , and  on June 26, 2012.  Each note is convertible into shares of our common stock beginning 180 days from the date of the note at a conversion price of 60% of the average of the lowest three trading prices of our common stock during the 10 trading days on the OTC-BB preceeding the conversion date. The number of shares issuable upon conversion shall be proportionally adjusted to reflect any stock dividend, split or similar event. We are only entitled to prepay the notes from the date of the notes until 90 days thereafter at 150% of the outstanding principal balance, accrued and unpaid interest, default interest, and other amounts required under the notes, so long as the holder of the notes has not elected to convert the notes into our common stock.  We are only entitled to prepay the notes 91 days from the date of the notes up to 180 days from the date of the notes at 175% of the outstanding principal balance, accrued and unpaid interest, default interest, and other amounts required under the notes. We have no right to prepay the notes after 180 days from the date of the notes. Unless waived in writing by the holder of the notes, we are prohibited from effecting the conversion of the notes to the extent that as a result of such conversion the holder thereof would beneficially own more than 4.99% in the aggregate of our issued and outstanding common stock immediately after giving effect to the issuance of common stock upon conversion. While the notes are outstanding, the holder is entitled to a reduction in the conversion price if we issue any securities for a per share price less than the conversion price in effect available to the holder. Under the Securities Purchase Agreement in connection with the issuance of the notes, the holder is entitled to a right of first refusal on any subsequent equity offerings (or debt offerings with an equity component) that we may engage in for a period of one year.  For so long as we have any obligation under the notes, we agreed to certain restrictions on our ability to declare dividends, repurchase our capital stock, borrow money, sell our assets, or advance loans to others.  The notes contain events of default which, if triggered, will result in the requirement to pay a default amount as specified in the notes.  The default amount depends on the particular event of default.  In some cases, the amount we would owe the holder could be two times the sum of the outstanding principal balance of the notes, accrued and unpaid interest, default interest (at 22% per annum), and other amounts required under the notes.  In other cases, the amount we would owe the holder would be 150% of the sum of the outstanding principal balance of the notes, accrued and unpaid interest, default interest, and other amounts required under the note.  Other cases elicit other default amounts as provided under the notes.  The notes also provide for an option for the holder to take the default amount in shares of our common stock under a formula provided in the notes in lieu of a cash payout.

SHARES ELIGIBLE FOR FUTURE SALE

The sale of a substantial amount of our common stock in the public market after this offering, or the perception that such sales may occur, could adversely affect the prevailing market price of our common stock.

Upon the completion of this offering, we will have 203,480,566 shares of common stock outstanding.

Of the shares to be outstanding after the closing of this offering, the shares sold in this offering will be freely tradable without restriction under the Securities Act, except that any shares purchased in this offering by our “affiliates,” as that term is defined in Rule 144 under the Securities Act, generally may be sold in the public market only in compliance with Rule 144.

Transfer Agent

Our transfer agent is American Stock Transfer and Trust Company, Operations Center, 6201 15th Avenue, Brooklyn, NY 11219.

EXPERTS

The financial statements for the years ended December 31, 2010 and 2009 included in this prospectus have been audited by Sherb & Co., LLP to the extent and for the periods indicated in their report thereon. Such financial statements have been included in this prospectus and registration statement in reliance upon the report of Sherb & Co., LLP and upon the authority of such firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Delaware General Corporation Law and our Certificate of Incorporation. Section 145 of the Delaware General Corporation Law provides that a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that: (1) his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and (2) his breach of those duties involved intentional misconduct, fraud or a knowing violation of law. Our Certificate of Incorporation provides for indemnification of our directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

This provision is intended to afford directors and officers protection against and to limit their potential liability for monetary damages resulting from suits alleging a breach of the duty of care by a director or officer. As a consequence of this provision, stockholders of our company will be unable to recover monetary damages against directors or officers for action taken by them that may constitute negligence or gross negligence in performance of their duties unless such conduct falls within one of the foregoing exceptions. The provision, however, does not alter the applicable standards governing a director’s or officer’s fiduciary duty and does not eliminate or limit the right of our company or any stockholder to obtain an injunction or any other type of non-monetary relief in the event of a breach of fiduciary duty.

LEGAL MATTERS

The validity of our common stock offered hereby will be passed upon for us by Gracin & Marlow, LLP, New York, New York.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and file annual and current reports, proxy statements and other information with the Commission. These reports, proxy statements and other information filed by ProText Mobility, Inc. can be read and copied at the Commission’s Public Reference Room at 100 F Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.  We will provide to the record holders of our securities a copy of our annual reports containing audited financial statements and such periodic and quarterly reports free of charge upon request.

The Commission also maintains a website that contains reports, proxy statements, information statements and other information located at http://www.sec.gov. This prospectus does not contain all the information required to be in the registration statement (including the exhibits), which we have filed with the Commission under the Securities Act and to which reference is made in this prospectus.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of Protext Mobility, Inc. (f/k/a EchoMetrix, Inc.)
Syosset, New York

We have audited the accompanying consolidated balance sheets of Protext Mobility, Inc. (f/k/a EchoMetrix, Inc.). and Subsidiaries as of December 31, 2010 and 2009, and the related consolidated statements of operations, stockholders' deficit, and cash flows for the years ended December 31, 2010 and 2009. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Protext Mobility, Inc. (f/k/a EchoMetrix, Inc.) and Subsidiaries at December 31, 2010 and 2009, and the results of their operations and their cash flows for the year ended December 31, 2010 and 2009 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and has negative working capital and a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sherb & Co. LLP

New York, New York
March 30, 2011

PROTEXT MOBILITY, INC. (f/k/a EchoMetrix, Inc) AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

ASSETS

	December 31,	December 31,
	2010	2009

Current assets:
Cash	$60,209	$37,890
Accounts receivable	-	238
Prepaid expenses	12,130	12,671
Total current assets	72,339	50,799

Property and equipment – net	14,647	68,094

Other assets:
Capitalized software costs, less accumulated amortization
of $112,250 and $82,120, respectively	161,931	252,001
Website development costs, less accumulated amortization of
of $21,250 and $5,000, respectively	38,750	40,000
Security deposit	9,454	9,454
Total other assets	210,135	301,455

Total assets	$297,121	$420,348

See notes to consolidated financial statements

PROTEXT MOBILITY, INC. (f/k/a EchoMetrix, Inc) AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (Continued)

LIABILITIES AND STOCKHOLDERS' DEFICIT

	December 31,	December 31,
	2010	2009

Current liabilities:
Current portion of long term debt and capital leases	$6,002	$47,991
Current portion of 10% convertible notes payable	114,034	233,832
Convertible short term bridge notes payable, net of
discount of $535,053 and $111,574 respectively	976,407	1,642,249
Non convertible short term bridge notes payable	124,790	273,067
Due to stockholder	195,686	307,838
Accounts payable	370,126	295,771
Accrued expenses	201,234	501,727
Total current liabilities	1,988,279	3,302,475

Other liabilities:
Dividends payable	90,840	-
Obligations under capital lease, net of current portion	-	5,735
Deferred rent	3,849	7,541
Total liabilities	2,082,968	3,315,751

Stockholders' deficit
Preferred stock - $.0001 par value, authorized - 25,000,000 shares;
Series A Preferred stock - $.0001 par value, $2.62 liquidation value, 1,526,718 designated; issued and outstanding -269,862 and 901,237 shares respectively	27	90
Series B Preferred stock - $.0001 par value, $9.09 liquidation value, 1,000,000 designated; issued and outstanding -511,551 and 220,022 respectively	51	22
Common stock - $.0001 par value, authorized - 400,000,000 shares; issued and outstanding -145,138,192 and 79,203,336 shares respectively	14,514	7,921
Additional paid-in capital	40,926,795	26,470,579
Accumulated deficit	(42,727,234)	(29,374,015)
Total stockholders' deficit	(1,785,847)	(2,895,403)

Total liabilities and stockholders' deficit	$297,121	$420,348

See notes to consolidated financial statements

PROTEXT MOBILITY, INC. (f/k/a EchoMetrix, Inc) AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ending December 31,
	2010	2009

Revenues	$30,853	$31,428

Cost of Sales:
Commissions	2,977	699
Amortization of software costs	128,325	82,120
Write off of capitalized software costs	130,212	-
Cost of Sales	261,514	82,819

Gross Loss	(230,661)	(51,391)

Operating expenses:
Selling	199,961	57,088
Web site costs	84,195	69,945
General and administrative	3,913,934	3,658,239
Depreciation and amortization	69,697	87,515
Total operating expenses	4,267,787	3,872,788

Loss from operations	(4,498,448)	(3,924,179)

Other (income) expenses:
Interest	226,993	396,410
Interest - related party	-	1,008
Gain on extinguishment of liabilities	(3,500)	(491,830)
Debt conversion expense	272,862	-
Other expenses	-	889
Amortization of note discounts	684,186	650,254
Total other expenses	1,180,541	556,731

Net loss	(5,678,989)	(4,480,910)

Common stock dividends to be issued for Series B Preferred Stock	(260,939)	(43,556)
Deemed preferred stock dividend related to warrant modification	(2,783,291)	-
Deemed preferred stock dividend related to issuance of warrants and common stock	(4,630,000)	(2,000,000)

Net loss applicable to common stockholders	$(13,353,219)	$(6,524,466)

Per share data
Loss per share - basic and diluted	$(0.12)	$(0.09)

Weighted average number of shares outstanding- basic and diluted	111,287,250	76,074,372

See notes to consolidated financial statements

PROTEXT MOBILITY, INC. (f/k/a EchoMetrix, Inc) AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

	Series A Preferred Stock		Series B Preferred Stock		Common Stock
		Par Value $.0001		Par Value $.0001		Par Value $.0001	Additional Paid-In	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance at December 31, 2008	901,237	$90		$—	71,787,304	$7,178	$19,214,710	$(22,849,549)	$(3,627,571)

Common stock issued for interest on debt					675,795	66	79,771		79,837
Common stock issued in connection with 2008 warrants exercised					24,000	2	(2)		—
Common stock issued for conversion of 10% notes-principal					766,237	77	93,083		93,160
Common stock issued for conversion of Bridge Notes - principal					2,500,000	250	349,750		350,000
Common stock issued for legal settlement					500,000	50	44,950		45,000
Fair value of common stock issued for services					120,000	15	20,986		21,001
Restricted stock issued in connection with bridge notes payable					2,830,000	283	266,461		266,744
Warrants issued in connection with bridge notes payable							94,368		94,368
Beneficial conversion feature issued in connection with bridge notes							341,393		341,393
Interest related to modification of conversion price of debt							133,398		133,398
Fair value of warrants issued for consulting services							663,629		663,629
Fair value of options issued for consulting services							94,000		94,000
Fair value of warrants issued to employees							360,000		360,000
Option expense							670,548		670,548
Issuance of Preferred B securities			220,022	22			1,999,978		2,000,000
Dividends payable in common stock to Series B Preferred Stockholders							43,556	(43,556)	-
Deemed Dividend on Preferred B securities							2,000,000	(2,000,000)	-
Net Loss								(4,480,910)	(4,480,910)

Balance at December 31, 2009	901,237	$90	220,022	$22	79,203,336	$7,921	$26,470,579	$(29,374,015)	$(2,895,403)

See notes to consolidated financial statements

PROTEXT MOBILITY, INC. (f/k/a EchoMetrix, Inc) AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009 (Continued)

	Series A		Series B
	Preferred Stock		Preferred Stock		Common Stock
		Par Value $.0001		Par Value $.0001		Par Value $.0001	Additional Paid-In	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance at December 31, 2009	901,237	$90	220,022	$22	79,203,336	$7,921	$26,470,579	$(29,374,015)	$(2,895,403)
Common stock issued as interest on debt					215,908	22	24,429		24,451
Common stock issued for legal settlement					2,102,175	210	183,714		183,924
Common stock issued for Debt settlement					100,000	10	13,990		14,000
Fair value of common stock issued for services					738,717	74	71,234		71,308
Fair value of warrants issued for consulting services							6,000		6,000
Fair value of options issued for consulting services							209,196		209,196
Option expense							1,390,613		1,390,613
Common stock issued in connection with option exercise					567,536	57	(57)		-
Common stock issued in connection with warrant exercise					1,445,079	145	(145)		-
Common stock issued board of directors compensation					1,170,638	117	108,144		108,261
Common stock issued pursuant to Preferred A conversion	(631,375)	(63)			6,313,750	631	(568)		-
Common stock issued pursuant to 10% noteholder debt conversion					855,703	86	119,713		119,799
Common stock issued pursuant to bridge noteholder debt conversion					1,398,319	140	195,625		195,765
Common stock issued for accrued interest					1,906,151	190	228,558		228,748
Restricted stock issued in connection with convertible notes payable					2,443,183	244	268,226		268,470
Beneficial conversion feature recognized in connection with issuance of convertible notes payble							804,520		804,520
Fair value of warrants issued in connection with issuance of convertible notes payable							34,719		34,719
Debt conversion expense							272,862		272,862
Common stock issued in connection with bridge noteholder settlement					2,750,000	275	296,475		296,750
Common stock dividends issued in accordance with Series B									-
Preferred Stock Agreement					2,077,697	208	169,891	(170,099)	-
Series B Preferred Stock purchased			291,529	29			2,649,971		2,650,000
Deemed dividend related to issuance of warrants and common stock in connection with purchase of Series B Preferred Stock					41,850,000	4,185	4,625,815	(4,630,000)	-
Deemed dividend related to modification of warrants issued with Series B Preferred Stock							2,783,291	(2,783,291)	-
Dividends payable								(90,840)	(90,840)
Net loss								(5,678,989)	(5,678,989)
Balance at December 31, 2010	269,862	$27	511,551	$51	145,138,192	$14,514	$40,926,795	$(42,727,234)	$(1,785,847)

See notes to consolidated financial statements

PROTEXT MOBILITY, INC. (f/k/a EchoMetrix, Inc) AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2010	2009

Cash flows from operating activities:
Net loss	$(5,678,989)	$(4,480,910)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain on extinguishment of debt	(3,500)	(491,830)
Debt modification expense	272,862	-
Write off of capitalized software	130,212	-
Warrants/options issued for consulting services	215,196	1,117,629
Common stock issued for legal settlements	111,924	-
Common stock issued for services	71,308	21,000
Common stock issued for compensation	108,261	-
Stock issued for interest	24,451	79,837
Compensatory element of stock options	1,381,775	670,548
Depreciation	53,447	62,859
Amortization of deferred financing costs	-	10,000
Amortization of software and website development costs	144,575	87,120
Amortization of intangible assets	-	9,657
Amortization of discount related to debt	684,186	650,254
Interest and compensation expense as a result of modification of warrant exercise price	-	133,398
Increase (decrease) in cash flows as a result of changes in asset and liability account balances:
Accounts receivable	238	1,653
Prepaid expenses and other assets	541	6,109
Deferred rent	(3,692)	(1,957)
Accounts payable and accrued expenses	208,987	(68,886)
Due to stockholders	(112,152)	28,719
Total adjustments	3,288,619	2,316,111

Net cash used in operating activities	(2,390,370)	(2,164,799)

Cash flows from investing activities:
Capitalized software costs	(168,467)	(247,207)
Capitalized website development costs	(15,000)	(45,000)
Net cash used in investing activities	(183,467)	(292,207)

See notes to consolidated financial statements

 PROTEXT MOBILITY, INC. (f/k/a EchoMetrix, Inc) AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

	For the Years Ended December 31,
	2010	2009

Cash flows from financing activities:
Proceeds from sale of Preferred B securities	$2,650,000	$2,000,000
Proceeds from exercise of stock options	8,880	-
Payments to stockholders	-	(306,809)
Proceeds from bridge notes payable	645,125	1,600,000
Payments of bridge notes payable	(660,125)	(513,109)
Payments of note payable - equipment	(2,962)	-
Payments of 10% investor notes payable	-	(191,008)
Payments of notes payable - bank	-	(49,007)
Payments under capital lease	(44,762)	(70,388)
Net cash provided by financing activities	2,596,156	2,469,679

Net increase in cash	22,319	12,673

Cash at beginning of year	37,890	25,217

Cash at end of year	$60,209	$37,890

Supplemental Schedules of Noncash Investing and Financing Activities:
Cash payment made during the period-Interest	$12,248	$11,745
Common stock issued in connection with settlement agreement	$72,000	$45,000
Common stock issued in connection with extinguishment of payable	$14,000	$-

Common stock issued as a result of debt and accrued interest conversion	$841,063	$443,160
Restricted stock issued in connection to bridge loans	$268,470	$266,744
Warrants granted in connection to convertible loan issuance	$34,719	$94,368
Beneficial conversion feature in relation to bridge loans	$804,520	$341,293
Common stock dividends payable for Series B Preferred Stock	$90,840	$43,556
Common stock dividends issued for Series B Preferred Stock	$170,099	$-
Deemed preferred stock dividend related to warrant modification	$2,783,291	$-
Deemed preferred stock dividend related to issuance of warrants and common stock	$4,630,000	$2,000,000

See notes to consolidated financial statements

PROTEXT MOBILITY, INC. (f/k/a EchoMetrix, Inc) AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010 and 2009

NOTE 1 - DESCRIPTION OF BUSINESS AND GOING CONCERN

ProText Mobility Inc. (formerly known as EchoMetrix Inc. and SearchHelp, Inc) was incorporated in the State of Delaware on September 5, 2001 and completed its initial public offering on July 23, 2003. During the fiscal year ended December 31, 2008, the Company acquired 100% of the stock of EchoMetrix, Inc, a wholly owned subsidiary, and in May of 2009 the Company filed a Certificate of Ownership and Merger with the state of Delaware pursuant to which EchoMetrix was merged into the Company, and the Company's corporate name was changed from SearchHelp, Inc. to EchoMetrix, Inc. In December of 2010, the Company formed a new Corporation (ProText Mobility, Inc) and filed a Certificate of Ownership and Merger with the state of Delaware pursuant to which the Company’s wholly owned subsidiary, ProText Mobility, Inc., was merged into the Company, and the Company’s name changed from Echo Metrix, Inc. to ProText Mobility, Inc.

Protext Mobility develops innovative products and solutions for the mobile communications market. As disclosed in public filings, the Company has evolved from a software developer for personal computer (“PC”) to products designed for the mobile industry. Our first technology, FamilySafe Parental Controls continues to generate revenue for the Company. Going forward, the Company’s mission is to leverage our core intellectual property; namely, the ability to analyze and contextualize digital data streams and apply the results towards high-growth markets, such as mobile communications and messaging. Our lead offering, SafeText is a premium service for mobile devices that provides parents a solution to help manage their children’s mobile communication activities.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As reflected in the consolidated financial statements, the Company incurred net losses of approximately $5,679,000 and $4,481,000 for the years ended December 31, 2010 and 2009, respectively.  In addition, the Company had negative working capital of approximately $1,916,000 and an accumulated deficit of approximately $42,727,000 at December 31, 2010.

These circumstances raise substantial doubt about the Company's ability to continue as a going concern.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.  Management's efforts have been directed towards the development and implementation of a plan to generate sufficient revenues to cover all of its present and future costs and expenses. This plan is to address mobile messaging market opportunities with novel, comprehensive and robust solutions for the consumer and enterprise market. Overall, we see a unique opportunity to add value to the underserved “trillion” text messaging market.

Our lead offering, SafeText, is a premium service for mobile devices that provide parents a solution to help manage their children’s mobile communications activities. SafeText is offered in two configurations; a device-based and a network-based solution as more fully described in Part I, Business Strategy and Products.

If the Company does not generate sufficient revenues from the sales of its products in an amount necessary to meet its cash needs, the Company will need additional financing to continue to operate. There are no assurances that the Company can continue to successfully raise additional financing.  As the Company increases sales from its products and services, the Company expects to increase cash flows from operations. The Company has been successful in raising financing from equity and debt transactions. For the fiscal year ended December 31, 2010, the Company raised approximately $3,304,000 from the sale of preferred stock ($2,650,000), exercise of options ($9,000) and private placement of common stock and warrants and issuance of debt ($645,000). During the fiscal year ended December 31, 2009, the Company raised approximately $3,600,000 from the sale of preferred stock ($2,000,000), and private placement of common stock and warrants, and issuance of debt ($1,600,000). In addition an approximate total of $120,000 and $93,000 of the 10% short term promissory notes have been converted into common stock for the fiscal years ended December 31, 2010 and 2009, respectively. For the fiscal years ended December 31, 2010 and 2009, approximately $376,000 and $350,000, respectively of the bridge notes payable have been converted into common stock.

The accompanying consolidated financial statements have been prepared, in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”).  The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany transactions have been eliminated in consolidation.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

(a) Basis of Presentation:

ProText Mobility, Inc. is organized as a single reporting unit, with two operating divisions, and believes that it operates as a single business.   References in this report to “ProText Mobility”, the “Company”, “we”, “us” or “our” refers to ProText Mobility Inc. and its consolidated subsidiaries. All intercompany transactions have been eliminated in consolidation.

(b) Revenue Recognition:

The Company recognizes revenues in accordance with authoritative guidance when services have been rendered, the sales price is determinable and collectability is reasonably assured. Revenue from online Internet sales is recognized upon the settlement of credit card charges, typically within three days of the sale.

(c) Use of Estimates:

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

(d) Earnings Per Share:

The Company utilizes the guidance per FASB Codification “ASC 260 "Earnings Per Share". Basic earnings per share is calculated on the weighted effect of all common shares issued and outstanding, and is calculated by dividing net income available to common stockholders by the weighted average shares outstanding during the period. Diluted earnings per share, which is calculated by dividing net income available to common stockholders by the weighted average number of common shares used in the basic earnings per share calculation, plus the number of common shares that would be issued assuming conversion of all potentially dilutive securities outstanding, is not presented separately as it is anti-dilutive. Such securities, shown below, presented on a common share equivalent basis and outstanding as of December 31, 2010 and 2009 have been excluded from the per share computations as their effect would be anti-dilutive:

	For the Years Ended December 31,
	2010	2009
2004 Stock Plan Options	230,000	470,000
Non ISO Stock Options	32,243,422	24,599,001
Convertible Preferred Stock	53,853,720	31,014,570
Convertible Bridge Notes and Notes Payable	13,170,757	15,894,045
Warrants	113,020,650	43,168,181

(e) Stock Based Compensation:

Effective January 1, 2006, the Company’s 2004 Stock Plan and options granted outside of the Plan are accounted for in accordance with the recognition and measurement provisions of Share Based Compensation as defined in FASB Codification, topic 718, which  requires compensation costs related to share-based payment transactions, including employee stock options, to be recognized in the financial statements.

(f) Advertising Costs:

The Company expenses ordinary advertising and promotion costs as incurred. Advertising and promotion costs totaled approximately $176,000 for the fiscal year ended December 31, 2010.   There were no such costs in the prior fiscal year

(g) Software Development Costs:

Research and development costs are expensed as incurred. No research and development costs were incurred during the years ended December 31, 2010 and 2009.

Research and development costs are generally expensed as incurred. In accordance with the provisions of FASB Codification Topic ACS 985-20, "Costs of Software to be Sold, Leased, or Marketed,” software development costs are subject to capitalization beginning when a product's technological feasibility has been established and ending when a product is available for release to customers. For the years ended December 31, 2010, and 2009 the Company capitalized approximately $183,000 and $292,000 of software and website development costs, respectively.  The software and website costs are amortized on a straight line basis over the estimated useful life of three years. Amortization expense for the years ended December 31, 2010 and 2009 was approximately $145,000 and $87,000 respectively.

The Company continually strives to enhance and improve the functionality of its software products.  As such all new programming must be tested, even if it is only a small component of a larger existing element of the software, before being released to the public. Testing is an ongoing process and generally occurs in three areas. First, upgrades and enhancements are done on a continual basis to prolong the lifecycle of the products and as new enhancements and upgrades are completed, each item must be tested for performance and function. Testing is also performed to assure that new components do not adversely affect existing software. Finally, as with all software, testing must assure compatibility with all third party software, new operating systems and new hardware platforms.

Estimated aggregate minimum amortization expenses for each of the next three years is:

2011	63,000
2012	58,000
2013	16,000

(h) Long-Lived Assets

In accordance with FASB Codification Topic ASC 360-10-15, Impairment or Disposal of Long-Lived Assets, we review long-lived assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recovered.  In such circumstances, we will estimate the future cash flows expected to result from the use of the asset and its eventual disposition.  Future cash flows are the future cash inflows expected to be generated by an asset less the future outflows expected to be necessary to obtain those inflows.  If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, we will recognize an impairment loss to adjust to the fair value of the asset.  In the fourth quarter of the fiscal year ended December 31, 2010, the Company determined there was an impairment to the software capitalization related to the PULSE product and recorded a write off of approximately $130,000 which is included in the accompanying consolidated statement of operations. There was no impairment for the fiscal year ended December 31, 2009.

(i) Cash Equivalents:

For purposes of the consolidated statements of cash flows, the Company considers all highly liquid investments with a remaining maturity of three months or less, when purchased, to be cash equivalents.

(j) Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are stated at the amount the Company expects to collect. The Company provides an allowance for doubtful accounts equal to the estimated uncollectible amounts. The Company’s estimate is based on historical collection experience and a review of the current status of trade accounts receivable. It is reasonably possible that the Company’s estimate of the allowance for doubtful accounts will change. Accounts receivable are presented net of an allowance for doubtful accounts of $0 and approximately $200 at December 31, 2010, and 2009, respectively.

 (k) Fair Value of Financial Instruments:

The Company’s financial instruments are cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, notes payable and obligations under capital leases. The carrying amounts of accounts receivable, accounts payable and accrued expenses approximates fair value due to the short term nature of these financial instruments. The recorded values of notes payable and obligations under capital leases approximate their fair values, as interest approximates market rates.

(l) Concentration of Credit Risk:

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable. The Company from time to time may maintain cash balances, which exceed the Federal Depository Insurance Coverage limit. The Company performs periodic reviews of the relative credit rating of its bank to lower its risk. Concentrations of credit risk with respect to accounts receivable are limited because a number of geographically diverse customers make up the Company’s customer base, thus spreading the trade credit risk.

(m) Property and Equipment and Depreciation:

Property and equipment are recorded at cost. Expenditures for major additions and improvements are capitalized and minor replacements, maintenance, and repairs are charged to expense as incurred. When property and equipment are disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period. Depreciation is provided for over the estimated useful lives of the related asset using the straight-line method. The estimated useful lives for significant property and equipment categories are as follows:

Data processing equipment	3 to 5 years
Telecommunication equipment	5 years
Purchased software	3 years

 (n) Recently Issued Accounting Pronouncements Affecting The Company:

In May of 2010, ProText Mobility applied the provisions of ASC 470-50 “Debtors Accounting for a Modification or Exchange of Debt Instruments” when it modified the terms of its 10% and Bridge notes. The Company evaluated these transactions under ASC 470-50 to determine if the modification was substantial and if extinguishment accounting should be applied. If the change in fair value of the conversion option is less than 10% of the carrying value of the debt, (and the debt modification was not determined to be substantial) then ASC 470-20 applies. The Company evaluated the new debt instrument and applied debt conversion expense. (Note 4 and 5)

The Company evaluates the new accounting provisions for guidance applicable to ProText Mobility, Inc.  During the period, the Company does not believe there are any new pronouncements that will materially impact the Company

Recent accounting pronouncements

Recent accounting pronouncements applicable to the Company are summarized below.

In January 2010, the FASB issued Accounting Standards Update No. 2010-06, "Fair Value Measurements and Disclosures (Topic 820) - Improving Disclosures about Fair Value Measurements." This Update requires new disclosures regarding the amount of transfers in or out of Levels 1 and 2 along with the reason for such transfers and also requires a greater level of disaggregation when disclosing valuation techniques and inputs used in estimating Level 2 and Level 3 fair value measurements. This Update also includes conforming amendments to the guidance on employers' disclosures about postretirement benefit plan assets. The disclosures will be required for reporting beginning in the first quarter 2010. Also, beginning with the first quarter 2011, the Standard requires additional categorization of items included in the rollforward of activity for Level 3 inputs on a gross basis. Adoption of this standard will not have a material effect on the financial statements.

Accounting Standards Update (“ASU”) ASU No. 2009-05 (ASC Topic 820), which amends Fair Value Measurements and Disclosures – Overall, ASU No. 2009-13 (ASC Topic 605), Multiple-Deliverable Revenue Arrangements, ASU No. 2009-14 (ASC Topic 985), Certain Revenue Arrangements that include Software Elements, and various other ASU’s No. 2009-2 through ASU No. 2011-01 which contain technical corrections to existing guidance or affect guidance to specialized industries or entities were recently issued.  These updates have no current applicability to the Company or their effect on the financial statements would not have been significant.

In March 2010, the FASB ratified the final consensus that offers an alternative method of revenue recognition for milestone payments. The guidance states that an entity can make an accounting policy election to recognize a payment that is contingent upon the achievement of a substantive milestone in its entirety in the period in which the milestone is achieved. The guidance will be effective for fiscal years, and interim periods within those years, beginning on or after June 15, 2010 with early adoption permitted, provided that the revised guidance is applied retrospectively to the beginning of the year of adoption. We have determined that the adoption of this guidance will not have a material effect on our consolidated financial statements.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption.

NOTE 3 - STOCK COMPENSATION

The Company’s 2004 Stock Plan (the “ 2004 Plan”), which is shareholder approved, permits the grant of share options and shares to its employees for up to 1,500,000 shares of Common Stock as stock compensation.  All stock options under the 2004 Stock Plan are granted at the fair market value of the Common Stock at the grant date. Employee stock options vest ratably over a three-year period and generally expire 5 years from the grant date.

The Company’s 2009 Incentive Stock Plan, (the “2009 Plan”), which is Board of Director approved, permits the grant of share options and shares to  directors, executives and selected employees and consultants for up to 25,000,000 shares of Common Stock as stock compensation.   The Company filed the 2009 Incentive Stock Plan with the Securities and Exchange Commission on October 19, 2010.  During the fiscal year ended December 31, 2010, 83,332 shares of common stock have been issued to a consultant for services.

Accounting for Employee Awards:

The Company adheres to the provisions of Share Based Compensation as defined in the FASB codification, topic ASC 718. The codification focuses primarily on accounting for transactions in which an entity obtains employee services through share-based payment transactions.  This guidance requires an entity to measure the cost of employee services received in exchange for the award of equity instruments based on the fair value of the award at the date of grant.  The cost is recognized over the period during which an employee is required to provide services in exchange for the award.

As a result of the adoption of the provision of Share Based Compensation, the Company's results for the years ended December 31, 2010and 2009 include share-based compensation expense for employees and board of directors totaled approximately $1,500,000 and $580,000, respectively, which have been included in the general and administrative expenses line item in the accompanying consolidated statement of operations.  No income tax benefit has been recognized in the income statement for share-based compensation arrangements as the Company has provided a 100% valuation allowance on its’ net deferred tax asset. Stock option compensation expense is the estimated fair value of options granted amortized on a straight-line basis over the requisite service period for the entire portion of the award. The Company has not adjusted the expense by estimated forfeitures, as required for employee options, since the forfeiture rate based upon historical data was determined to be immaterial.

During the years ended December 31, 2010 and 2009, the Company granted 9,520,056 and 7,910,844 (respectively) of options to employees, consultants and board of directors.  The options are exercisable at a range of $0.01 to $0.18 and have a five year term.  As of December 31, 2010, 19,017,501 employee options have vested and the remaining 875,000 vest over the next year.

The fair value of options at the date of grant is estimated using the Black-Scholes option pricing model. During the years ended December 31, 2010 and 2009, the assumptions made in calculating the fair values of options are as follows:

	For the Years Ended December 31,
	2010	2009
Expected term (in years)	5	5
Expected volatilty	100.25-105.63%	99.09%-100.00%
Expected dividend yield	0%	0%
Risk-free interest rate	2.45%-3.68%	2.51-3.85%

Accounting for Non-employee Awards:

The Company records its stock-based compensation expense in accordance with ASC 718-10, formerly SFAS 123R, “Share Based Payment” to its non-employee consultants for stock granted.

Stock compensation expense related to non-employee options was approximately $215,000 and $94,000 for the years ended December 31, 2010 and 2009, respectively.  These amounts are included in the Consolidated Statements of Operations within the general and administrative expenses line item.

During the years ended December 31, 2010 and 2009, the Company granted 2,598,214 and 5,400,000, respectively, of the options to non-employees.  The options are exercisable at a range of $0.08 to $0.30 and have a five year term.  As of December 31, 2010, 9,347,588 non-employee options have vested and the remaining 3,233,333 options vest over a two year period.

The following table represents our stock options granted, exercised, and forfeited during the year ended December 31, 2010.

		Weighted	Weighted
		Average	Average
		Exercise	Remaining	Aggregate
	Number	Price	Contractual	Intrinsic
Stock Options	of Shares	per Share	Term	Value
Outstanding at December 31, 2008	13,438,158	$0.24	2.4235	$0
Granted	13,310,844	0.12
Exercised	-	-
Forfeited/expired	(1,680,000)	0.30
Outstanding at December 31, 2009	25,069,001	$0.18	3.3829	$0
Granted	12,118,270	0.05
Exercised	(1,061,000)	0.09
Forfeited/expired	(3,652,849)	0.33
Outstanding at December 31, 2010	32,473,422	$0.20	2.3029	$0
Exercisable at December 31, 2010	28,365,089	$0.11	2.9366	$0
Weighted average fair value of options
Granted during the year	$0.11

As of December 31, 2010, there was approximately $208,000 of unrecognized compensation cost, net of estimated forfeitures, related to nonvested stock options, which is expected to be recognized over a weighted average period of approximately 1 year.

NOTE 4 -   PROPERTY AND EQUIPMENT

The following is a summary of property and equipment, at cost less accumulated depreciation, at December 31:

	2010	2009
Furniture and fixtures	$3,780	$3,780
Data processing equipment	212,730	212,730
Telecommunication equipment	21,262	21,262
Purchased software	2,395	2,395
	240,167	240,167
Less: accumulated depreciation	(225,520)	(172,073)
Total property and equipment, net	$14,647	$68,094

Depreciation charged to operations amounted to approximately $53,000 and $63,000 for the years ended December 31, 2010 and 2009, respectively. Property and equipment include gross assets acquired under capital leases of approximately $108,000 at December 31, 2010 and 2009, respectively. Capital leases are included as a component of data processing equipment. Amortization of assets under capital leases is included in depreciation expense.

NOTE 5 -   NOTE PAYABLE - EQUIPMENT

On July 12, 2006, the Company entered into a secured loan agreement with GE Commercial Finance for the purchase of $21,262 of communications equipment related to the Company’s corporate office space. This loan has a five-year term with monthly payments of approximately $400 including interest at the rate of 8.15% per annum and is secured by the equipment purchased. The outstanding balance at December 31, 2010 and 2009 was approximately $3,000 and $8,000 respectively, of which approximately $3,000 and $4,000 is included in current liabilities. Future principal payments under the secured loan payable as of December 31, 2010 for the next year is approximately $3,000.

NOTE 6 - OBLIGATIONS UNDER CAPITAL LEASE

On July 17, 2006 the Company entered into an equipment lease agreement with Citicorp Vendor Finance for the purchase of $87,098 of computer equipment related to the Company’s products. The lease has a five-year term and a $1 purchase option. In January 2009, the Company prepaid the Citicorp Vendor Finance lease for servers for $50,000 in lieu of the remaining payments totaling $65,125.

On September 16, 2007 the Company entered into an equipment lease agreement with GE Capital for the purchase of $71,914 of computer equipment. The lease has a three-year term and a $1 purchase option. The Company is accounting for this obligation as a capital lease. Assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair market value of the asset.  The assets are depreciated over their related estimated useful lives.

On February 28, 2008 the Company entered into an equipment lease agreement with GE Capital for the purchase of $36,312 of computer equipment. The lease has a three-year term and a $1 purchase option. The Company is accounting for this obligation as a capital lease. Assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair market value of the asset.  The assets are depreciated over their estimated useful lives.

Depreciation for assets under capital leases for the years ended December 31, 2009 and 2008 amounted to approximately $30,000 and $7,000, respectively, and is included in depreciation expense.

The following is a summary of assets held under capital leases at December 31, 2009 and 2008:

	December 31, 2010	December 31, 2009
Data processing equipment, server and routers	$108,226	$108,226
Less: Accumulated depreciation	(106,209)	(76,126)
	$2,017	$32,100

The minimum future lease payments under the capital lease and the equipment loan for the next year is approximately $2,000.

NOTE 7-     10% CONVERTIBLE NOTES PAYABLE

In May of 2010, the Company sent each noteholder an inducement letter which (i) offered to lower their conversion from $0.40 to $0.14 per share or (ii) exchange their existing note for a new note with the same principal and interest terms to extend the maturity date by nine months.  In exchange for the new note, each noteholder would receive one restricted share of the Company’s common stock and one warrant (with a $0.35 exercise price and one year term) for each one dollar of principal outstanding.

During the fiscal year ended December 31, 2010 the Company exchanged $41,596 of principal, issuing 41,596 of the Company’s restricted common stock and 41,596 warrants (at an exercise price of $0.35 with a one year term). The new note is a nine month note with interest calculated at 10% per annum paid in stock on a quarterly basis. The note is senior to any cash distributions to the Company’s primary investor and has mandatory principal repayment terms when and if options and warrants are exercised and the Company receives the cash proceeds.

During the fiscal year ended December 31, 2010, the Company’s 10% Noteholders converted approximately $120,000 of their principal balances and received 855,703 shares of common stock. The Company applied the accounting per ASC 470-20, when conversion prices are lowered to induce conversion and recorded debt conversion expense totaling approximately $64,000 as a result of the decrease in the conversion price from $0.40 to $0.14. The offset of the conversion was to additional paid in capital.

During the fiscal year ended December 31, 2009 the Company repaid a total of approximately $191,000 of the outstanding principal to the 10% convertible note holders. Of the total repaid, the Company settled in principal note of $300,000 for $150,000 in cash and recorded a gain on extinguishment of debt of $150,000.  In addition, the Company converted principal totaling approximately $93,000 and accrued interest of approximately $3,000 into 794,636 shares of common stock at conversion rates between $0.10 and $0.16. For the year ended December 31, 2009 the Company recorded interest expense as a result of the modification of debt (due to lower conversion price) for 10% convertible notes totaling approximately $67,000.

As of December 31, 2010 the remaining 10% convertible notes outstanding were in default.  The default provision requires an additional 2% interest per annum until the loans are repaid or converted. The 2% default penalty totaled approximately $3,100 and $10,000 for years ended December 31, 2010 and 2009, respectively and is included in interest expense on the consolidated statement of operations and in accrued expenses on the consolidated balance sheet as of December 31, 2010 and 2009, respectively.

As reflected on the balance sheets, the value of the 10% convertible notes at December 31, 2010 and December 31, 2009 amounted to approximately $114,000 and $234,000, respectively and are classified as current due to the fact that they are in default for the non payment by the maturity date.

NOTE 8 –  BRIDGE NOTES PAYABLE

Convertible Bridge Notes Payable:

2010
In May of 2010, the Company sent each noteholder an inducement letter which (i) offered to lower their conversion from $0.15 to $0.14 per share of principal and to lower the accrued interest from $0.14 to $0.12 or (ii) exchange their existing note for a new note with the same principal and interest terms to extend the maturity date by nine months.  In exchange for the new note, each noteholder would receive one restricted share of the Company’s common stock and one warrant (with a $0.35 exercise price and one year term) for each one dollar of principal outstanding.

During the fiscal year ended December 31, 2010 convertible note holders converted approximately $376,000 of their principal balance and approximately $203,000 of their accrued interest into 3,928,571 and 1,689,520 shares, respectively of the Company’s common stock. In accordance with ASC 470-20, the Company applied the guidance for debt inducement, and recorded an expense for the debt modification of approximately $212,000 as a result of the decrease in the conversion price.

In addition, during the fiscal year ended December 31, 2010 the Company exchanged approximately $1,100,000 of principal bridge notes payable (which includes non convertible loans that exchanged their loans for convertible loans (of approximately $113,000 of principal) and issued 1,066,366 of the Company’s restricted common stock and 1,066,366 of warrants (at an exercise price of $0.35) with a one year term.  The new notes are for nine months and interest is calculated at 10% per annum, payable quarterly in stock.  For the year ended December 31, 2010 interest expense totaled approximately $108,000 which is accrued on the accompanying consolidated balance sheet. The notes are convertible at any time at $0.14 and carry mandatory principal repayments when options or warrants are exercised and the company receives cash proceeds.

The Company evaluated the extension event under ASC 470-50 “Debtor’s Accounting for a Modification or Exchange of Debt Instruments” to determine if the modification was substantial. Because the change in fair value of the conversion option was less than 10% of the carrying value of the debt, the debt modification determined not to be substantial and as a result, no gain or loss was recorded.

The Company received approximately $645,000 in new bridge notes during the year ended December 31, 2010 issuing 1,290,250 of restricted common shares, recording a discount of approximately $466,000. During the year ended December 31, 2010 the Company repaid approximately $645,000 to bridge note holders.

The Company recorded amortization expense totaling approximately $679,000 for the year ended December 31, 2010 related to bridge note holders.

In March of 2011, bridge noteholders converted approximately $1,116,000 of principal and $104,000 in accrued interest into 9,079,353 shares of the Company’s common stock.

2009

On November 7, 2007 the Company began a private placement was terminated in December of 2007, and the Company received gross proceeds of $300,000. These notes are payable the earlier of August 15, 2008 or when the Company raises $1,000,000 in its next qualified financing as defined. The notes bear interest at a rate of 10% per annum, payable at the end of the term. The principal amounts of the notes are convertible into the Company’s common stock by the holder, at any time prior to the repayment of the principal, at the rate of $0.15 per share. In October of 2009, the Company repaid approximately $20,000 towards the principal balance of these notes. As of December 31, 2009, the total of approximately $280,000, of principal and accrued interest of approximately $64,000  is outstanding.

During 2008, the Company issued 10% short term promissory notes to accredited investors. These notes have maturity dates ranging from a period of three months to twelve months, bear interest at a rate of 10% per annum, payable at the end of the term. The Company raised a total of $905,000 from these promissory notes for the year ended December 31, 2008 and issued 1,715,000 restricted shares of the Company’s common stock to the note holders. The principal amounts of the notes are convertible into the Company’s common stock by the holder, at any time prior to the repayment of the principal, at rates ranging from $0.14 to $0.20 per share. These shares were valued at the fair market value on the date of each note. As a result of the issuance of these convertible notes and related restricted shares and warrants, the Company recorded a total discount of approximately $290,000 with a corresponding credit to common stock and additional paid in capital. The discount is accreted over the term of the note using the straight line method. For the year ended December 31, 2009, the Company amortized a total of approximately $59,000 of the discount.

During the year ended December 31, 2009 the Company repaid approximately $164,000 of principal and converted a total of accrued interest and principal of approximating $223,000 ($200,000 was principal) into 1,591,667 shares of common stock of the Company. For the year ended December 31, 2009 the Company recorded interest expense as a result of the modification of debt (due to a lower conversion price) of approximately $67,000.

During 2009, the Company issued 10% short term promissory notes to accredited investors. These notes have maturity dates ranging from a period of nine months to eighteen months, bear interest at a rate of 10% per annum, payable at the end of the term. The Company raised a total of $1,300,000 from these promissory notes for the year ended December 31, 2009 and issued 2,530,000 restricted shares of the Company’s common stock to the note holders. The principal amounts of the notes are convertible into the Company’s common stock by the holder, at any time prior to the repayment of the principal, at rates ranging from $0.14 to $0.15 per share. These shares were valued at the fair market value on the date of each note. As a result of the issuance of these convertible notes and related restricted shares and warrants, the Company recorded a total discount of approximately $674,000 with a corresponding credit to common stock and additional paid in capital. The discount is accreted over the term of the note using the straight line method. For the year ended December 31, 2009, the Company amortized a total of approximately $562,000 of the discount. In July 2009, the Company issued 1,071,429 shares of restricted common stock for converting $150,000 of principal at $0.14. In 2009, the Company repaid approximately $92,000 of the principal portion of these notes.

Non Convertible Bridge Notes Payable:

On October 4, 2007, the Company issued a short term promissory note in the principal amount of $150,000. This note was payable on September 30, 2008 and bears an interest rate equal to the prime rate plus three percent, 6.25% per annum and is payable at the end of the term.  During the year ended December 31, 2009, the Company repaid approximately $25,000 of this note. As of December 31, 2010 and 2009 the total of approximately $125,000 of principal and accrued interest of approximately $45,000 and $27,000, respectively is outstanding and currently in default for non payment of principal on maturity date.

In March of 2011, the entire principal balance of the note and accrued interest was converted into common stock of the Company.

NOTE 9 - DUE TO STOCKHOLDER

At December 31, 2010 and 2009, the Company was indebted to its former CEO, William Bozsnyak, in the amounts of approximately $29,000 and $44,000, respectively, for working capital advances made to the Company.  In accordance with Mr. Bozsnyak’s separation agreement dated February 2009, in the fiscal year ended December 31, 2009, the Company repaid approximately $15,000 of the loan previously made for working capital advances. For the years ended December 31, 2010 and 2009, interest expense was charged in the amounts of $0 and approximately $1,000, respectively.  The interest rate used in this calculation is 5.5% at December 31, 2009 and was the same interest rate paid to the Company’s short term lender under the revolving line of credit. At December 31, 2010 and 2009, approximately $164,000 in accrued interest was due to Mr. Bozsnyak, respectively.

At December 31, 2010 and 2009, approximately $3,000 and $100,000, respectively, was owed for unpaid salaries and accrued vacation to Mr. Bozsnyak. During the year ended December 31, 2009, the Company repaid approximately $97,000 of unpaid salaries to Mr. Bozsnyak, which was repaid in accordance with his February 2009 separation agreement.

Subsequent to December 31, 2010, the Company settled all outstanding liabilities with Mr. Bozsnyak in exchange for 1,200,000 shares of common stock.

NOTE 10 – ECONOMIC DEPENDENCY

The Company sold its products via the internet in the current year and for fiscal year 2009.   There was no customer that accounted for more than 10% of the sales for the fiscal years ended December 31, 2010 and 2009.

NOTE 11 - INCOME TAXES

The tax effect of the temporary differences that give rise to deferred tax assets are presented below:

	December 31,
	2010	2009

Deferred Tax Assets:
Net Operating Losses	$8,671,000	$7,505,000
Option Expense	2,310,000	1,687,000
Other	(131,000)	(104,000)
Valuation Allowances	(10,850,000)	(9,088,000)

Net Deferred Tax Asset	$-	$-

At December 31, 2010 and 2009, a 100% valuation allowance was recorded to reduce the Company’s net deferred tax asset to $0.  The Company could not determine that it was more likely than not that the deferred tax asset resulting from net operating loss carryforwards would be realized.

The Company has generated net operating loss carryforwards aggregating approximately $22,200,000 at December 31, 2010 for federal and state income tax purposes.  These carryforwards are available to offset future taxable income and expire at various dates through 2030.

A reconciliation of the difference between the expected tax rate using the statutory federal tax rate (34%) and the Company’s effective tax rate is as follows:

	December 31,
	2010	2009
U.S federal income tax at statutory rate	$(1,931,000)	$(1,524,000)
State income tax, net of federal income tax benefit	(284,000)	(224,000)
Non cash interest	10,000	121,000
Beneficial conversion feature	267,000	216,000
Other permanent differences	70,000	8,000
Valuation tax asset allowance	1,868,000	1,403,000
Effective tax rate	$-	$-

NOTE 12 - EQUITY TRANSACTIONS

 (a)   Preferred Stock:

The Company is authorized to issue up to 25,000,000 shares of preferred stock. Currently, we have designated 1,526,718 shares of Series A 7% Cumulative Convertible Preferred Stock, or Series A Preferred Stock and 1,000,000 shares of Series B Preferred Stock.

The holders of outstanding shares of Series A Preferred Stock are entitled to receive, in any fiscal year, when, if and as declared by the Board of Directors, out of any assets at the time legally available, dividends on a pro rata basis in cash at the rate of 7% per annum on the stated value of $2.62 per share. Each holder of shares of Series A Preferred Stock shall have the right, at any time and from time to time, to convert some or all such shares into fully paid and non-assessable shares of common stock at the rate of 10 shares of common stock for every one share of Series A Preferred Stock. In the fourth quarter of 2010, a shareholder converted 631,375 shares of Series A into 6,313,750 shares of common stock.

On July 29, 2009, the Company and Rock Island Capital, LLC (“Rock Island”) entered into a Series B Convertible Preferred Stock Purchase Agreement, as amended on September 9, 2009 (the “Agreement”).  Pursuant to the Agreement, the Company has sold to assignees of Rock Island an initial tranche of $2,000,000 of its Series B Convertible Preferred Stock (220,022 shares), in the aggregate, at a purchase price per share of $9.09, and has issued to such assignees Warrants to purchase 22,002,200 shares of the Company’s Common Stock, in the aggregate, at an exercise price of $0.15 per share.  Each share of Series B Convertible Preferred Stock is convertible into 100 shares of the Company’s Common Stock at the sole discretion of the holder.  Pursuant to the Agreement, Rock Island may designate one member for service on the Company’s board of directors.  Under the terms of the Agreement, Rock Island and its assignees could, at their discretion, purchase additional shares of Series B Convertible Preferred Stock and Warrants in two additional tranches of $2,000,000 and $1,000,000 payable on or before December 2, 2009, and January 8, 2010, respectively.

For the year ended December 31, 2009 the Company recorded the beneficial conversion feature and the warrant associated with such investment as a deemed preferred dividend of $2,000,000 with a corresponding credit to additional paid in capital.  In connection with the Stock Purchase Agreement and Certificate of Designation, the Preferred B stockholders were entitled to a quarterly dividend paid in common stock.

On March 4, 2010, ProText Mobility, Inc. (the “Company”) entered into Amendment No. 2 (“Amendment No. 2”) to the Series B Convertible Preferred Stock Purchase Agreement, dated July 29, 2009, as amended by Amendment No. 1 to the Series B Convertible Preferred Stock Purchase Agreement, with Rock Island Capital, LLC (the “Purchaser”), dated September 4, 2009 (as amended, the “Purchase Agreement”).  Pursuant to the Purchase Agreement, the Company agreed to sell to the Purchaser, in tranches (with the last tranche to occur within approximately 60 days from execution of Amendment No. 2), an aggregate of 550,055 shares of Series B Preferred Stock (of which 220,022 shares were sold prior to execution of Amendment No.2) for an aggregate purchase price of $5,000,000 (of which $2,000,000 was sold prior to execution of Amendment No. 2). In addition, the Company agreed to issue to the Purchaser five-year warrants to purchase 50,000,000 shares at an exercise price of $0.03, exercisable on a cashless basis, and 50,000,000 shares at an exercise price of $0.06, not exercisable on a cashless basis, in tranches pro rata with the sale of the Series B Preferred Stock. The exercise price of the warrants not exercisable on a cashless basis shall be reduced to $0.03 if the closing price of the Company’s common stock has a volume weighted average price of less than $0.06 for a 30-day period during the term of such warrants. The Company also agreed to issue to the Purchaser 45,000,000 shares of common stock (the “Additional Shares”), in tranches pro rata with the sale of the Series B Preferred Stock. As amended by Amendment No. 3, the Purchaser may terminate the Purchase Agreement upon 10 days’ written notice, in which event the Purchaser shall not be obligated to make any additional purchases under the Purchase Agreement.

In connection with the Purchase Agreement, the Company filed an Amended and Restated Certificate of Designation of Series B Preferred Stock (the “Certificate of Designation”) filed with the State of Delaware on June 5, 2010.

In accordance with the accounting guidance for modifications, for Amendment No. 2, the Company recorded approximately $2,024,000 as a deemed preferred dividend relating to warrant modification with a corresponding credit to additional paid in capital. The Company recorded $1,980,000 as a deemed preferred dividend relating to issuance of common stock with a corresponding credit to additional paid in capital.

In accordance with the agreement, dividends payable in common stock amounting to 1,617,578 shares were issued for the year ended December 31, 2010.

On July 29, 2010 the Company entered into Amendment No. 4 to the Stock Purchase Agreement of its Series B Convertible Preferred Stock with Rock Island Capital LLC whereby it amended the termination clause to remove the penalties and the termination payment fee.

On October 19, 2010 the Company entered into Amendment No. 5 to the Stock Purchase Agreement of its Series B Convertible Preferred Stock with Rock Island Capital LLC (“Purchaser”) whereby the Purchaser agreed to purchase from the Company, and the Company agreed to sell to the Purchaser, up to 192,500 units, with each unit consisting of (i) one share of Series B Preferred Stock, (ii) 81.818181 shares of the Company’s common stock and (iii) five-year warrants to purchase 181.818181 shares of the Company’s common stock at an exercise price of $0.01 (which may be exercised on a cashless basis), for a purchase price of $9.0909 per unit. The units will be sold in installments of at least $100,000 each on before the 30 th day following the prior payment, with the first installment due on or before the thirtieth day following the final payment of the aggregate purchase price under the Agreement. In the event that the Purchaser shall fail to timely pay any installment and does not notify the Company in writing at least five days prior to such installment due date (upon which notice the Purchaser shall be granted a 7-day extension), the Company may, from and after the expiration of any and all applicable cure periods, terminate the Agreement, and the Company shall have no right to pursue any other remedy against Purchaser.

•	The warrants issued or issuable under the Agreement shall be exercisable on a cashless basis.

•	On October 20, 2010, the Company filed an Amended and Restated Certificate of Designation of Series B Preferred Stock, pursuant to which:

▪	Pursuant to the commitment of the additional financing of $1,750,000, the number of shares of authorized Series B Preferred Stock was increased from 550,055 to 1,000,000;

▪	Pursuant to the commitment of the additional financing of $1,750,000, the “Special Dividend Amount” payable to the holders of Series B Preferred Stock was increased from $2,500,000 to $3,375,000;and

▪
The holders of Series B Preferred Stock shall be entitled to cumulative dividends at a rate of 10% per annum, compounded annually and payable in cash upon conversion of the Series B Preferred Stock into shares of common stock or upon such other date as determined by the Board of Directors of the Company.

In accordance with the accounting guidance for modifications, for Amendment No. 5, the Company recorded approximately $760,000 as a deemed preferred dividend relating to warrant modification with a corresponding credit to additional paid in capital.

For the year ended December 31, 2010, the Company received $2,650,000 from the sale of Series B Convertible Preferred Stock, and issued an additional 291,529 preferred B shares. The Company recorded the beneficial conversion feature and the warrant associated with such investment as a deemed preferred dividend of $2,650,000 with a corresponding credit to additional paid in capital In accordance with Amendment No. 5, the Company has accrued dividends payable amounting to approximately $91,000 at December 31, 2010 which is included in the accompanying consolidated balance sheet.

(b)     Common Stock:

Common Stock:

Payment of Interest
For the years ended December 31, 2010 and 2009, the Company issued 215,908 shares (valued at approximately $24,000) and 675,795 shares (valued at approximately $80,000) respectively of the Company’s common stock as payment for interest due on the Company’s 10% convertible notes.

Bridge Notes Issued
During the years ended December 31, 2010 and 2009, the Company issued 2,443,183 and 2,830,000 shares (valued at approximately $1,108,000 and $267,000) respectively, of the Company’s restricted common stock in connection with the issuance of promissory notes amounting to approximately $645,000 and $1,600,000 for the same fiscal years.

Services Rendered
The Company issued 738,717 shares (valued at approximately $71,000) and 120,000 shares (valued at approximately $21,000) for the years ended December 31, 2010 and 2009 respectively of the Company’s restricted common stock as payment for services and compensation.
The Company issued 1,170,638 shares (valued at approximately $108,000) for the year ended December 31, 2010 of the Company’s restricted common stock as payment for services to the Board of Directors.

Legal Settlements
In October of 2010, the Company reached a settlement with a plaintiff (as more fully described in the legal footnote below) resulting in an additional 527,175 shares for interest accrued from October 23, 2008 until settlement date.

Also in October of 2010, the Company issued 775,000 shares (valued at approximately $70,000) in connection with a separation agreement from a former employee. In February of 2010, the Company issued a $5,000 cash payment and 800,000 shares of the Company’s common stock valued at $72,000 to a former consulting company under the terms of a settlement agreement.

In August of 2009, the Company issued 500,000 shares of restricted common stock as part of an amendment to a settlement agreement with the Company’s former President.  In consideration for accelerating the remaining payments of $95,000, the Company and Mr. Carrizzo settled for a lump sum cash payment of $50,000 and 500,000 restricted shares of common stock, valued at $45,000.

Extinguishment of Accounts Payable
During the year ended December 31, 2010 the Company issued 100,000 shares (valued at $14,000) of its common stock in lieu of an account payable of $17,500.  The resulting gain of $3,500 is included within the gain on extinguishment of liabilities line item in the accompanying consolidated statement of operations.

Option and Warrant Exercises
During the year ended December 31, 2010 the Company issued 2,012,615 shares of common stock as a result of cashless exercises of 1,511,000 options and 1,941,667 warrants. The Company issued 24,000 shares of common stock for the year ended December 31, 2009, in connection with warrants exercised.

Debt Conversion of Interest
During the year ended December 31, 2010, the Company issued 1,906,152 shares of its common stock as a result of converting approximately $229,000 of accrued interest on the bridge note holders and recorded debt conversion expense of approximately $53,000 which is included in the debt conversion expense line item in the accompanying statement of operations.

Debt Conversion
In connection with the inducement letter issued to noteholders in May of 2010, during the year ended December 31, 2010, the Company issued 855,703 and 1,398,319 shares of its common stock for approximately $120,000 and $196,000 of the 10% and Bridge notes, respectively and recorded debt conversion expense of approximately $109,000 which is included in the debt conversion expense line item in the accompanying statement of operations.

During the year ended December 31, 2009 the Company issued 766,237 and 2,500,000 shares of the Company’s common stock in connection with the conversion of approximately $93,000 and $350,000 of the Company’s 10% convertible notes payable and bridge note holders, respectively.

Debt Exchange
Due to the exchange of debt instruments in the fiscal year ending December 31, 2010, the Company issued 1,107,935 shares of its restricted common stock to the 10% and Bridge note holders.

Bridge NoteHolder Settlement
In December of 2010, one of the Company’s board members paid approximately $445,000 directly to bridge noteholders (the Company has a bridge note payable recorded as of December 31, 2010 to the board member for the same amount).  In connection with this settlement, the Company issued 2,750,000 shares of common stock for the remaining principal and interest totaling approximately $297,000.  As a result of the lower conversion rate, the Company recorded approximately $111,000 of debt conversion expense which is included in the accompanying consolidated statement of operations.

Issuance of Common Stock as a Result of Sale of Securities
During the year ended December 31, 2010 the Company issued 2,750,899 shares of common stock as a dividend payable on Preferred Stock B for the quarter ended December 31, 2009, and for the period January 1, 2010 through October 19, 2010 (through the date of Amendment No. 5).   In connection with Amendment No. 2 to the Series B Convertible Preferred Stock effective March 4, 2010 the Company issued the pro rata portion of common stock amounting to 41,850,000 shares.

Conversion of Preferred A
In November of 2010, a shareholder converted 631,375 share of Preferred A into 6,313,750 shares of common stock.

(c ) Warrants :

2010

Effective June 9, 2009, the Company filed a Post Effective Amendment No. 4 to its Registration Statement on Form S-1 (“Post Effective Amendment” to extend the terms to exercise the Class A Warrant from June 30, 2009 to June 30, 2010 and to extend the term of the Class B Warrant from December 31, 2009 to June 30, 2010.  On October 20, 2010 (the date the SEC deemed Amendment No. 5 to the S-1 effective), these warrants were extended to June 30, 2011, however are not currently trading on the over the counter bulletin board, as no quote has been made since they expired on June 30, 2010. The Company is working to have these securities quoted, however no assurances can be made that they will be publically traded.

For the year ended December 31, 2010, in connection with Amendment No. 2 to the Series B Convertible Preferred Stock agreement, the Company cancelled warrants issued in the fiscal year 2009 of 22,002.200 with an exercise price of $0.15.  Pursuant to Amendment No. 2 which was effective June 4, 2010, the Company issued 25,300,000 cashless warrants with an exercise price of $0.03 and term of five years, and 25,300,000 non cashless warrants with an exercise price of $0.06 and a five year term.  As a result of this modification, the Company recorded approximately $2,024,000 of a deemed dividend which is included in the accompanying consolidated statement of operations.

Pursuant to Amendment No. 2 to the Series B Convertible Preferred Stock agreement, when proceeds were received in the period ended September 30, 2010, the Company issued 14,200,000 of cashless warrants with an exercise price of $0.03 and term of five years, and 14,200,000 non cashless warrants with an exercise price of $0.06 and a five year term.

Pursuant to Amendment No. 5 to the Series B Convertible Preferred Stock agreement effective October 19, 2010 (Note 8), all warrants were changed to $0.01 cashless.  In the fourth quarter ended December 31, 2010, the Company cancelled 42,500,000 of cashless warrants with an exercise price of $0.03 and 42,500,000 of non cashless warrants with an exercise price of $0.06 and issued 85,000,000 cashless warrants with an exercise price of $0.01. In this connection, the Company recorded approximately $775,000 as a deemed dividend related to warrant modification with a corresponding credit to additional paid-in capital. The Company issued an additional 8,000,000 of cashless warrants with an exercise price of $0.01 in the fourth quarter ended December 31, 2010.

During the year ended December 31, 2010, the Company issued 1,107,935 warrants at an exercise price of $0.35 and a one year term in connection with the debt exchange (Note 7 and 8).  During the year ended December 31, 2010, 1,941,667 warrants were exercised on a net cashless basis.

2009

During the year ended December 31, 2009, the Company issued warrants to purchase 1,325,000 shares of the Company’s common stock in connection with promissory notes issued and sales of its restricted common stock.  All warrants have a three to five year term and are exercisable at a range of $0.14 to $0.35 per share. The Company utilizes the Black-Scholes option-pricing model to calculated the fair value of the warrants issued. A fair value of approximately $94,000 was determined for the year ended December 31, 2009 and expensed over the terms of the warrant.

During the year ended December 31, 2009, the Company issued 2,200,000 warrants in connection with a consulting agreement, at an exercise price of $0.15 per share and with an exercise period of 5 years. The Company utilizes the Black-Scholes option-pricing model to calculate the fair value of the warrants issued.  A fair value of $336,000 was determined and expensed as the warrants were fully vested upon issuance.

During the year ended December 31, 2009 the Company granted warrants in connection with employment agreements totaling 4,000,000 shares all at an exercisable price of $0.10 and for a five year term. The Company utilizes the Black-Scholes option-pricing model to calculate the fair value of the warrants issued.  A fair value of $360,000 was determined and expensed and included in the general and administrative line item in the accompanying consolidated statement of operations as the warrants were fully vested upon issuance.

		Weighted
		Average
	Common	Exercise
	Shares	Price
Outstanding at December 31, 2008	11,878,084	$0.22
Issued	31,290,097	0.14
Exercised	-	-
Expired	-	-
Outstanding at December 31, 2009	43,168,181	$0.16
Issued	94,107,836	0.01
Exercised	(1,941,667)	0.03
Expired	(311,500)	0.46
Cancelled	(22,002,200)	0.15
Outstanding at December 31, 2010	113,020,650	$0.04

NOTE 13 - COMMITMENTS AND CONTINGENCIES

(a)   Legal Proceedings

Freifeld

On or about November 2008, the plaintiffs, Freifelds brought an action against the Company seeking summary judgment in lieu of complaint on two debt conversions.  The plaintiffs converted their notes and received the Company’s stock certificates in November 2008. Subsequently, the plaintiffs brought suit, requesting repayment of their converted notes.  The Company has retained legal counsel and has filed pre-answer motion for summary judgment for the Company.  The Plaintiffs have moved for summary judgment in lieu of a complaint and we cross-moved for summary judgment. The Court has indicated that it is going to set the matter down for an evidentiary hearing. On October 20, 2010, the Company reached a settlement with the plaintiff resulting in an additional 527,175 shares for interest accrued from October 23, 2008 until settlement date.

Attorney General Inquiry

On or about September 24, 2009, the Company received a subpoena duces tecum from the Attorney General’s Office of the State of New York that seeks documents and information related to the PULSE. As disclosed in the Company’s 8-K filed on September 17, 2010, the Company entered into an Assurance of Discontinuance Pursuant to Executive Law §63(15) (the “Assurance”) with the Office of the Attorney General of the State of New York (the “OAG”). The Company neither admits nor denies the findings of the OAG, made in connection with the OAG’s inquiry relating to the Company’s discontinued “PULSE” project. Pursuant to the Assurance of Discontinuance, (i) the Company is permanently enjoined from using or selling the PULSE product. (The Company had voluntarily ceased marketing the PULSE product shortly after the commencement of the OAG’s inquiry; (ii) the Company will pay $100,000 to the OAG in disgorgement, penalties, and costs; and (iii) the OAG will discontinue its investigation of the “PULSE” project.   The Company paid $100,000 in the fiscal year ended December 31, 2010.

Federal Trade Commission Civil Investigative Demand

On or about December 16, 2009, the Company received a Civil Investigative Inquiry from the Federal Trade Commission (“FTC”) related to PULSE.  In October of 2010, the Company entered into a Final Order for Permanent Injunction and Other Equitable Relief in settlement of the FTC’s allegations. Pursuant to the Order, the Company is permanently enjoined from using or selling the PULSE product (which the Company had voluntarily ceased marketing the PULSE product shortly after the commencement of the FTC’s inquiry) and to destroy an information collected from PULSE. There was no monetary settlement.

Almut Von Biedermann
On May 10, 2010, the Company was served with an action from Ms. Von Biederman for breach of contract seeking damages in excess of $75,000. The Company is currently in mediation proceedings, and has accrued $20,000 of prior consulting fees due to Ms. Von Biedermann.

(b)   Leases

The Company signed an operating lease beginning July 31, 2006 for its corporate office space located in Syosset, New York.  The lease has a term of five years and two months and expires on September 30, 2011.  In the fiscal year ended December 31, 2009 the Company settled on a previous office lease in Massachusetts. As a result a security deposit of $4,000 and approximately $13,000 of rent expense was reversed and recorded as a gain on extinguishment of a liability. The future minimum rental payments required under the lease agreement for the fiscal year ended December 31, 2011 is approximately $44,000.

Rent expense was approximately $60,000 and $50,000 for the years ended December 31, 2010 and 2009, respectively.

NOTE 14 - SUBSEQUENT EVENTS

Between January and March 9, 2011, the Company, through a private sale, issued 2,499,999 shares of its restricted common stock for total proceeds of approximately $212,000.

In March of 2011, the Company received $100,000 and issued a promissory note.

In March of 2011, the Company settled all outstanding liabilities with Mr. Bozsnyak in exchange for 1,200,000 shares of common stock.

In March of 2011, bridge noteholders converted approximately $1,116,000 of principal and $104,000 in accrued interest into 9,079,353 shares of the Company’s common stock.

PROTEXT MOBILITY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

ASSETS

	June 30,	December 31,
	2011	2010
	(Unaudited)	(Audited)
Current assets:
Cash	$2,397	$60,209
Prepaid expenses	15,268	12,130
Total current assets	17,665	72,339

Property and equipment - net	1,398	14,647

Other assets:
Capitalized software costs, less accumulated amortization of $156,355 and $112,250, respectively	241,127	161,931
Website development costs, less accumulated amortization of of $2,916 and $21,250, respectively	27,084	38,750
Security deposit	9,454	9,454
Total other assets	277,665	210,135

Total assets	$296,728	$297,121

See notes to consolidated unaudited financial statements

PROTEXT MOBILITY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (Continued)

LIABILITIES AND STOCKHOLDERS' DEFICIT

	June 30,	December 31,
	2011	2010
	(Unaudited)	(Audited)
Current liabilities:
Current portion of long term debt and capital leases	$-	$6,002
Current portion of 10% convertible notes payable	114,034	114,034
Convertible short term bridge notes payable, net of discount of $0 and $535,053 respectively	660,125	976,407
Non convertible short term bridge notes payable	-	124,790
Due to stockholder	-	195,686
Accounts payable	476,472	370,126
Accrued expenses	271,230	201,234
Total current liabilities	1,521,861	1,988,279

Other liabilities:
Dividends payable	324,632	90,840
Deferred rent	2,003	3,849
Total liabilities	1,848,496	2,082,968

Stockholders' deficit
Preferred stock - $.0001 par value, authorized - 25,000,000 shares;
Series A Preferred stock - $.0001 par value, $2.62 liquidation value, 1,526,718 designated; issued and outstanding -164,805 and 269,862 respectively	16	27
Series B Preferred stock - $.0001 par value, $9.09 liquidation value, 1,000,000 designated; issued and outstanding -511,551	51	51
Common stock - $.0001 par value, authorized - 400,000,000 shares;
issued and outstanding -165,144,107 and 145,138,192 shares respectively	16,514	14,514
Additional paid-in capital	43,348,562	40,926,795
Accumulated deficit	(44,916,911)	(42,727,234)
Total stockholders' deficit	(1,551,768)	(1,785,847)

Total liabilities and stockholders' deficit	$296,728	$297,121

See notes to consolidated unaudited financial statements

PROTEXT MOBILITY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	For the Six Months Ending June 30,		For the Three Months Ended June 30,
	2011	2010	2011	2010

Revenues	$12,691	$16,419	$7,003	$8,796

Cost of Sales:
Commissions	-	224	-	28
Amortization of Software Costs	44,105	67,474	22,907	34,939
Cost of Sales	44,105	67,698	22,907	34,967

Gross Loss	(31,414)	(51,279)	(15,904)	(26,171)

Operating expenses:
Selling	15,233	27,150	8,536	2,391
Web site costs	54,203	65,311	26,455	34,323
General and administrative	1,242,558	1,940,948	490,899	1,088,270
Depreciation and amortization	16,165	37,548	7,699	19,647
Total operating expenses	1,328,159	2,070,957	533,589	1,144,631

Loss from operations	(1,359,573)	(2,122,236)	(549,493)	(1,170,802)

Other (income) expenses:
Interest	49,523	119,820	19,464	57,230
(Gain)/loss on extinguishment of liabilities	(23,981)	31,263	11,258	31,263
Other income	(4,000)	-	-	-
Write off of website costs	38,750	-	-	-
Debt conversion expense	966	159,638	-	159,638
Amortization of note discounts	535,054	187,664	-	73,199
Total other expenses	596,312	498,385	30,722	321,330

Net loss	(1,955,885)	(2,620,621)	(580,215)	(1,492,132)

Common stock dividends to be issued for Series B Preferred Stock	(233,792)	(90,430)	(117,542)	(55,430)
Deemed preferred stock dividend related to warrant modification	-	(2,023,804)	-	-
Deemed preferred stock dividend related to issuance of warrants and common stock	-	(2,953,181)	-	(574,438)

Net loss applicable to common stock holders	$(2,189,677)	$(7,688,036)	$(697,757)	$(2,122,000)

Per share data
Loss per share - basic and diluted	$(0.01)	$(0.08)	$(0.00)	$(0.02)

Weighted average number of shares outstanding- basic and diluted	147,959,708	96,161,391	163,362,892	112,628,931

See notes to consolidated unaudited financial statements

PROTEXT MOBILITY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	For the Six Months Ended June 30,
	2011	2010

Cash flows from operating activities:
Net loss	$(1,955,885)	$(2,620,621)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain on extinguishment of debt	(23,981)	31,263
Debt modification expense	966	159,638
Write off of website development costs	38,750	-
Warrants/options issued for consulting services	61,954	169,687
Warrants/options issued to employees	-	-
Common stock issued for services	155,534	48,600
Common stock issued for compensation	105,500	-
Stock issued for interest	6,842	14,796
Compensatory element of stock options	220,379	632,381
Depreciation	13,249	30,049
Amortization of software and website development costs	47,021	74,974
Amortization of discount related to debt	535,054	187,664
Increase (decrease) in cash flows as a result of changes in asset and liability account balances:
Accounts receivable	-	32
Prepaid expenses and other assets	(3,138)	5,031
Deferred rent	(1,846)	(1,846)
Accounts payable and accrued expenses	375,936	163,935
Due to stockholders	(4,314)	-
Total adjustments	1,527,906	1,516,204

Net cash used in operating activities	(427,979)	(1,104,417)

Cash flows from investing activities:
Capitalized software costs	(123,301)	(89,044)
Capitalized website development costs	(5,000)	-
Net cash used in investing activities	(128,301)	(89,044)

See notes to consolidated unaudited financial statements

PROTEXT MOBILITY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (Continued)

	For the Six Months Ended June 30,
	2011	2010

Cash flows from financing activities:
Proceeds from sale of Preferred B securities	$-	$1,300,000
Proceeds from sale of common stock	337,500	-
Proceeds from exercise of stock options	26,970	-
Payments to stockholders	-	(56,076)
Proceeds from bridge notes payable	170,000	200,000
Payments of bridge notes payable	(30,000)	(210,000)
Payments of note payable - equipment	(2,773)	-
Payments of 10% investor notes payable	-	(6,815)
Payments under capital lease	(3,229)	(22,267)
Net cash provided by financing activities	498,468	1,204,842

Net (decrease) increase in cash	(57,812)	11,381

Cash at beginning of period	60,209	37,890

Cash at end of period	$2,397	$49,271

Supplemental Schedules of Noncash Investing and Financing Activities:
Common stock issued in connection with settlement agreement	$25,000	$72,000
Common stock issued in connection with extinguishment of payable	$267,033	$14,000
Common stock issued as a result of debt conversion	$1,116,126	$311,404
Common stock issued in lieu of accrued interest	$125,012	$228,750
Restricted stock issued in connection to bridge loans	$-	$31,438
Debt discount related to restricted stock issued in connection to modification of debt instruments	$-	$154,054
Increase in fair value of embedded conversion feature recognized in connection with debt modification	$-	$26,653
Debt discount related to warrants granted in connection to bridge loans	$-	$38,795
Debt discount of beneficial conversion feature in relation to bridge loans	$-	$15,121
Common stock dividends payable for Series B Preferred Stock	$233,792	$-
Common stock dividends issued for Series B Preferred Stock	$-	$90,430
Deemed preferred stock dividend related to warrant modification	$-	$2,023,804
and common stock	$-	$2,953,181

See notes to consolidated unaudited financial statements

PROTEXT MOBILITY, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS
June 30, 2011

NOTE 1 - DESCRIPTION OF BUSINESS

The Company and Nature of Business

ProText Mobility Inc. (formerly known as EchoMetrix Inc. and SearchHelp, Inc) was incorporated in the State of Delaware on September 5, 2001 and completed its initial public offering on July 23, 2003. During the fiscal year ended December 31, 2008, the Company acquired 100% of the stock of EchoMetrix, Inc, a wholly owned subsidiary, and in May of 2009 the Company filed a Certificate of Ownership and Merger with the state of Delaware pursuant to which EchoMetrix was merged into the Company, and the Company's corporate name was changed from SearchHelp, Inc. to EchoMetrix, Inc. In December of 2010, the Company formed a new Corporation (ProText Mobility, Inc) and filed a Certificate of Ownership and Merger with the state of Delaware pursuant to which the Company’s wholly owned subsidiary, ProText Mobility, Inc., was merged into the Company, and the Company’s name changed from Echo Metrix, Inc. to ProText Mobility, Inc.

Protext Mobility develops innovative products and solutions for the mobile communications market. As disclosed in public filings, the Company has evolved from a software developer for personal computer (“PC”) to products designed for the mobile industry. Our first technology, FamilySafe Parental Controls continues to generate revenue for the Company. Going forward, the Company’s mission is to leverage our core intellectual property; namely, the ability to analyze and contextualize digital data streams and apply the results towards high-growth markets, such as mobile communications and messaging. Our lead offering, SafeText is a premium service for mobile devices that provides parents a solution to help manage their children’s mobile communication activities.

Presentation of Interim Statements
The accompanying unaudited consolidated financial statements have been prepared, in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany transactions have been eliminated in consolidation. These consolidated financial statements should be read in conjunction with the audited consolidated financial statements and footnotes included in the Company's Annual report, as amended on Form 10-K/A filed on April 11, 2011. The results of the six months ended June 30, 2011 are not necessarily indicative of the results to be expected for the full year ending December 31, 2011.

Going Concern
The accompanying unaudited consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As reflected in the unaudited consolidated financial statements, the Company incurred net losses of approximately $1,956,000 and $2,621,000 for the six months ended June 30, 2011 and 2010, respectively. In addition, the Company had negative working capital of approximately $1,504,000 and an accumulated deficit of approximately $44,917,000 at June 30, 2011. These matters raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Management's efforts have been directed towards the development and implementation of a plan to generate sufficient revenues to cover all of its present and future costs and expenses. This plan is to address mobile messaging market opportunities with novel, comprehensive and robust solutions for the consumer and enterprise market. Overall, we see a unique opportunity to add value to the text messaging market.

Our lead offering, SafeText, is a premium service for mobile devices that provide parents a solution to help manage their children’s mobile communications activities. SafeText is offered in two configurations; a device-based and a network-based solution as more fully described in Management's Discussion and Analysis of Financial Condition and Results of Operations. If the Company does not generate sufficient revenues from the sales of its products in an amount necessary to meet its cash needs, the Company will need additional financing to continue to operate. There are no assurances that the Company can continue to successfully raise additional financing. As the Company increases sales from its products and services, the Company expects to have cash flows from operations. For the six months ended June 30, 2011, the Company raised through private placements of common stock and warrants and issuance of debt of approximately $508,000. In addition an approximate total of $1,241,000 of the bridge notes payable and accrued interest have been converted into common stock for the six months ended June 30, 2011.

The accompanying unaudited consolidated financial statements have been prepared, in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany transactions have been eliminated in consolidation. These consolidated financial statements should be read in conjunction with the audited consolidated financial statements and footnotes included in the Company's Annual report, as amended on Form 10-K/A filed on April 11, 2011. The results of the six months ended June 30, 2011 are not necessarily indicative of the results to be expected for the full year ending December 31, 2011.

NOTE 2 - SUMMARY OF SIGNIFICANT AND CRITICAL ACCOUNTING POLICIES

(a) Earnings Per Share :

The Company utilizes the guidance per FASB Codification “ASC 260 "Earnings Per Share". Basic earnings per share is calculated on the weighted effect of all common shares issued and outstanding, and is calculated by dividing net income available to common stockholders by the weighted average shares outstanding during the period. Diluted earnings per share, which is calculated by dividing net income available to common stockholders by the weighted average number of common shares used in the basic earnings per share calculation, plus the number of common shares that would be issued assuming conversion of all potentially dilutive securities outstanding, is not presented separately as it is anti-dilutive. Such securities, shown below, presented on a common share equivalent basis and outstanding as of June 30, 2011 and 2010 have been excluded from the per share computations:

	For the Six Months Ended
	June 30,
	2011	2010
2004 Stock Plan Options	230,000	230,000
Non ISO Stock Options	31,204,900	25,791,922
Convertible Preferred Stock	52,764,630	45,316,000
Convertible Notes Payable	8,729,195	14,835,964
Warrants	107,025,589	87,172,317

(b) Software Development Costs:

Research and development costs are expensed as incurred. No research and development costs were incurred during the six months ended June 30, 2011 and 2010.

In accordance with the provisions of Accounting for the costs of computer software to be sold or otherwise marketed, software development costs are subject to capitalization beginning when a product's technological feasibility has been established and ending when a product is available for release to customers. For the six months ended June 30, 2011 and 2010, respectively, the Company capitalized approximately $128,000 and $89,000, respectively of software and website development costs.  The software costs are amortized on a straight line basis over the estimated useful life of three years. Amortization expense for the six months ended June 30, 2011 and 2010 was approximately $44,000 and $67,000 respectively.

(c) Revenue Recognition:

The Company recognizes revenues in accordance with authoritative guidance when services have been rendered, the sales price is determinable and collectability is reasonably assured. Revenue from online Internet sales is recognized upon the settlement of credit card charges, typically within three days of the sale.

(d) Use of Estimates:

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

(e) Recent Accounting Pronouncements:

In March 2011, the SEC issued Staff Accounting Bulletin (SAB) 114. This SAB revises or rescinds portions of the interpretive guidance included in the codification of the Staff Accounting Bulletin Series. This update is intended to make the relevant interpretive guidance consistent with current authoritative accounting guidance issued as a part of the FASB’s Codification. The principal changes involve revision or removal of accounting guidance references and other conforming changes to ensure consistency of referencing through the SAB Series. The effective date for SAB 114 is March 28, 2011. The adoption of the new guidance did not have a material impact on the Company’s consolidated audited financial statements.

In April 2011, the FASB issued ASU 2011-02, “A Creditor’s Determination of Whether a Restructuring Is a Troubled Debt Restructuring.” The amendments in this ASU clarify the guidance on a creditor’s evaluation of whether it has granted a concession to a debtor. They also clarify the guidance on a creditor’s evaluation of whether a debtor is experiencing financial difficulty. The amendments in this Update are effective for the first interim or annual period beginning on or after June 15, 2011. Early adoption is permitted. Retrospective application to the beginning of the annual period of adoption for modifications occurring on or after the beginning of the annual adoption period is required. As a result of applying these amendments, an entity may identify receivables that are newly considered to be impaired. For purposes of measuring impairment of those receivables, an entity should apply the amendments prospectively for the first interim or annual period beginning on or after June 15, 2011. The Company is currently assessing the impact that ASU 2011-02 will have on its consolidated audited financial statements.

In June 2011, the FASB issued ASU 2011-05, which is an update to Topic 220, “Comprehensive Income”. This update eliminates the option of presenting the components of other comprehensive income as part of the statement of changes in stockholders’ equity, requires consecutive presentation of the statement of net income and other comprehensive income and requires reclassification adjustments from other comprehensive income to net income to be shown on the financial statements. ASU 2011-05 is effective for all interim and annual reporting periods beginning after December 15, 2011. ASU 2011-05 is not expected to have a material impact on the Company’s financial position or results of operation.

The Company evaluates the new accounting provisions for guidance applicable to ProText Mobility, Inc. During the period, the Company does not believe there are any new pronouncements that will materially impact the Company.

(f) Long-Lived Assets

In accordance with FASB Codification Topic ASC 360-10-15, Impairment or Disposal of Long-Lived Assets, we review long-lived assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recovered. In such circumstances, we will estimate the future cash flows expected to result from the use of the asset and its eventual disposition. Future cash flows are the future cash inflows expected to be generated by an asset less the future outflows expected to be necessary to obtain those inflows. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, we will recognize an impairment loss to adjust to the fair value of the asset. In the six months ended June 30, 2011, the Company launched its new website and accordingly wrote off the remaining value of the website costs that were capitalized with the prior website totaling approximately $39,000 which is included in the accompanying consolidated statement of operations. There was no impairment for the six months ended June 30, 2010.

NOTE 3 – STOCK COMPENSATION

The Company’s 2004 Stock Plan (the “ 2004 Plan”), which is shareholder approved, permits the grant of share options and shares to its employees for up to 1,500,000 shares of Common Stock as stock compensation. All stock options under the 2004 Stock Plan are granted at the fair market value of the Common Stock at the grant date. Employee stock options vest ratably over a three-year period and generally expire 5 years from the grant date.

The Company’s 2009 Incentive Stock Plan, (the “2009 Plan”), which is Board of Director approved, permits the grant of share options and shares to directors, executives and selected employees and consultants for up to 25,000,000 shares of Common Stock as stock compensation. During the six months ended June 30, 2011, 2,195,752 shares of common stock have been issued to employees and consultants for services.

Accounting for Employee Awards:
The Company adheres to the provisions of Share Based Compensation as defined in the FASB codification, topic ASC 718. The codification focuses primarily on accounting for transactions in which an entity obtains employee services through share-based payment transactions. This guidance requires an entity to measure the cost of employee services received in exchange for the award of equity instruments based on the fair value of the award at the date of grant. The cost is recognized over the period during which an employee is required to provide services in exchange for the award.

As a result of the adoption of the provision of Share Based Compensation, the Company's results for the six months ended June 30, 2011 and 2010 include share-based compensation expense for employees and board of directors totaled approximately $467,000 and $607,000, respectively, which have been included in the general and administrative expenses line item in the accompanying consolidated statement of operations. No income tax benefit has been recognized in the income statement for share-based compensation arrangements as the Company has provided a 100% valuation allowance on its’ net deferred tax asset. Stock option compensation expense is the estimated fair value of options granted amortized on a straight-line basis over the requisite service period for the entire portion of the award. The Company has not adjusted the expense by estimated forfeitures, as required for employee options, since the forfeiture rate based upon historical data was determined to be immaterial.

During the six months ended June 30, 2011 the Company granted 1,100,000 fully vested options to employees with an exercise price ranging from $0.01 to $0.10 and a five year term.

The fair value of options at the date of grant is estimated using the Black-Scholes option pricing model. During the six months ended June 30, 2011 and 2010 the assumptions made in calculating the fair values of options are as follows:

	For the Six Months Ended
	June 30,
	2011	2010
Expected term (in years)	5	5
Expected volatility	106.2%-106.38%	100.31%-104.89%
Expected dividend yield	0	0
Risk-free interest rate	3.42%-3.64%	2.97%-4.01%

Accounting for Non-employee Awards:
The Company records its stock-based compensation expense in accordance with ASC 718-10, formerly SFAS 123R, “Share Based Payment” to its non-employee consultants for stock granted.

Stock compensation expense related to non-employee options was approximately $0 and $164,000 for the six months ended June 30, 2011 and 2010, respectively.  These amounts are included in the Consolidated Statements of Operations within the general and administrative expenses line item.

There were no options granted to non-employees during the six months ended June 30, 2011.

The following table represents our stock options granted, exercised, and forfeited during the six months ended June 30, 2011.

			Weighted	Weighted
			Average	Average
			Exercise	Remaining	Aggregate
		Number	Price	Contractual	Intrinsic
Stock Options		of Shares	per Share	Term	Value
Outstanding at January 1, 2010		32,473,422	$0.20	2.3029	$0
Granted		1,100,000	$0.09	4.5648	0
Exercised		(746,119)	$0.03
Forfeited/expired		(1,392,403)	$0.05
Outstanding at June 30, 2011		31,434,900	$0.11	3.0513	$0

Exercisable at June 30, 2011		31,434,900	$0.11	3.0513	$0
Weighted average fair value of options granted during the year	$0.10

As of June 30, 2011, there was approximately $74,000 of unrecognized compensation cost, related to nonvested stock options, which is expected to be recognized over a weighted average period of approximately less than 1 year.

NOTE 4 - 10% CONVERTIBLE NOTES PAYABLE

In May of 2010, the Company sent each noteholder a letter which (i) offered to lower their conversion from $0.40 to $0.14 per share or (ii) exchange their existing note for a new note with the same principal and interest terms to extend the maturity date by nine months. In exchange for the new note, each noteholder would receive one restricted share of the Company’s common stock and one warrant (with a $0.35 exercise price and one year term) for each one dollar of principal outstanding.

During the fiscal year ended December 31, 2010 the Company exchanged $41,596 of principal, issuing 41,596 of the Company’s restricted common stock and 41,596 warrants (at an exercise price of $0.35 with a one year term). The new note is a nine month note with interest calculated at 10% per annum paid in stock on a quarterly basis. The note is senior to any cash distributions to the Company’s primary investor and has mandatory principal repayment terms when and if options and warrants are exercised and the Company receives the cash proceeds.

During the fiscal year ended December 31, 2010, the Company’s 10% Noteholders converted approximately $120,000 of their principal balances and received 855,703 shares of common stock. The Company applied the accounting per ASC 470-20, when conversion prices are lowered to induce conversion and recorded debt conversion expense totaling approximately $64,000 as a result of the decrease in the conversion price from $0.40 to $0.14. The offset of the conversion was to additional paid in capital.

As of June 30, 2011 the remaining 10% convertible notes outstanding were in default. The default provision requires an additional 2% interest per annum until the loans are repaid or converted. The 2% default penalty totaled approximately $1,147 and $2,100 for six months ended June 30, 2011 and 2010, respectively and is included in interest expense on the consolidated statement of operations and in accrued expenses on the consolidated balance sheet as of June 30, 2011 and December 31, 2010, respectively.

As reflected on the balance sheets, the value of the 10% convertible notes at June 30, 2011 and December 31, 2010 amounted to approximately $114,000 and are classified as current due to the fact that they are in default for the non payment by the maturity date

NOTE 5 - BRIDGE NOTES PAYABLE
Convertible Bridge Notes Payable:

2011
In March of 2011, bridge noteholders converted approximately $991,000 of principal and $77,000 in accrued interest into 7,802,262 shares of the Company’s common stock. During the six months ended June 30, 2011 the company received $170,000 in short term convertible bridge notes payable. The notes bear interest at 10% interest and is payable upon maturity, 90 days from the date of the loans. During the six months ended June 30, 2011, the Company repaid $30,000 of notes payable.

During the six months ended June 30, 2011, the Company recorded amortization expense of approximately $535,000 relating to prior year debt discount on bridge notes payable.

2010
In May of 2010, the Company sent each noteholder an inducement letter which (i) offered to lower their conversion from $0.15 to $0.14 per share of principal and to lower the accrued interest from $0.14 to $0.12 or (ii) exchange their existing note for a new note with the same principal and interest terms to extend the maturity date by nine months.  In exchange for the new note, each noteholder would receive one restricted share of the Company’s common stock and one warrant (with a $0.35 exercise price and one year term) for each one dollar of principal outstanding.

During the fiscal year ended December 31, 2010 convertible note holders converted approximately $376,000 of their principal balance and approximately $203,000 of their accrued interest into 3,928,571 and 1,689,520 shares, respectively of the Company’s common stock. In accordance with ASC 470-20, the Company applied the guidance for debt inducement, and recorded an expense for the debt modification of approximately $212,000 as a result of the decrease in the conversion price.

In addition, during the fiscal year ended December 31, 2010 the Company exchanged approximately $1,100,000 of principal bridge notes payable (which includes non convertible loans that exchanged their loans for convertible loans (of approximately $113,000 of principal) and issued 1,066,366 of the Company’s restricted common stock and 1,066,366 of warrants (at an exercise price of $0.35) with a one year term.  The new notes were for nine months and interest is calculated at 10% per annum, payable quarterly in stock.  For the year ended December 31, 2010 interest expense totaled approximately $108,000 which is accrued on the accompanying consolidated balance sheet. The notes are convertible at any time at $0.14 and carry mandatory principal repayments when options or warrants are exercised and the company receives cash proceeds.

The Company evaluated the extension event under ASC 470-50  “Debtor’s Accounting for a Modification or Exchange of Debt Instruments” to determine if the modification was substantial. Because the change in fair value of the conversion option was less than 10% of the carrying value of the debt, the debt modification determined not to be substantial and as a result, no gain or loss was recorded.

The Company received approximately $645,000 in new bridge notes during the year ended December 31, 2010 issuing 1,290,250 of restricted common shares, recording a discount of approximately $466,000. During the year ended December 31, 2010 the Company repaid approximately $645,000 to bridge note holders.

The Company recorded amortization expense totaling approximately $679,000 for the fiscal year ended December 31, 2010, respectively related to bridge note holders.

Non Convertible Bridge Notes Payable:

2011
In March of 2011, the principal balance of the note of approximately $125,000 and accrued interest of approximately $48,000 was converted into 1,424,028 shares of common stock of the Company.

2010
On October 4, 2007, the Company issued a short term promissory note in the principal amount of $150,000. This note was payable on September 30, 2008 and bears an interest rate equal to the prime rate plus three percent, 6.25% per annum and is payable at the end of the term.  During the year ended December 31, 2009, the Company repaid approximately $25,000 of this note. As of December 31, 2010 the total of approximately $125,000 of principal and accrued interest of approximately $45,000 was outstanding.

NOTE 6 - DUE TO STOCKHOLDERS

In March of 2011, the Company settled all outstanding liabilities with Mr. Bozsnyak in exchange for 1,200,000 shares of common stock and recorded a gain on extinguishment of approximately $47,000, which is included in the accompanying consolidated statement of operations for the six months ended June 30, 2011.

NOTE 7 -    EQUITY TRANSACTIONS

Common Stock:

Payment of Interest
For the six months ended June 30, 2011, the Company issued 63,812 shares (valued at $6,842) of the Company’s common stock as payment for interest due on the Company’s 10% convertible notes.

Services Rendered
The Company issued 1,349,998 shares (valued at $155,534) for the six months ended June 30, 2011 of the Company’s restricted common stock as payment for compensation to consultants and employees. The Company issued 824,235 shares (valued at $105,500) for the six months ended June 30, 2011 of the Company’s restricted common stock as payment for services to the Board of Directors.

Extinguishment of Accounts Payable
During the six months ended June 30, 2011 the Company issued 2,295,754 shares (valued at $267,033) of its common stock in lieu accounts payable and the due to shareholder totaling approximately $290,000.  The resulting net gain of approximately $23,000 is included within the gain on extinguishment of liabilities line item in the accompanying consolidated statement of operations.

Option and Warrant Exercises
During the six months ended June 30, 2011 the Company issued 714,869 shares of common stock as a result of option exercises (500,000 were cashless and the Company received proceeds totaling $26,970 for the non cashless exercise of 246,119 options).

During the six months ended June 30, 2011, the Company issued 553,088 shares of common stock as a result of 601,914 warrants exercised on a cashless basis.

Debt Conversion of Interest
In the six months ended June 30, 2011, the Company issued 1,253,961 shares of its common stock as a result of converting $125,012 of accrued interest on the bridge note holders.

Debt Conversion
In the six months ended June 30, 2011, the Company issued 7,972,329 shares of its common stock as a result of converting $1,116,126 of principal on the bridge note holders.

Issuance of Common Stock as a Result of Sale of Securities
In the six months ended June 30, 2011, the Company issued 3,888,778 shares of common stock for proceeds from the sale of the Company’s restricted common stock of $337,500.

Conversion of Preferred A
In the six months ended June 30, 2011, shareholders converted 108,909 shares of Preferred A into 1,089,090 shares of common stock.

Warrants:

During the six months ended June 30, 2011, the Company granted 413,025 warrants with a 5 year term and a $0.01 cashless exercise price to a consultant and recorded approximately $62,000 of compensation expense which is included in the accompanying consolidated statement of operations in the general and administrative line item. All of these warrants were exercised within the first fiscal quarter of 2011.

For the year ended December 31, 2010, in connection with Amendment No. 2 to the Series B Convertible Preferred Stock agreement, the Company cancelled warrants issued in the fiscal year 2009 of 22,002.200 with an exercise price of $0.15.  Pursuant to Amendment No. 2 which was effective June 4, 2010, the Company issued 25,300,000 cashless warrants with an exercise price of $0.03 and term of five years, and 25,300,000 non cashless warrants with an exercise price of $0.06 and a five year term.  As a result of this modification, the Company recorded approximately $2,024,000 of a deemed dividend which is included in the accompanying consolidated statement of operations.

Pursuant to Amendment No. 2 to the Series B Convertible Preferred Stock agreement, when proceeds were received in the period ended September 30, 2010, the Company issued 14,200,000 of cashless warrants with an exercise price of $0.03 and term of five years, and 14,200,000 non cashless warrants with an exercise price of $0.06 and a five year term.

Pursuant to Amendment No. 5 to the Series B Convertible Preferred Stock agreement effective October 19, 2010 (Note 8), all warrants were changed to $0.01 cashless.  In the fourth quarter ended December 31, 2010, the Company cancelled 42,500,000 of cashless warrants with an exercise price of $0.03 and 42,500,000 of non cashless warrants with an exercise price of $0.06 and issued 85,000,000 cashless warrants with an exercise price of $0.01. In this connection, the Company recorded approximately $775,000 as a deemed dividend related to warrant modification with a corresponding credit to additional paid-in capital. The Company issued an additional 8,000,000 of cashless warrants with an exercise price of $0.01 in the fourth quarter ended December 31, 2010.

During the year ended December 31, 2010, the Company issued 1,107,935 warrants at an exercise price of $0.35 and a one year term in connection with the debt exchange (Note 4 and 5).  During the year ended December 31, 2010, 1,941,667 warrants were exercised on a net cashless basis.

Effective June 9, 2009, the Company filed a Post Effective Amendment No. 4 to its Registration Statement on Form S-1 (“Post Effective Amendment” to extend the terms to exercise the Class A Warrant from June 30, 2009 to June 30, 2010 and to extend the term of the Class B Warrant from December 31, 2009 to June 30, 2010.  On October 20, 2010 (the date the SEC deemed Amendment No. 5 to the S-1 effective), these warrants were extended to June 30, 2011, however they were not trading on the over the counter bulletin board, as no quote was made since they expired on June 30, 2010. As of June 30, 2011, 2,469,000 and 2,474,000 of Class A Warrants and Class B Warrants with an exercise price of $0.17 and $.022, respectively expired.

NOTE 8 -     PREFERRED B

On July 29, 2009, the Company and Rock Island Capital, LLC (“Rock Island”) entered into a Series B Convertible Preferred Stock Purchase Agreement, as amended on September 9, 2009 (the “Agreement”).  Pursuant to the Agreement, the Company has sold to assignees of Rock Island an initial tranche of $2,000,000 of its Series B Convertible Preferred Stock (220,022 shares), in the aggregate, at a purchase price per share of $9.09, and has issued to such assignees Warrants to purchase 22,002,200 shares of the Company’s Common Stock, in the aggregate, at an exercise price of $0.15 per share.  Each share of Series B Convertible Preferred Stock is convertible into 100 shares of the Company’s Common Stock at the sole discretion of the holder.  Pursuant to the Agreement, Rock Island may designate one member for service on the Company’s board of directors.  Under the terms of the Agreement, Rock Island and its assignees could, at their discretion, purchase additional shares of Series B Convertible Preferred Stock and Warrants in two additional tranches of $2,000,000 and $1,000,000 payable on or before December 2, 2009, and January 8, 2010, respectively.

On March 4, 2010, ProText Mobility, Inc. (the “Company”) entered into Amendment No. 2 (“Amendment No. 2”) to the Series B Convertible Preferred Stock Purchase Agreement, dated July 29, 2009, as amended by Amendment No. 1 to the Series B Convertible Preferred Stock Purchase Agreement, with Rock Island Capital, LLC (the “Purchaser”), dated September 4, 2009 (as amended, the “Purchase Agreement”).  Pursuant to the Purchase Agreement, the Company agreed to sell to the Purchaser, in tranches (with the last tranche to occur within approximately 60 days from execution of Amendment No. 2), an aggregate of 550,055 shares of Series B Preferred Stock (of which 220,022 shares were sold prior to execution of Amendment No.2) for an aggregate purchase price of $5,000,000 (of which $2,000,000 was sold prior to execution of Amendment No. 2). In addition, the Company agreed to issue to the Purchaser five-year warrants to purchase 50,000,000 shares at an exercise price of $0.03, exercisable on a cashless basis, and 50,000,000 shares at an exercise price of $0.06, not exercisable on a cashless basis, in tranches pro rata with the sale of the Series B Preferred Stock. The exercise price of the warrants not exercisable on a cashless basis shall be reduced to $0.03 if the closing price of the Company’s common stock has a volume weighted average price of less than $0.06 for a 30- day period during the term of such warrants. The Company also agreed to issue to the Purchaser 45,000,000 shares of common stock (the “Additional Shares”), in tranches pro rata with the sale of the Series B Preferred Stock. As amended by Amendment No. 3, the Purchaser may terminate the Purchase Agreement upon 10 days’ written notice, in which event the Purchaser shall not be obligated to make any additional purchases under the Purchase Agreement.

In connection with the Purchase Agreement, the Company filed an Amended and Restated Certificate of Designation of Series B Preferred Stock (the “Certificate of Designation”) filed with the State of Delaware on June 5, 2010.

In accordance with the accounting guidance for modifications, for Amendment No. 2, the Company recorded approximately $2,024,000 as a deemed preferred dividend relating to warrant modification with a corresponding credit to additional paid in capital. The Company recorded $1,980,000 as a deemed preferred dividend relating to issuance of common stock with a corresponding credit to additional paid in capital.

In accordance with the agreement, dividends payable in common stock amounting to 1,617,578 shares were issued for the year ended December 31, 2010.

On July 29, 2010 the Company entered into Amendment No. 4 to the Stock Purchase Agreement of its Series B Convertible Preferred Stock with Rock Island Capital LLC whereby it amended the termination clause to remove the penalties and the termination payment fee.

On October 19, 2010 the Company entered into Amendment No. 5 to the Stock Purchase Agreement of its Series B Convertible Preferred Stock with Rock Island Capital LLC (“Purchaser”) whereby the Purchaser agreed to purchase from the Company, and the Company agreed to sell to the Purchaser, up to 192,500 units, with each unit consisting of: (i) one share of Series B Preferred Stock; (ii) 81,818,181 shares of the Company’s common stock; and (iii) five-year warrants to purchase 181,818,181 shares of the Company’s common stock at an exercise price of $0.01 (which may be exercised on a cashless basis), for a purchase price of $9.0909 per unit. The units will be sold in installments of at least $100,000 each on before the 30th day following the prior payment, with the first installment due on or before the thirtieth day following the final payment of the aggregate purchase price under the Agreement. In the event that the Purchaser shall fail to timely pay any installment and does not notify the Company in writing at least five days prior to such installment due date (upon which notice the Purchaser shall be granted a 7-day extension), the Company may, from and after the expiration of any and all applicable cure periods, terminate the Agreement, and the Company shall have no right to pursue any other remedy against Purchaser.

•	The warrants issued or issuable under the Agreement shall be exercisable on a cashless basis.

•	On October 20, 2010, the Company filed an Amended and Restated Certificate of Designation of Series B Preferred Stock, pursuant to which:

▪	Pursuant to the commitment of the additional financing of $1,750,000, the number of shares of authorized Series B Preferred Stock was increased from 550,055 to 1,000,000;

▪	Pursuant to the commitment of the additional financing of $1,750,000, the “Special Dividend Amount” payable to the holders of Series B Preferred Stock was increased from $2,500,000 to $3,375,000;and

▪
The holders of Series B Preferred Stock shall be entitled to cumulative dividends at a rate of 10% per annum, compounded annually and payable in cash upon conversion of the Series B Preferred Stock into shares of common stock or upon such other date as determined by the Board of Directors of the Company.

In accordance with the accounting guidance for modifications, for Amendment No. 5, the Company recorded approximately $760,000 as a deemed preferred dividend relating to warrant modification with a corresponding credit to additional paid in capital.

For the year ended December 31, 2010, the Company received $2,650,000 from the sale of Series B Convertible Preferred Stock, and issued an additional 291,529 preferred B shares. The Company recorded the beneficial conversion feature and the warrant associated with such investment as a deemed preferred dividend of $2,650,000 with a corresponding credit to additional paid in capital In accordance with Amendment No. 5, the Company has accrued dividends payable amounting to approximately $325,000 and $91,000 at June 30, 2011 and December 31, 2010, respectively which is included in the accompanying consolidated balance sheet.

NOTE 9 -     COMMITMENTS AND CONTINGENCIES

Legal Proceedings

Almut Von Biedermann
On May 10, 2010, the Company was served with an action from Ms. Von Biederman for breach of contract seeking damages in excess of $75,000. The Company intends to vigorously defend the action, and has accrued $20,000 of prior consulting fees due to Ms. Von Biedermann.

NOTE 10 - SUBSEQUENT EVENTS

Between July 1, 2011 and August 8, 2011, the Company received $50,000 in short term convertible bridge notes payable from two members of board of directors. The notes bear interest at 10% interest and are due in 30 days from the effective date.

On August 1, 2011, the Company received a $42,500 convertible promissory note. The note bears interest at 8%, and is due six months from the effective date.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We estimate that expenses in connection with the distribution described in this registration statement (other than brokerage commissions, discounts or other expenses relating to the sale of the shares by the selling security holders) will be as set forth below. We will pay all of the expenses with respect to the distribution, and such amounts, with the exception of the Securities and Exchange Commission registration fee, are estimates.

SEC registration fee	$121.90
Accounting fees and expenses	5,000
Legal fees and expenses	$30,000
Printing and related expenses	$1,000
Transfer agent fees and expenses	1,000
Miscellaneous	500
Total	$37,621.90

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our directors and officers are indemnified as provided by the Delaware General Corporation Law and our Certificate of Incorporation. Section 145 of the Delaware General Corporation Law provides that a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that: (1) his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and (2) his breach of those duties involved intentional misconduct, fraud or a knowing violation of law. Our Certificate of Incorporation provides for indemnification of our directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

This provision is intended to afford directors and officers protection against and to limit their potential liability for monetary damages resulting from suits alleging a breach of the duty of care by a director or officer. As a consequence of this provision, stockholders of our company will be unable to recover monetary damages against directors or officers for action taken by them that may constitute negligence or gross negligence in performance of their duties unless such conduct falls within one of the foregoing exceptions. The provision, however, does not alter the applicable standards governing a director’s or officer’s fiduciary duty and does not eliminate or limit the right of our company or any stockholder to obtain an injunction or any other type of non-monetary relief in the event of a breach of fiduciary duty.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

The following information sets forth certain information with respect to all securities which we have sold during the past three years.  We did not pay any commissions in connection with any of these sales.

First Quarter 2008

During the first quarter of 2008, the Company issued 12,667,541 shares of the Company’s restricted common stock upon the conversion of $1,343,000 of the Company’s 10% convertible notes.  The Company exchanged its securities with existing security holders and no remuneration or commission was paid in reliance on Section 3(a)(9) of the Securities Act.

During the first quarter of 2008, the Company issued 1,285,811 shares of the Company’s restricted common stock upon the exercise of warrants issued with the Company’s 10% convertible notes.  The Company exchanged its securities with existing security holders and no remuneration or commission was paid in reliance on Section 3(a)(9) of the Securities Act.

On January 3, 2008, the Company issued 1,250,000 shares of the Company’s restricted common stock as bonuses to employees and directors The offering and sale of the shares of common stock qualified for exemption under Section 4(2) of the Securities Act since the issuance by the Company did not involve a public offering. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensured that these shares will not be immediately redistributed into the market and therefore be part of a public offering. This offering was done with no general solicitation or advertising by the Company. Based on an analysis of the above factors, the Company met the requirements to qualify for exemption under Section 4(2) of the Securities Act for the transactions.

On January 3, 2008, the Company issued 150,000 shares of the Company’s restricted common stock for services to be rendered in 2008. The offering and sale of the shares of common stock qualified for exemption under Section 4(2) of the Securities Act since the issuance by the Company did not involve a public offering. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensured that these shares will not be immediately redistributed into the market and therefore be part of a public offering. This offering was done with no general solicitation or advertising by the Company. Based on an analysis of the above factors, the Company met the requirements to qualify for exemption under Section 4(2) of the Securities Act for the transactions.

On January 8, 2008, the Company issued 180,000 shares of the Company’s restricted common stock for consulting and marketing services to be rendered in 2008. The offering and sale of the shares of common stock qualified for exemption under Section 4(2) of the Securities Act since the issuance by the Company did not involve a public offering. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensured that these shares will not be immediately redistributed into the market and therefore be part of a public offering. This offering was done with no general solicitation or advertising by the Company. Based on an analysis of the above factors, the Company met the requirements to qualify for exemption under Section 4(2) of the Securities Act for the transactions.

During the first quarter of 2008, the Company, issued promissory notes in the principal amount of $175,000 and 175,000 shares of its restricted common stock to 3 investors.  The offering and sale of the promissory notes and the shares of common stock qualified for exemption under Section 4(2) of the Securities Act since the issuances by the Company did not involve a public offering. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensured that these shares will not be immediately redistributed into the market and therefore be part of a public offering. This offering was done with no general solicitation or advertising by the Company. Based on an analysis of the above factors, the Company met the requirements to qualify for exemption under Section 4(2) of the Securities Act for these transactions.

During the first quarter of 2008, the Company sold 1,557,143 shares of its common stock at an exercise price of $.14 per share to 3 investors.  The offering and sale of the shares of common stock qualified for exemption under Section 4(2) of the Securities Act since the issuances by the Company did not involve a public offering. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensured that these shares will not be immediately redistributed into the market and therefore be part of a public offering. This offering was done with no general solicitation or advertising by the Company. Based on an analysis of the above factors, the Company met the requirements to qualify for exemption under Section 4(2) of the Securities Act for these transactions.

Second Quarter 2008

On April 10, 2008, the Company issued 1,753,847 shares of its common stock pursuant to a cashless warrant exercise. The Company exchanged its securities with existing security holders and no remuneration or commission was paid in reliance on Section 3(a)(9) of the Securities Act.

On April 17, 2008, the Company issued promissory notes in the principal amount of $50,000 and 50,000 shares of its restricted common stock to 1 investor.  The offering and sale of the promissory notes and the shares of common stock qualified for exemption under Section 4(2) of the Securities Act since the issuance by the Company did not involve a public offering. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to a single individual and because of the manner of the offering. In addition, the investor had the necessary investment intent as required by Section 4(2) since such individual agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensured that these shares will not be immediately redistributed into the market and therefore be part of a public offering. This offering was done with no general solicitation or advertising by the Company. Based on an analysis of the above factors, the Company met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

During the second quarter of 2008, the Company sold 714,286 shares of its restricted common stock at a price of $.14 per share to 3 investors.   The offering and sale of the shares of common stock qualified for exemption under Section 4(2) of the Securities Act since the issuances by the Company did not involve a public offering. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensured that these shares will not be immediately redistributed into the market and therefore be part of a public offering. This offering was done with no general solicitation or advertising by the Company. Based on an analysis of the above factors, the Company met the requirements to qualify for exemption under Section 4(2) of the Securities Act for these transactions.

On May 14, 2008, the Company issued 300,000 shares of its common stock as part of the purchase of Echometrix, Inc. The offering and sale of the shares of common stock qualified for exemption under Section 4(2) of the Securities Act since the issuance by the Company did not involve a public offering. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensured that these shares will not be immediately redistributed into the market and therefore be part of a public offering. This offering was done with no general solicitation or advertising by the Company. Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On May 28, 2008, the Company issued 1,275,000 shares of its restricted common stock as part of a legal settlement to one individual. The offering and sale of the shares of common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance by the Company did not involve a public offering. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to a single individual and because of the manner of the offering. In addition, the investor had the necessary investment intent as required by Section 4(2) since such individual agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensured that these shares will not be immediately redistributed into the market and therefore be part of a public offering. This offering was done with no general solicitation or advertising by the Company. Based on an analysis of the above factors, the Company met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

On June 17, 2008, the Company issued 238,675 shares of the Company’s common stock upon the conversion of $25,000 of the Company’s 10% convertible notes and accrued interest of approximately $6,000. The Company exchanged its securities with existing security holders and no remuneration or commission was paid in reliance on Section 3(a)(9) of the Securities Act.

On June 30, 2008, the Company issued 41,429 shares of its common stock pursuant to a warrant exercise for proceeds of $5,800. The Company exchanged its securities with existing security holders and no remuneration or commission was paid in reliance on Section 3(a)(9) of the Securities Act.

As of June 30, 2008 the Company issued 244,346 shares of the Company’s restricted common stock as payment in kind for interest due from December 2007 through June 2008 on the Company’s 10% convertible notes to 43 investors. The offering and sale of the shares of common stock qualified for exemption under Section 4(2) of the Securities Act since the issuances by the Company did not involve a public offering. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensured that these shares will not be immediately redistributed into the market and therefore be part of a public offering. This offering was done with no general solicitation or advertising by the Company. Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(2) of the Securities Act for these transactions.

Third Quarter 2008

During the third quarter of 2008 the Company issued promissory notes in the aggregate principal amount of $315,000 together with 710,000 shares of its restricted common stock for aggregate proceeds of $315,000 to 3 investors.  The offering and sale of the promissory notes and the shares of common stock qualified for exemption under Section 4(2) of the Securities Act since the issuances by the Company did not involve a public offering. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensured that these shares will not be immediately redistributed into the market and therefore be part of a public offering. This offering was done with no general solicitation or advertising by the Company. Based on an analysis of the above factors, the Company met the requirements to qualify for exemption under Section 4(2) of the Securities Act for these transactions.

On August 15, 2008, the Company issued a warrant to a consultant to acquire 400,000 common shares at $0.15 per share exercisable for three years as part of the compensation for consulting services rendered. The offering and sale of the warrant and the shares of common stock qualified for exemption under Section 4(2) of the Securities Act since the issuance by the Company did not involve a public offering. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to a single individual and because of the manner of the offering. In addition, the investor had the necessary investment intent as required by Section 4(2) since such individual agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensured that these shares will not be immediately redistributed into the market and therefore be part of a public offering. This offering was done with no general solicitation or advertising by the Company. Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

During the third quarter 2008, the Company issued 357,583 shares to 2 investors of the Company’s common stock upon the conversion of $45,000 of the Company’s 10% convertible notes and accrued interest of $596. The Company exchanged its securities with existing security holders and no remuneration or commission was paid in reliance on Section 3(a)(9) of the Securities Act.

As of September 30, 2008, the Company issued 91,464 shares of the Company’s restricted common stock as payment in kind for interest due from December 2007 through July 2008 on the Company’s 10% convertible notes to 18 investors. The offering and sale of the promissory notes and the shares of common stock qualified for exemption under Section 4(2) of the Securities Act since the issuances by the Company did not involve a public offering. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensured that these shares will not be immediately redistributed into the market and therefore be part of a public offering. This offering was done with no general solicitation or advertising by the Company. Based on an analysis of the above factors, the Company met the requirements to qualify for exemption under Section 4(2) of the Securities Act for these transactions.

Fourth Quarter 2008

During the fourth quarter 2008, the Company issued 872,825 shares of its common stock upon the conversion of $100,000 of the Company’s 10% convertible notes and accrued interest of $39,492.  The Company exchanged its securities with existing security holders and no remuneration or commission was paid in reliance on Section 3(a)(9) of the Securities Act.

During the fourth quarter of 2008, the Company issued notes in the aggregate principal amount of $450,000 together with 900,000 shares of its restricted common stock to 2 investors.  The offering and sale of the promissory notes and the shares of common stock qualified for exemption under Section 4(2) of the Securities Act since the issuances by the Company did not involve a public offering. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensured that these shares will not be immediately redistributed into the market and therefore be part of a public offering. This offering was done with no general solicitation or advertising by the Company. Based on an analysis of the above factors, the Company met the requirements to qualify for exemption under Section 4(2) of the Securities Act for these transactions.

On November 18, 2008, the Company issued 1,400,000 shares of the Company’s restricted common stock as compensation to consultants and directors.  The offering and sale of the shares of common stock qualified for exemption under Section 4(2) of the Securities Act since the issuances by the Company did not involve a public offering. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensured that these shares will not be immediately redistributed into the market and therefore be part of a public offering. This offering was done with no general solicitation or advertising by the Company. Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(2) of the Securities Act for these transactions.

During the fourth quarter 2008, the Company issued 210,190 shares of the Company’s restricted common stock as payment in kind for interest due for the months of August, September, October, November and December 2008 on the Company’s 10% convertible notes to 21 investors. The offering and sale of the shares of common stock qualified for exemption under Section 4(2) of the Securities Act since the issuances by the Company did not involve a public offering. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensured that these shares will not be immediately redistributed into the market and therefore be part of a public offering. This offering was done with no general solicitation or advertising by the Company. Based on an analysis of the above factors, the Company met the requirements to qualify for exemption under Section 4(2) of the Securities Act for these transactions.

During the fiscal year ended December 31, 2008, the Company issued 2,471,400 warrants in connection with sales of its restricted common stock. All warrants have a three to five year term and are exercisable at a range of $0.14 to $0.35 per share to8 investors.  The offering and sale of the warrants and the shares of common stock qualified for exemption under Section 4(2) of the Securities Act since the issuances by the Company did not involve a public offering. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensured that these shares will not be immediately redistributed into the market and therefore be part of a public offering. This offering was done with no general solicitation or advertising by the Company. Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(2) of the Securities Act for these transactions.

First Quarter 2009

On January 6, 2009, the Company issued 150,000 shares of the Company’s restricted common stock to an outside director for services performed valued at approximately $21,000.  The offering and sale of the shares of common stock qualified for exemption under Section 4(2) of the Securities Act since the issuance by the Company did not involve a public offering. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to a single individual and because of the manner of the offering. In addition, the investor had the necessary investment intent as required by Section 4(2) since such individual agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensured that these shares will not be immediately redistributed into the market and therefore be part of a public offering. This offering was done with no general solicitation or advertising by the Company. Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

During the three months ended March 31, 2009, the Company issued 875,000 warrants in connection with promissory notes issued and sales of its restricted common stock to 6 investors.  All warrants have a three to five year term and are exercisable at a range of $0.14 to $0.35 per share.  The offering and sale of the warrants and the shares of common stock qualified for exemption under Section 4(2) of the Securities Act since the issuances by the Company did not involve a public offering. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensured that these shares will not be immediately redistributed into the market and therefore be part of a public offering. This offering was done with no general solicitation or advertising by the Company. Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(2) of the Securities Act for these transactions.

During the three months ended March 31, 2009, the Company issued 127,673 shares of the Company’s restricted common stock as payment in kind for interest due for January and February 2009 on the Company’s 10% convertible notes to 26 investors. The offering and sale of the shares of common stock qualified for exemption under Section 4(2) of the Securities Act since the issuances by the Company did not involve a public offering. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensured that these shares will not be immediately redistributed into the market and therefore be part of a public offering. This offering was done with no general solicitation or advertising by the Company. Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(2) of the Securities Act for these transactions.

During the three months ended March 31, 2009, the Company raised $850,000 from the sale of its 10% convertible promissory notes to 7 investors that had maturity dates ranging from a period of six months to eighteen months. The investors were also issued 1,825,000 shares of the Company’s restricted common stock in connection with the issuance of the notes. The investors also received 875,000 warrants to purchase the Company’s common stock at an exercise price of $0.15 per share. The warrants have a five year term. The offering and sale of the promissory notes and the shares of common stock qualified for exemption under Section 4(2) of the Securities Act since the issuances by the Company did not involve a public offering. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensured that these shares will not be immediately redistributed into the market and therefore be part of a public offering. This offering was done with no general solicitation or advertising by the Company. Based on an analysis of the above factors, the Company met the requirements to qualify for exemption under Section 4(2) of the Securities Act for these transactions.

The Company issued 24,000 shares of common stock in connection with warrants exercised in the year ending 2008. The Company exchanged its securities with existing security holders and no remuneration or commission was paid in reliance on Section 3(a)(9) of the Securities Act.

Second Quarter 2009

During the second quarter of 2009, the Company issued promissory notes in the aggregate principal amount of $300,000 and 300,000 shares of its restricted common stock to 2 investors.  The offering and sale of the promissory notes and the shares of common stock qualified for exemption under Section 4(2) of the Securities Act since the issuances by the Company did not involve a public offering. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensured that these shares will not be immediately redistributed into the market and therefore be part of a public offering. This offering was done with no general solicitation or advertising by the Company. Based on an analysis of the above factors, the Company met the requirements to qualify for exemption under Section 4(2) of the Securities Act for these transactions.

During the second quarter of 2009 the Company granted warrants in connection with employment agreements totaling 4,000,000 shares all at an exercisable price of $0.10 and for a five year term. The offering and sale of the warrants qualified for exemption under Section 4(2) of the Securities Act since the issuances by the Company did not involve a public offering. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensured that these shares will not be immediately redistributed into the market and therefore be part of a public offering. This offering was done with no general solicitation or advertising by the Company. Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(2) of the Securities Act for these transactions.

During the three months ended June 30, 2009, the Company issued 240,313 shares of the Company’s restricted common stock as payment in kind for interest due for March, April and May 2009 on the Company’s 10% convertible notes to 26 investors.  The offering and sale of the shares of common stock qualified for exemption under Section 4(2) of the Securities Act since the issuances by the Company did not involve a public offering. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensured that these shares will not be immediately redistributed into the market and therefore be part of a public offering. This offering was done with no general solicitation or advertising by the Company. Based on an analysis of the above factors, the Company met the requirements to qualify for exemption under Section 4(2) of the Securities Act for these transactions.

Third Quarter 2009

During the third quarter 2009, the Company issued to one investor 220,022 shares of its Series B Preferred Stock at a purchase price per share of $9.09, and issued to such investor warrants to purchase 22,002,200 shares of the Company’s common stock, in the aggregate, at an exercise price of $0.15 per share.  The offering and sale of the warrants and the shares of preferred stock and common stock qualified for exemption under Section 4(2) of the Securities Act since the issuance by the Company did not involve a public offering. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to a single individual and because of the manner of the offering. In addition, the investor had the necessary investment intent as required by Section 4(2) since such individual agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensured that these shares will not be immediately redistributed into the market and therefore be part of a public offering. This offering was done with no general solicitation or advertising by the Company. Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

During the three months ended September 30, 2009, the Company issued 450,000 shares of restricted common stock n connection with promissory notes issued totaling $450,000 and issued 450,000 warrants to purchase the Company’s common stock to 10 investors.  All warrants have a five year term and are exercisable at $0.15 per share. The offering and sale of the warrants and the shares of common stock qualified for exemption under Section 4(2) of the Securities Act since the issuances by the Company did not involve a public offering. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensured that these shares will not be immediately redistributed into the market and therefore be part of a public offering. This offering was done with no general solicitation or advertising by the Company. Based on an analysis of the above factors, the Company met the requirements to qualify for exemption under Section 4(2) of the Securities Act for these transactions.

During the third quarter of 2009, the Company issued 2,200,000 warrants in connection with a consulting agreement, at an exercise price of $0.15 per share. The offering and sale of the warrants qualified for exemption under Section 4(2) of the Securities Act since the issuances by the Company did not involve a public offering. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to a single individual and because of the manner of the offering. In addition, the investor had the necessary investment intent as required by Section 4(2) since such individual agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensured that these shares will not be immediately redistributed into the market and therefore be part of a public offering. This offering was done with no general solicitation or advertising by the Company. Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

During the three months ended September 30, 2009, the Company issued 70,197 shares of the Company’s restricted common stock as payment in kind for interest due for the months of June, July and August 2009 on the Company’s 10% convertible notes to 23 investors.  The offering and sale of the shares of common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuances by the Company did not involve a public offering. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensured that these shares will not be immediately redistributed into the market and therefore be part of a public offering. This offering was done with no general solicitation or advertising by the Company. Based on an analysis of the above factors, the Company met the requirements to qualify for exemption under Section 4(2) of the Securities Act for these transactions.

In connection with the conversion of $89,000 of the Company’s 10% convertible notes and accrued interest of $2,840, the Company issued 768,638 shares of common stock for the nine month period ended September 30, 2009. The Company exchanged its securities with existing security holders and no remuneration or commission was paid in reliance on Section 3(a)(9) of the Securities Act.

During the three months ended September 30, 2009 the Company issued 2,663,096 shares of common stock for the conversion of $350,000 principal and $22,833 of accrued interest of bridge notes payable. The Company exchanged its securities with existing security holders and no remuneration or commission was paid in reliance on Section 3(a)(9) of the Securities Act.

In August of 2009, the Company issued 500,000 shares of restricted common stock as part of an amendment to a settlement agreement with the Company’s former President.  The offering and sale of the shares of common stock qualified for exemption under Section 4(2) of the Securities Act since the issuance by the Company did not involve a public offering. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to a single individual and because of the manner of the offering. In addition, the investor had the necessary investment intent as required by Section 4(2) since it agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensured that these shares will not be immediately redistributed into the market and therefore be part of a public offering. This offering was done with no general solicitation or advertising by the Company. Based on an analysis of the above factors, the Company met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

On September 24, 2009, the Company issued 180,000 shares of the Company’s common stock which were not timely issued in connection with bridge notes received in the fourth quarter of 2007 to 3 investors.  The offering and sale of the shares of common stock qualified for exemption under Section 4(2) of the Securities Act since the issuances by the Company did not involve a public offering. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensured that these shares will not be immediately redistributed into the market and therefore be part of a public offering. This offering was done with no general solicitation or advertising by the Company. Based on an analysis of the above factors, the Company met the requirements to qualify for exemption under Section 4(2) of the Securities Act for these transactions.

Fourth Quarter 2009

On October 7, 2009, the Company issued 25,998 shares of its common stock upon the conversion of $4,160 of the Company’s 10% convertible notes to 1 investor.  The offering and sale of the shares of common stock qualified for exemption under Section 4(2) of the Securities Act since the issuance by the Company did not involve a public offering. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to a single individual and because of the manner of the offering. In addition, the investor had the necessary investment intent as required by Section 4(2) since such individual agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensured that these shares will not be immediately redistributed into the market and therefore be part of a public offering. This offering was done with no general solicitation or advertising by the Company. Based on an analysis of the above factors, the Company met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

On October 19, 2009, the Company issued 46,118 shares of its common stock as payment for interest due for September, October and November 2009 on the Company’s 10% convertible notes to 20 investors.  The offering and sale of the shares of common stock qualified for exemption under Section 4(2) of the Securities Act since the issuances by the Company did not involve a public offering. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensured that these shares will not be immediately redistributed into the market and therefore be part of a public offering. This offering was done with no general solicitation or advertising by the Company. Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(2) of the Securities Act for these transactions.

On December 23, 2009, the Company issued 75,000 shares of the Company’s common stock which were not timely issued in connection with bridge notes received in the fourth quarter of 2007 to 2 investors.  The offering and sale of the shares of common stock qualified for exemption under Section 4(2) of the Securities Act since the issuances by the Company did not involve a public offering. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensured that these shares will not be immediately redistributed into the market and therefore be part of a public offering. This offering was done with no general solicitation or advertising by the Company. Based on an analysis of the above factors, the Company met the requirements to qualify for exemption under Section 4(2) of the Securities Act for these transactions.

First Quarter 2010

For the three months ended March 31, 2010, the Company issued 80,828 shares of the Company’s restricted common stock as payment for interest due on the Company’s 10% convertible notes to 19 investors.  The offering and sale of the shares of common stock qualified for exemption under Section 4(2) of the Securities Act since the issuances by the Company did not involve a public offering. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensured that these shares will not be immediately redistributed into the market and therefore be part of a public offering. This offering was done with no general solicitation or advertising by the Company. Based on an analysis of the above factors, the Company met the requirements to qualify for exemption under Section 4(2) of the Securities Act for these transactions.

During the three months ended March 31, 2010, the Company issued promissory notes in the principal amount of $200,000 and issued 400,000 shares of the Company’s restricted common stock to 3 investors.  The offering and sale of the securities qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuances by the Company did not involve a public offering. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensured that these shares will not be immediately redistributed into the market and therefore be part of a public offering. This offering was done with no general solicitation or advertising by the Company. Based on an analysis of the above factors, the Company met the requirements to qualify for exemption under Section 4(2) of the Securities Act for these transactions.

During the three months ended March 31, 2010, the Company issued 540,000 shares (valued at $48,600) for the three months ended March 31, 2010 of the Company’s restricted common stock as payment for compensation. The offering and sale of the shares of common stock qualified for exemption under Section 4(2) of the Securities Act since the issuance by the Company did not involve a public offering. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensured that these shares will not be immediately redistributed into the market and therefore be part of a public offering. This offering was done with no general solicitation or advertising by the Company. Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

In February of 2010, the Company made a $5,000 cash payment and issued 800,000 shares of the Company’s common stock valued at $72,000 to a former consulting company under the terms of a settlement agreement to one individual.  The offering and sale of the securities qualified for exemption under Section 4(2) of the Securities Act since the issuance by the Company did not involve a public offering. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. In addition, the individual had the necessary investment intent as required by Section 4(2) since they agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensured that these shares will not be immediately redistributed into the market and therefore be part of a public offering. This offering was done with no general solicitation or advertising by the Company. Based on an analysis of the above factors, the Company met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

During the first quarter of 2010, the Company issued 435,556 shares of common stock as a dividend on Preferred Stock B which was accrued at December 31, 2009.  In connection with Amendment No. 2 to the Series B Convertible Preferred Stock effective March 4, 2010 the Company issued the pro rata portion of common stock amounting to 22,770,000 shares. The offering and sale of the securities qualified for exemption under Section 4(2) of the Securities Act since the issuance by the Company did not involve a public offering. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. In addition, the individual had the necessary investment intent as required by Section 4(2) since they agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensured that these shares will not be immediately redistributed into the market and therefore be part of a public offering. This offering was done with no general solicitation or advertising by the Company. Based on an analysis of the above factors, the Company met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

For the three months ended March 31, 2010, in connection with Amendment No. 2 to the Series B Convertible Preferred Stock agreement, the Company cancelled warrants issued in the fiscal year 2009 of 22,002.200 with an exercise price of $0.15.  Pursuant to Amendment No. 2 which was effective March 4, 2010, the Company issued 25,300,000 cashless warrants with an exercise price of $0.03 and term of five years, and 25,300,000 non cashless warrants with an exercise price of $0.06 and a five year term. The Company exchanged its securities with existing security holders and no remuneration or commission was paid in reliance on Section 3(a)(9) of the Securities Act.

Second Quarter 2010

For the three months ended June 30, 2010, the Company issued 52,381 shares of the Company’s common stock as payment for interest due on the Company’s 10% convertible note to 12 investors.  The offering and sale of the securities qualified for exemption under Section 4(2) of the Securities Act since the issuances by the Company did not involve a public offering. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensured that these shares will not be immediately redistributed into the market and therefore be part of a public offering. This offering was done with no general solicitation or advertising by the Company. Based on an analysis of the above factors, the Company met the requirements to qualify for exemption under Section 4(2) of the Securities Act for these transactions.

During the three months ended June 30, 2010, the Company issued 100,000 shares of its common stock in lieu of an account payable of $17,500 owed to one individual.  The offering and sale of the securities qualified for exemption under Section 4(2) of the Securities Act since the issuance by the Company did not involve a public offering. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to a single individual and because of the manner of the offering. In addition, the investor had the necessary investment intent as required by Section 4(2) since such individual agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensured that these shares will not be immediately redistributed into the market and therefore be part of a public offering. This offering was done with no general solicitation or advertising by the Company. Based on an analysis of the above factors, the Company met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

During the quarter ended June 30, 2010, the Company issued 1,113,154 shares of common stock as a result of cashless exercises of 950,000 options and 800,000 warrants.  The Company exchanged its securities with existing security holders and no remuneration or commission was paid in reliance on Section 3(a)(9) of the Securities Act.

In the three months ended June 30, 2010, the Company issued 1,906,152 shares of its common stock as a result of converting $228,750 of accrued interest (which was accrued through May 31, 2010) on the bridge note holders.  The Company exchanged its securities with existing security holders and no remuneration or commission was paid in reliance on Section 3(a)(9) of the Securities Act.

In connection with the inducement letter issued to note holders in the second fiscal quarter of 2010, the Company issued 825,991 and 1,398,319 shares of its common stock for $115,639 and $195,765 of the 10% and Bridge notes, respectively.  The Company exchanged its securities with existing security holders and no remuneration or commission was paid in reliance on Section 3(a)(9) of the Securities Act.

Due to the exchange of debt instruments in the three months ending June 30, 2010, the Company issued 1,107,935 shares of its restricted common stock and 1,107,935 warrants to the 10% and Bridge note holders and exchanged $1,107,935 of notes for new notes in the same principal amount with a nine month maturity and interest calculated at 10% per annum paid in stock on a quarterly basis. The Company exchanged its securities with existing security holders and no remuneration or commission was paid in reliance on Section 3(a)(9) of the Securities Act.

In the second quarter ended June 30, 2010, pursuant to the purchase agreement with Rock Island Capital LLC, as amended, the Company issued 84,708 shares of its Preferred B Stock and 303,537 shares of common stock as a dividend payable on Series B Preferred Stock for the quarter ended December 31, 2009 and March 31, 2010.  In connection with Amendment No. 2 to the Series B Convertible Preferred Stock effective March 4, 2010, the Company issued the pro rata portion of common stock amounting to 6,930,000 shares and 7,700,000 cashless warrants with an exercise price of $0.03 and term of five years, and 7,700,000 non cashless warrants with an exercise price of $0.06 and a five year term.. The offering and sale of the securities qualified for exemption under Section 4(2) of the Securities Act since the issuances by the Company did not involve a public offering. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensured that these shares will not be immediately redistributed into the market and therefore be part of a public offering. This offering was done with no general solicitation or advertising by the Company. Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(2) of the Securities Act for these transactions.

Third Quarter 2010

For the three months ended September 30, 2010, the Company issued 25,999 of the Company’s common stock as payment for interest due on the Company’s 10% convertible notes to 12 investors. The offering and sale of the securities qualified for exemption under Section 4(2) of the Securities Act since the issuances by the Company did not involve a public offering. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensured that these shares will not be immediately redistributed into the market and therefore be part of a public offering. This offering was done with no general solicitation or advertising by the Company. Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(2) of the Securities Act for these transactions.

The Company issued 115,385 shares (valued at $15,000) for the three months ended September 30, 2010 of the Company’s restricted common stock as payment for compensation to consultants. The offering and sale of the shares of common stock qualified for exemption under Section 4(2) of the Securities Act since the issuances by the Company did not involve a public offering. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensured that these shares will not be immediately redistributed into the market and therefore be part of a public offering. This offering was done with no general solicitation or advertising by the Company. Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(2) of the Securities Act for these transactions.

The Company issued 483,977 shares for the three months ended September 30, 2010 of the Company’s restricted common stock as payment for services to the Board of Directors. The offering and sale of the shares of common stock qualified for exemption under Section 4(2) of the Securities Act since the issuances by the Company did not involve a public offering. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensured that these shares will not be immediately redistributed into the market and therefore be part of a public offering. This offering was done with no general solicitation or advertising by the Company. Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(2) of the Securities Act for these transactions.

During the three months ended September 30, 2010 the Company issued 808,461 shares of common stock as a result of cashless exercises of 20,000 options and 1,141,667 warrants. The Company exchanged its securities with existing security holders and no remuneration or commission was paid in reliance on Section 3(a)(9) of the Securities Act.

Pursuant to the purchase agreement with Rock Island Capital LLC, as amended, the Company issued 5,850,000 shares of common stock, 71,507 shares of its Preferred B Stock, for proceeds received from July 1, 2010 through September 30, 2010.  The offering and sale of the securities qualified for exemption under Section 4(2) of the Securities Act since the issuance by the Company did not involve a public offering. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensured that these shares will not be immediately redistributed into the market and therefore be part of a public offering. This offering was done with no general solicitation or advertising by the Company. Based on an analysis of the above factors, the Company met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

Pursuant to Amendment No. 2 to the Series B Convertible Preferred Stock agreement, when proceeds were received in the period ended September 30, 2010, the Company issued 14,200,000 of cashless warrants with an exercise price of $0.03 and term of five years, and 14,200,000 non cashless warrants with an exercise price of $0.06 and a five year term. The offering and sale of the securities qualified for exemption under Section 4(2) of the Securities Act since the issuance by the Company did not involve a public offering. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensured that these shares will not be immediately redistributed into the market and therefore be part of a public offering. This offering was done with no general solicitation or advertising by the Company. Based on an analysis of the above factors, the Company met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.  Pursuant to Amendment No. 5 to the Series B Convertible Preferred Stock agreement effective October 19, 2010 all warrants were changed to $0.01 cashless.  Subsequent to the fiscal quarter ended September 30, 2010, the Company cancelled 33,000,000 of cashless warrants with an exercise price of $0.03 and 33,000,000 of non cashless warrants with an exercise price of $0.06 and issued 79,000,000 cashless warrants with an exercise price of $0.01. The Company exchanged its securities with existing security holders and no remuneration or commission was paid in reliance on Section 3(a)(9) of the Securities Act.

Fourth Quarter 2010

For the three months ended December 31, 2010, the Company issued 56,700 shares of the Company’s common stock as payment for interest due on the Company’s 10% convertible notes to 11 investors. The offering and sale of the securities qualified for exemption under Section 4(2) of the Securities Act since the issuances by the Company did not involve a public offering. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensured that these shares will not be immediately redistributed into the market and therefore be part of a public offering. This offering was done with no general solicitation or advertising by the Company. Based on an analysis of the above factors, the Company met the requirements to qualify for exemption under Section 4(2) of the Securities Act for these transactions.

During the quarter ended December 31, 2010, the Company issued notes in the principal amount of $445,000  and 890,250 of the Company’s restricted common stock to 1 investor, who is also a board of director. The offering and sale of the securities qualified for exemption under Section 4(2) of the Securities Act since the issuance by the Company did not involve a public offering. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensured that these shares will not be immediately redistributed into the market and therefore be part of a public offering. This offering was done with no general solicitation or advertising by the Company. Based on an analysis of the above factors, the Company met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

The Company issued 83,332 shares for the three months ended December 31, 2010 of the Company’s restricted common stock as payment for services and compensation pursuant to the Company’s S-8 Stock Plan. The offering and sale of the shares of common stock qualified for exemption under Section 4(2) of the Securities Act since the issuance by the Company did not involve a public offering. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensured that these shares will not be immediately redistributed into the market and therefore be part of a public offering. This offering was done with no general solicitation or advertising by the Company. Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

The Company issued 686,661 shares for the three months ended December 31, 2010 of the Company’s restricted common stock as payment for services to the Board of Directors. The offering and sale of the shares of common stock qualified for exemption under Section 4(2) of the Securities Act since the issuances by the Company did not involve a public offering. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensured that these shares will not be immediately redistributed into the market and therefore be part of a public offering. This offering was done with no general solicitation or advertising by the Company. Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(2) of the Securities Act for these transactions.

In October of 2010, the Company reached a settlement with a plaintiff resulting in an additional 527,175 shares for interest accrued from October 23, 2008 until settlement date. The offering and sale of the securities qualified for exemption under Section 4(2) of the Securities Act since the issuance by the Company did not involve a public offering. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. In addition, the individual had the necessary investment intent as required by Section 4(2) since it agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensured that these shares will not be immediately redistributed into the market and therefore be part of a public offering. This offering was done with no general solicitation or advertising by the Company. Based on an analysis of the above factors, the Company met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In October of 2010, the Company issued 775,000 shares in connection with a separation agreement from a former employee. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to a single individual because of the manner of the offering. In addition, the individual had the necessary investment intent as required by Section 4(2) since it agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensured that these shares will not be immediately redistributed into the market and therefore be part of a public offering. This offering was done with no general solicitation or advertising by the Company. Based on an analysis of the above factors, the Company met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

During the quarter ended December 31, 2010, the Company issued 91,000 shares of common stock as a result of an option exercise for total proceeds of $7,280. The Company exchanged its securities with existing security holders and no remuneration or commission was paid in reliance on Section 3(a)(9) of the Securities Act.

In December of 2010, one of the Company’s board members paid approximately $445,000 directly to bridge note holders (the Company has a bridge note payable recorded as of December 31, 2010 to the board member for the same amount).  In connection with this settlement, the Company issued 2,750,000 shares of common stock for the remaining principal and interest totaling approximately $297,000.  The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. In addition, the individual had the necessary investment intent as required by Section 4(2) since it agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensured that these shares will not be immediately redistributed into the market and therefore be part of a public offering. This offering was done with no general solicitation or advertising by the Company. Based on an analysis of the above factors, the Company met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

During the three months ended December 31, 2010 the Company issued 1,635,959 shares of common stock as a dividend payable on Series B Preferred Stock for the quarter ended December 31, 2009, The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensured that these shares will not be immediately redistributed into the market and therefore be part of a public offering. This offering was done with no general solicitation or advertising by the Company. Based on an analysis of the above factors, the Company met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

In November of 2010, the Company issued 6,313,750 shares of common stock to a shareholder for the conversion of 631,375 shares of Series A Preferred Stock. The Company exchanged its securities with existing security holders and no remuneration or commission was paid in reliance on Section 3(a)(9) of the Securities Act.

In the fourth quarter of 2010, pursuant to a stock purchase agreement, the Company received $700,000 and issued to its holders of Series B stock 6,300,000 shares of common stock, 77,007 shares of its Series B Preferred Stock, and 14,000,000 cashless warrants at an exercise price of $0.01. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensured that these shares will not be immediately redistributed into the market and therefore be part of a public offering. This offering was done with no general solicitation or advertising by the Company. Based on an analysis of the above factors, the Company met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

First Quarter 2011

For the three months ended March 31, 2011, the Company issued 26,518 shares (valued at $3,421) of the Company’s common stock as payment for interest due on the Company’s 10% convertible notes to 11 investors. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensured that these shares will not be immediately redistributed into the market and therefore be part of a public offering. This offering was done with no general solicitation or advertising by the Company. Based on an analysis of the above factors, the Company met the requirements to qualify for exemption under Section 4(2) of the Securities Act for these transactions.

The Company issued 837,499 shares (valued at $105,417) for the three months ended March 31, 2011 of the Company’s restricted common stock as payment for compensation to consultants and employees pursuant to the Company’s S-8 Plan.

The Company issued 358,454 shares (valued at $50,000) for the three months ended March 31, 2011 of the Company’s restricted common stock as payment for services to the Board of Directors. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. In addition, the individual had the necessary investment intent as required by Section 4(2) since it agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensured that these shares will not be immediately redistributed into the market and therefore be part of a public offering. This offering was done with no general solicitation or advertising by the Company. Based on an analysis of the above factors, the Company met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

During the three months ended March 31, 2011, the Company issued 1,640,000 shares (valued at $197,400) of its common stock in lieu accounts payable and the due to one shareholder totaling approximately $233,000. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to a single individual and because of the manner of the offering. In addition, the investor had the necessary investment intent as required by Section 4(2) since such individual agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensured that these shares will not be immediately redistributed into the market and therefore be part of a public offering. This offering was done with no general solicitation or advertising by the Company. Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

During the three months ended March 31, 2011, the Company issued 714,869 shares of common stock as a result of option exercises (500,000 were cashless and the Company received proceeds totaling $26,970 for the non cashless exercise of 246,119 options).  The Company exchanged its securities with existing security holders and no remuneration or commission was paid in reliance on Section 3(a)(9) of the Securities Act.

During the three months ended March 31, 2011, the Company issued 473,088 shares of common stock as a result of 513,025 warrants exercised on a cashless basis. The Company exchanged its securities with existing security holders and no remuneration or commission was paid in reliance on Section 3(a)(9) of the Securities Act.

In the three months ended March 31, 2011, the Company issued 1,253,961 shares of its common stock as a result of converting $125,012 of accrued interest on the bridge note holders. The Company exchanged its securities with existing security holders and no remuneration or commission was paid in reliance on Section 3(a)(9) of the Securities Act.

In the three months ended March 31, 2011, the Company issued 7,972,329 shares of its common stock as a result of converting $1,116,126 of principal on the bridge note holders. The Company exchanged its securities with existing security holders and no remuneration or commission was paid in reliance on Section 3(a)(9) of the Securities Act.

In the three months ended March 31, 2011, the Company issued 2,499,888 shares of common stock for proceeds from the sale of the Company’s restricted common stock of $212,500 to 4 investors. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensured that these shares will not be immediately redistributed into the market and therefore be part of a public offering. This offering was done with no general solicitation or advertising by the Company. Based on an analysis of the above factors, the Company met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

In the three months ended March 31, 2011, a shareholder converted 105,057 shares of Series A Preferred Stock into 1,050,570 shares of common stock. The Company exchanged its securities with existing security holders and no remuneration or commission was paid in reliance on Section 3(a)(9) of the Securities Act.

During the three months ended March 31, 2011, the Company granted 413,025 warrants with a 5 year term and a $0.01 cashless exercise price to a consultant. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensured that these shares will not be immediately redistributed into the market and therefore be part of a public offering. This offering was done with no general solicitation or advertising by the Company. Based on an analysis of the above factors, the Company met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

Second Quarter 2011

For the three months ended June 30, 2011, the Company issued 37,294 of the Company’s common stock as payment for interest due on the Company’s 10% convertible notes to 11 investors. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensured that these shares will not be immediately redistributed into the market and therefore be part of a public offering. This offering was done with no general solicitation or advertising by the Company. Based on an analysis of the above factors, the Company met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

The Company issued 512,499 for the three months ended June 30, 2011 of the Company’s restricted common stock as payment for compensation to consultants and employees pursuant to the Company’s S-8 Plan.

The Company issued 465,781 for the three months ended June 30, 2011 of the Company’s restricted common stock as payment for services to the Board of Directors. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensured that these shares will not be immediately redistributed into the market and therefore be part of a public offering. This offering was done with no general solicitation or advertising by the Company. Based on an analysis of the above factors, the Company met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

During the three months ended June 30, 2011 the Company issued 655,754 shares of its common stock in lieu accounts payable and accrued expenses totaling approximately $57,000. Of this amount, 405,754 was issued pursuant to the Company’s S-8 Plan. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensured that these shares will not be immediately redistributed into the market and therefore be part of a public offering. This offering was done with no general solicitation or advertising by the Company. Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

During the three months ended June 30, 2011, the Company issued 80,000 shares of common stock as a result of 88,889 warrants exercised on a cashless basis. The Company exchanged its securities with existing security holders and no remuneration or commission was paid in reliance on Section 3(a)(9) of the Securities Act.

In the three months ended June 30, 2011, the Company issued 1,388,890 shares of common stock to 2 investors from proceeds of sale of restricted common stock. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensured that these shares will not be immediately redistributed into the market and therefore be part of a public offering. This offering was done with no general solicitation or advertising by the Company. Based on an analysis of the above factors, the Company met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In the three months ended June 30, 2011, one shareholder converted 3,852 shares of Series A Preferred Stock into 38,520 shares of common stock.  The Company exchanged its securities with existing security holders and no remuneration or commission was paid in reliance on Section 3(a)(9) of the Securities Act.

During the three months ended June 30, 2011, the Company issued short term convertible bridge notes payable in an aggregate principal amount of $170,000. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensured that these shares will not be immediately redistributed into the market and therefore be part of a public offering. This offering was done with no general solicitation or advertising by the Company. Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

Third Quarter 2011

Between July 1, 2011 and September 13, 2011, the Company issued short term convertible bridge notes payable in the principal amount of $75,000 to two members of board of directors. The notes bear interest at 10% interest and are due in 30 days from the effective date. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensured that these shares will not be immediately redistributed into the market and therefore be part of a public offering. This offering was done with no general solicitation or advertising by the Company. Based on an analysis of the above factors, the Company met the requirements to qualify for exemption under Section 4(2) of the Securities Act for these transactions.

On July 27, 2011, the Company issued a convertible promissory note in the principal amount of $42,500 to one investor. The note bears interest at 8%, and is due six months from the effective date. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to a single individual and because of the manner of the offering. In addition, the investor had the necessary investment intent as required by Section 4(2) since such individual agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensured that these shares will not be immediately redistributed into the market and therefore be part of a public offering. This offering was done with no general solicitation or advertising by the Company. Based on an analysis of the above factors, the Company met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

Between August 5, 2011 and September 13, 2011, the Company issued short term convertible bridge notes payable in the principal amount of $51,000 to one investor. The notes bear interest at 0% interest and are due in 30 days from the effective date. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to a single individual and because of the manner of the offering. In addition, the investor had the necessary investment intent as required by Section 4(2) since such individual agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensured that these shares will not be immediately redistributed into the market and therefore be part of a public offering. This offering was done with no general solicitation or advertising by the Company. Based on an analysis of the above factors, the Company met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

On August 24, 2011 in connection with the Equity Credit Agreement we issued 1,034,340 shares of our common stock to Eclipse as a portion of its commitment fee. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensured that these shares will not be immediately redistributed into the market and therefore be part of a public offering. This offering was done with no general solicitation or advertising by the Company. Based on an analysis of the above factors, the Company met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

On September 22, 2011, the Company issued $35,000 convertible promissory note in the principal amount of $35,000 to one investor. The note bears interest at 8%, and is due six months from the effective date. The offering was not a public offering as defined in Section 4(2) and Regulation D because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensured that these shares will not be immediately redistributed into the market and therefore be part of a public offering. This offering was done with no general solicitation or advertising by the Company. Based on an analysis of the above factors, the Company met the requirements to qualify for exemption under Section 4(2) and Regulation D of the Securities Act for this transaction.

ITEM 16. EXHIBITS

Exhibit No.	Description

3.1	Certificate of Incorporation of the Company (incorporated herein by reference to the Company’s Form SB-2 filed with the Securities and Exchange Commission on May 22, 2002 (File No. 333-97687)
3.2	By-laws of the Company (incorporated herein by reference to the Company’s Form SB-2 filed with the Securities and Exchange Commission on May 22, 2002 (File No. 333-97687)
3.3	Certificate of Amendment effective April 26, 2005 (incorporated herein by reference to the Company’s Form 8-K filed May 2, 2005)
3.4
Form of Certificate Designations, Voting Powers, Preferences, Limitations, Restrictions, and Relative Rights of Series A 7% Convertible Preferred Stock, $0.0001 par value (incorporated herein by reference to Form 8-K filed on February 13, 2007)

3.5	Amended By-Laws of the Company (incorporated herein by reference to Form 8-K filed March 4, 2009)
3.6	Certificate of Designation of Series B Preferred Stock (incorporated herein by reference to the Company’s Form 10-Q filed with the Securities and Exchange Commission on November 16, 2009)
3.7
Amended and Restated Certificate of Designations of Series B Preferred Stock (incorporated herein by reference to the Company’s Form 10-K filed with the Securities and Exchange Commission on March 31, 2010)

3.8
Amended and Restated  Certificate of Designation of Series B Preferred Stock (Second) (incorporated herein by reference to the Company’s Form 8-K filed with the Securities and Exchange Commission on October 21, 2010)

3.9	Certificate of Ownership and Merger filed with the State of Delaware (incorporated herein by referent to the Company’s Form 8K filed on December 29, 2010)
3.10	Certificate of Amendment to Certificate of Incorporation, filed July 7, 2010 *
4.1	Specimen Common Stock Certificate of the Company*
4.2	Company 2004 Stock Plan, dated January 1, 2004 (incorporated herein by reference to the Company’s Form 10-KSB filed with the Securities and Exchange Commission on March 16, 2004)
4.3	2009 Incentive Stock Plan (incorporated by reference to S-8 filed on October 19, 2010)
4.4	Form of 10% Convertible Promissory Note*
4.5	Form of 10% Convertible Promissory Note with restrictions *
4.6	Form of Promissory Note dated May 27, 2010 (10% Interest Rate) *
4.7	Form of Senior Promissory Note dated May 27, 2010 *
4.8	Form of Senior Promissory Note dated March 15, 2011*
4.9	Form of Senior Promissory Note dated December 29, 2010, as amended *
4.10	Form of Convertible Promissory Note (8% Interest Rate)*
4.11	Form of Promissory Note (Up to a Maximum of $200,000)*
4.12	Form of Senior Promissory Note (10% Interest Rate)*
4.13	Form of Warrant with an exercise price of $.15 per share on a cashless basis*
4.14	Form of Warrant with an exercise price of $.15 per share (private placement)*
4.15	Form of Warrant with a ceiling exercise price of $.15 per share at 30 day VWAP*
4.16	Form of Warrant with an exercise price of $.15 per share (promissory note)*
4.17	Form of Warrant with an exercise price of $.10 per share*
4.18	Form of Warrant with an exercise price of $.01 per share*
4.19	Form of Warrant with an exercise price of $.25 per share*
4.20	Form of Warrant with an exercise price of $.25 per share and detailed piggyback registration rights*
4.21	Form of Warrant with an exercise price of $.35 per share and detailed piggyback registration rights*
4.22	Form of Warrant with an exercise price of $.35 per share*

4.23	Form of Warrant with an exercise price of $.14 per share and detailed piggyback registration rights*
4.24	Form of Warrant with an exercise price of $.14 per share*
4.25	Form of Warrant with an exercise price of $.10 per share (cashless exercise)*
5.1	Opinion of Gracin & Marlow, LLP *
10.1	Lease Agreement, dated June 1, 2006, between the Company and RA 6800 Jericho Turnpike LLC
(Incorporated herein by reference to the Company’s Form 8-K filed June 12, 2006)
10.2	Series A Preferred Stock Purchase Agreement dated March 9, 2007 by and between the Registrant and Michael Zuhoski. (incorporated herein by reference to Form 8-K filed June 6, 2007)
10.3	Separation Agreement between the Company and Mr. William Bozsnyak dated February 10, 2009.
(incorporated herein by reference to Form 10-K filed April 14, 2009)
10.4	Erica Zalbert Employment Agreement dated as of June 1, 2009 (incorporated by reference to the Company’s Form 10-Q on November 16, 2009)
10.5
Series B Convertible Preferred Stock Purchase Agreement dated September 9, 2009 by and between the Company and Rock Island Capital, LLC (“Series B Convertible Stock Purchase Agreement”) (incorporated herein by reference to the Company’s 10-Q filed November 16, 2009)

10.6	Addendum to Series B Convertible Stock Purchase Agreement dated August 13, 2009 (incorporated herein by reference to the Company’s 10-Q filed November 16, 2009)
10.7	Addendum to Series B Convertible Stock Purchase Agreement dated August 26, 2009 (incorporated herein by reference to the Company’s 10-Q filed November 16, 2009)
10.8	Amendment No. 1 to Series B Convertible Preferred Stock Purchase Agreement (incorporated herein by reference to 10-Q filed November 16, 2009)
10.9	Amendment No. 2 to Series B Convertible Preferred Stock Purchase Agreement (incorporated herein by reference to 10-K filed March 31, 2010)
10.10	Amendment No. 3 to Series B Convertible Preferred Stock Purchase Agreement (incorporated by reference to the Company’s Form 8K filed on June 1, 2010)
10.11	Amendment No. 4 to Series B Convertible Preferred Stock Purchase Agreement (incorporated by reference to Form 10Q filed on August 23, 2010)
10.12	Amendment No. 5 to Series B Convertible Preferred Stock Purchase Agreement (incorporated by reference to 10-Q filed November 15, 2010)
10.13	Investment Agreement dated as of August 24, 2011 between the Company and Eclipse Advisors, LLC (incorporated by reference to Form 8-K filed August 26, 2011)
10.14	Registration Rights Agreement dated as of August 24, 2011 between the Company and Eclipse Advisors, LLC (incorporated by reference to Form 8-K filed August 26, 2011)
10.15	Peter Charles Employment Agreement effective as of October 2009*
10.16	Dmidnights, Inc. Consulting Agreement effective as of October 2010*
14	Code of Ethics of the Company (incorporated by reference to the Company’s Form 10-KSB filed on March 16, 2004)
21	List of Subsidiaries (incorporated by reference to the Company’s Form 10-KSB filed on April 17, 2006)
23.1	Consent of Sherb & Co., LLP*
23.2	Consent of Gracin & Marlow, LLP (included in exhibit 5.1)*

*	Filed herewith

ITEM 28. UNDERTAKINGS

A. Rule 415 Offering

The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than  20 percent  change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed on the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933,  each such post-effective amendment shall be deemed to be  a new registration statement relating to  the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination  of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of the securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B. Request for Acceleration of Effective Date

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to  the requirements of the Securities Act of 1933, the registrant has duly  authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Syosset, state of New York, on October 21, 2011.

PROTEXT MOBILITY, INC.

By:	/s/ Peter Charles
Peter Charles, Interim Chief Executive Officer, Chief Operating Officer, and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Peter Charles	Chief Operating Officer and Interim Chief Executive Officer	October 21, 2011
Peter Charles	(Principal Executive Officer)

/s/ Erica Zalbert	Chief Financial Officer	October 21, 2011
Erica Zalbert	(Principal Accounting Officer)

/s/ Frank Chester	Director	October 21, 2011
Frank Chester

/s/ David Lewis	Director	October 21, 2011
David Lewis

/s/ Tyler Olbres	Director	October 21, 2011
Tyler Olbres